UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.            )

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[ ]	Soliciting Material Pursuant to §240.14a-12

THE CLOROX COMPANY
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THE CLOROX COMPANY

Notice of 2018 Annual Meeting

PROXY STATEMENT & ANNUAL FINANCIAL STATEMENTS

ANNUAL MEETING OF STOCKHOLDERS
NOVEMBER 14, 2018

To Our Stockholders

Dear Stockholders:

I am pleased to invite you to attend our 2018 Annual Meeting of Stockholders.

Clorox delivered strong results in fiscal year 2018, and as we enter the sixth and penultimate year of our 2020 Strategy, we remain focused on the drivers of good growth that is profitable, sustainable and responsible. We continue to engage our people as business owners, with inclusion and diversity remaining a top priority. We are focused on delivering superior consumer value by investing in strong product innovation and driving sustainable product improvements. And as part of our ongoing commitment to corporate responsibility, we continue to reduce the environmental impact of our operations and improve the sustainability of our supply chain, which can also help fund growth in the process. Our focus on increasing the value proposition of our brands has yielded dividends, with 80 percent of consumers saying they perceive our brands to be superior or equal in value to the competition, continuing a four-year upward trend.

Our Board continues to provide excellent guidance and leadership, setting the right tone at the top. Whether it’s strategic oversight, risk management, or human capital management, the Board is constantly thinking about how the Company can meet the needs of our consumers through innovation and strong, purpose-driven brands in a way that is responsible to continue to generate long-term financial returns for you, our stockholders.

We look forward to sharing our progress and results with you at our Annual Meeting. Thank you for your continued support and investment in Clorox.

Sincerely,

Benno Dorer
Chair and Chief Executive Officer

Dear Stockholders:

As Lead Independent Director of Clorox, it is my honor to serve with our other independent directors as an independent voice representing you, the stockholders, to help ensure that the Company continues to be managed with integrity, strong corporate governance, and appropriate oversight of strategy and risks.

The diverse skills and experiences of our Board enable us to provide strong guidance to Clorox as the Company continues to pursue responsible growth. Once again in fiscal year 2018 I participated in outreach meetings with our stockholders to better understand the issues that are most important to our investors. As a Board, we continue to regularly discuss and consider investor feedback on a wide variety of environmental, social, governance and compensation issues, along with other topics as we strive to be responsible stewards of the Company.

I am also committed to inclusion and diversity. As Clorox seeks to develop its diverse workforce and to foster a culture that is inclusive and respectful of different perspectives, experiences, and backgrounds, I and other Board members encourage and engage with our employees directly. Succession planning and talent management remain crucial to the business and the Board regularly discusses talent development across all our businesses and functions. In addition to fostering a diverse workforce, Clorox is also committed to developing a diverse supply chain and creating a positive societal impact across its global operations.

On behalf of the independent directors, thank you for your confidence and your support.

Sincerely,

Pamela Thomas-Graham
Lead Independent Director

THE CLOROX COMPANY - 2018 Proxy Statement	i

Notice of Annual Meeting of Stockholders

To be held on November 14, 2018

The 2018 Annual Meeting of Stockholders of The Clorox Company will be held at 9:00 a.m. Pacific time on Wednesday, November 14, 2018, at the Company’s Oakland, CA, offices, 1221 Broadway, Oakland, CA 94612, for the following purposes:

1.	To elect the twelve director nominees named in the proxy statement;
2.	To hold an advisory vote to approve executive compensation;
3.	To ratify the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm; and
4.	To approve an amendment to the Company’s Restated Certificate of Incorporation to eliminate the supermajority voting provision.

Stockholders also will consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement.

Stockholders of record at the close of business on September 17, 2018, are entitled to vote at the Annual Meeting and any adjournment or postponement.

Proof of share ownership as of the record date will be required to attend the Annual Meeting. Please see the “Attending the Annual Meeting” section of the proxy statement for more information.

On or about _____, 2018, we began mailing a Notice of Internet Availability of Proxy Materials to our stockholders informing them that our Proxy Statement, Integrated Annual Report–Executive Summary, and voting instructions are available on the Internet as of the same date.

Your vote is very important. Even if you plan to attend the Annual Meeting, we hope that you will read the proxy statement and vote your proxy by telephone, via the Internet, or by signing, dating, and returning the proxy card in the envelope provided.

By Order of the Board of Directors,

Angela C. Hilt
Vice President – Corporate Secretary
& Deputy General Counsel

The Clorox Company
1221 Broadway
Oakland, California 94612

_____, 2018

Important Notice Regarding the Availability of Proxy Materials for The Clorox Company Stockholders Meeting to be Held on November 14, 2018: The Notice of Annual Meeting, Proxy Statement, and 2018 Integrated Annual Report–Executive Summary are available at www.edocumentview.com/CLX.

THE CLOROX COMPANY - 2018 Proxy Statement

YOUR VOTE IS IMPORTANT, NO MATTER HOW MANY OR HOW FEW SHARES YOU OWN

If you have questions about how to vote your shares, or need additional assistance, please contact Innisfree M&A Incorporated, who is assisting us in the solicitation of proxies:

501 Madison Avenue, 20th Floor
New York, New York 10022

Stockholders may call toll-free at (877) 750-9499

Banks and brokers may call collect at (212) 750-5833

Compensation Discussion and Analysis		30
Executive Summary		30
How We Make Compensation Decisions		32
Fiscal Year 2018 Compensation of Our Named Executive Officers		34
What We Pay: Components of Our Compensation Program		35
The Management Development and Compensation Committee Report		44
Compensation Committee Interlocks and Insider Participation		44
Compensation Discussion and Analysis Tables		45
Fiscal Year 2018 CEO Pay Ratio		58
Equity Compensation Plan Information		59
AUDIT COMMITTEE MATTERS		60
Proposal 3: Ratification of Independent Registered Public Accounting Firm		60
Board of Directors’ Recommendation		60
Vote Required		60
Audit Committee Report		61
Fees of the Independent Registered Public Accounting Firm		62
ADDITIONAL ITEMS TO BE VOTED ON		63
Proposal 4:	Amendment to the Company’s Restated Certificate of Incorporation to Eliminate the Supermajority Voting Provision	63
Board of Directors’ Recommendation		63
Vote Required		64
INFORMATION ABOUT THE ANNUAL MEETING		65
Delivery of Proxy Materials		65
Voting Information		65
Form 10-K, Financial Statements, and Integrated Annual Report—Executive Summary		67
Solicitation of Proxies		67
Stockholder Proposals and Director Nominations for the 2019 Annual Meeting		68
Eliminating Duplicative Proxy Materials		68
Attending the Annual Meeting		70
Appendix A	Proposed Amendment to the Company’s Restated Certificate of Incorporation	A-1
Appendix B	Management’s Discussion and Analysis of Financial Condition and Results of Operations, Audited Financial Statements, and Other Selected Financial Information	B-1

Proxy Summary

This summary highlights information contained elsewhere in this proxy statement and does not contain all of the information that you should consider. For more complete information, please review the Company’s proxy statement before voting.

Proposals to be Voted on and Board Voting Recommendations

		More information	Board’s voting recommendation
PROPOSAL 1	Election of Directors	Page 4	FOR EACH NOMINEE
PROPOSAL 2	Advisory Vote on Executive Compensation	Page 28	FOR
PROPOSAL 3	Ratification of Independent Registered Public Accounting Firm	Page 60	FOR
PROPOSAL 4	Amendment to the Company’s Restated Certificate of Incorporation to Eliminate the Supermajority Voting Provision	Page 63	FOR

Our Director Nominees

The following table provides summary information about each director nominee as of the date of the Annual Meeting.

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships
Amy Banse	59	2016	Managing Director and Head of Funds, Comcast Ventures	✓	●AC
Richard H. Carmona	68	2007	Chief of Health Innovations, Canyon Ranch	✓	●NGCRC (Chair) ●MDCC
Benno Dorer	54	2014	Chair and Chief Executive Officer, Clorox
Spencer C. Fleischer	64	2015	Managing Partner, FFL Partners, L.P.	✓	●MDCC (Chair)
Esther Lee	59	2013	Executive Vice President – Global Chief Marketing Officer, MetLife Inc.	✓	●NGCRC
A. D. David Mackay	63	2016	Former President and Chief Executive Officer, Kellogg Company	✓	●AC ●MDCC
Robert W. Matschullat	70	1999	Former Vice Chairman and Chief Financial Officer, The Seagram Company Ltd.	✓	●NGCRC
Matthew J. Shattock	56	2018	Chairman and Chief Executive Officer, Beam Suntory Inc.	✓	●AC
Pamela Thomas-Graham Lead Independent Director	55	2005	Lead Independent Director	✓	●NGCRC
Carolyn M. Ticknor	71	2005	Former President, Imaging and Printing Systems group, Hewlett-Packard Company	✓	●AC (Chair) ●NGCRC
Russell J. Weiner	50	2017	Chief Operating Officer and President of the Americas, Domino’s	✓	●AC ●MDCC
Christopher J. Williams	60	2015	Chairman and Chief Executive Officer, The Williams Capital Group, L.P. and Williams Capital Management, LLC	✓	●AC

AC	Audit Committee
NGCRC	Nominating, Governance and Corporate Responsibility Committee
MDCC	Management Development and Compensation Committee

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THE CLOROX COMPANY - 2018 Proxy Statement	1

Business Performance and Executive Compensation Highlights

Fiscal Year 2018 Business Performance

Successes for the Company in fiscal year 2018 included:

●	Achieving $112 million in cost savings;
●	Achieving increased volume of 3%, reflecting gains in three of the Company’s reportable segments while the International reportable segment remained flat to the prior year;
●	Increasing earnings from continuing operations to $823 million or $6.26 diluted EPS, versus $703 million or $5.35 diluted EPS from continuing operations in the prior year;
●	Leveraging demand-building investments, including product innovation, to support its categories;
●

Launching new products in numerous categories and countries, including Clorox® performance bleach with Cloromax®, Clorox® Scentiva™ bathroom cleaners, Fresh Step® Clean Paws™ low tracking litter, Glad® ForceFlex® Plus™ advanced protection trash bags, Burt’s Bees® natural cosmetics, RenewLife® probiotic and prebiotic supplements, Hidden Valley® Simply Dinners meal preparation kits, Clorox® Triple Acción bleach and Clorox® Clothes Powder;

●

Evolving our portfolio with the acquisition of Nutranext in April 2018, adding leading brands of the natural channels within the Health and Wellness space, such as Rainbow Light®, Natural Vitality®, and Neocell® brands;

●	Continuing to receive external recognition for our leadership in corporate responsibility, diversity and inclusion and sustainability efforts; and
●	Returning excess capital to stockholders through stock repurchases, paying $450 million in dividends to stockholders, and increasing the quarterly dividend by 14% in February 2018.

Fiscal Year 2018 Pay For Performance

Our fiscal year 2018 results and compensation decisions continue to illustrate application of our pay-for-performance philosophy with pay being driven by performance in the following ways:

●

Fiscal Year 2018 Annual Incentive Payout. The annual incentive payout for each of our named executive officers was below target. Although the Company had solid operational results, and grew net sales and net earnings versus the prior fiscal year, net sales and gross margin fell short of the targets established at the beginning of the 2018 fiscal year. The Company’s net earnings exceeded both the prior year and the target for the fiscal year.

●

Fiscal Year 2018 Long-Term Incentive Payout. Our three-year performance share results were well above the financial target for cumulative economic profit (EP) and yielded a 150% payout, which was the maximum payout for that grant. These awards were granted in September 2015, and payment was determined in August 2018, based on performance over the period commencing July 1, 2015, and ending June 30, 2018. Fiscal years 2016 and 2017 had especially strong results.

2	THE CLOROX COMPANY - 2018 Proxy Statement

Proxy Summary

What We Pay: Components of Our Compensation Program

A substantial portion of our targeted direct compensation for our executives is at-risk variable compensation, with 86% of compensation for our CEO and 73% of compensation for all of our other named executive officers being at-risk. Base salary is the only fixed direct compensation component, as outlined in the following charts, which reflect target compensation for fiscal year 2018.

Compensation Mix - CEO(1)	Compensation Mix - Average of All Other NEOs(1)
Fixed compensation = 14%	Fixed compensation = 27%
Variable compensation = 86%	Variable compensation = 73%

(1)

Compensation mix represents the actual base salary, target annual incentive award, and actual long-term incentives granted in fiscal year 2018. Refer to the Summary Compensation Table on page 45 of this proxy statement for further details on actual compensation.

Best Pay Practices Highlights

What We Have

✓	An executive compensation program designed to further the Company’s strategy and mitigate inappropriate risk;
✓	Different performance horizons for the goals within our annual and long-term incentive plans;
✓	Use of economic profit as a rigorous long-term incentive metric and net sales, net earnings and gross margin for our annual incentive metrics;
✓	Stringent stock ownership and retention guidelines for all of our executives;
✓	A prohibition on speculative transactions involving the Company’s stock, including hedging and pledging;
✓	Stock options that vest over a four-year period and have an exercise price equal to fair market value of our Common Stock on the date of grant;
✓	Clawback provisions in both our annual and long-term incentive plans;
✓	Double-trigger change in control provisions for all equity awards;
✓

Reasonable cash severance provisions to support talent retention and attraction objectives, promote orderly succession planning, and avoid individual negotiation with exiting executives, thus eliminating the need for individual employment agreements;

✓	Modest perquisites supported by sound business rationale;
✓	Annual review of our executive compensation program by the MDCC, which yielded changes to the annual and long-term incentive programs effective in fiscal year 2018; and
✓	Use of an independent compensation consultant who does not provide any additional consulting services to the Company.

What We Don’t Have

Ø	Employment contracts for any executives;
Ø	Stock option re-pricing without stockholder approval;
Ø	Payment of dividends or dividend equivalents on unvested or unearned performance shares or restricted stock; and
Ø	Tax gross-ups for any executive officers.

THE CLOROX COMPANY - 2018 Proxy Statement	3

Board of Directors

Proposal 1: Election of Directors

At the Annual Meeting, twelve people will be elected as members of the Board of Directors to serve until the 2019 Annual Meeting of Stockholders, and until their respective successors are duly elected and qualified. The Board, upon the recommendation of the Nominating, Governance and Corporate Responsibility Committee, has nominated the twelve people listed below for election at the Annual Meeting.

Each of the nominees for director has agreed to be named in this proxy statement and to serve as a director if elected. Each nominee is currently serving as a director of the Company. Matthew J. Shattock was appointed to the Board during calendar year 2018 and is being nominated for election by the stockholders for the first time. Mr. Shattock was recommended to the Nominating, Governance and Corporate Responsibility Committee by a non-management member of the Board following an internal director search process to identify potential director candidates. Jeffrey Noddle, who has served on the Board since 2013, will be retiring from the Board on the date of the Annual Meeting and is therefore not standing for re-election.

Board of Directors’ Recommendation

The Board unanimously recommends a vote FOR each of the Board’s twelve nominees for director listed below. The Board believes that each of the nominees listed below is highly qualified and has the background, skills, experience, and attributes that qualify each of the nominees to serve as a director of the Company (see each nominee’s biographical information and the Evaluation of Director Qualifications and Experience section below for more information). The recommendation of the Board is based on its carefully considered judgment that the background, skills, experience, and attributes of the nominees make them the best candidates to serve on our Board.

Certain information with respect to each nominee appears on the following pages, including age, period served as a director, position (if any) with the Company, business experience, directorships of other publicly owned corporations, including other such directorships held during the past five years (if any), and other relevant experience and qualifications, including service on certain nonprofit or non-public company boards, that contributed to the conclusion that each director is qualified to serve as a director of the Company.

Vote Required

Majority Voting for Directors. The Company’s Bylaws require each director to be elected by a majority of the votes cast with respect to such director in uncontested elections (the number of shares voted FOR a director must exceed the number of shares voted AGAINST that director). Under the Company’s Bylaws, any director who fails to be elected by a majority of the votes cast in an uncontested election must tender his or her resignation to the Board. The Nominating, Governance and Corporate Responsibility Committee would then make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board would act on the Nominating, Governance and Corporate Responsibility Committee’s

recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date the election results are certified. A director who tenders his or her resignation would not participate in the Board’s decision.

The people designated in the proxy and voting instruction card intend to vote your shares represented by proxy FOR the election of each of these nominees, unless you include instructions to the contrary. In the event any director nominee is unable to serve or for good cause will not serve, the persons named as proxies may vote for a substitute nominee recommended by the Board or the Board may reduce the size of the Board.

4	THE CLOROX COMPANY - 2018 Proxy Statement

Board of Directors

Message from Rich Carmona, Chair of the Nominating, Governance and Corporate Responsibility Committee

Dear Stockholders:

Our Nominating, Governance and Corporate Responsibility Committee, along with the full Board, is focused on having the right people in the board room for the Company and its stockholders. We regularly assess our Board composition for strong, independent leadership, skills and expertise tailored to our Company’s business strategy and needs, a mix of tenures so we have fresh perspectives as well as deep knowledge of the Company, and diverse voices and backgrounds to inform our decisions. You’ll see this independence and balanced mix in the biographies of our director nominees below. This year, in addition to individual biographies, we have also provided a composite overview of the skills and experience of the Board as we believe that the diverse composition of our Board not only aligns with the Company’s values and unique culture but also provides the Company with a strong strategic advantage.

We believe that regularly reviewing and refreshing the skill sets and perspectives on the Board is important. When we think about refreshing the Board, we consider the changing environment and industry in which the Company operates, both now and several years down the road. We use our individual, committee, and Board evaluations to identify specific needs and desired attributes for director candidates. In August 2018, Matthew J. Shattock joined the Board, bringing with him years of global experience across many categories in the consumer packaged goods industry. And in accordance with the retirement provision in our Company’s Governance Guidelines, Jeffrey Noddle will retire from the Board on the date of the Annual Meeting. We thank Mr. Noddle for his contributions to the Board during his nearly six years of service.

As we continuously review and refine our processes and evaluate the Board’s leadership and structure, we remain committed and accountable to you, our stockholders.

Sincerely,

Rich Carmona
Chair, Nominating, Governance and Corporate Responsibility Committee

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THE CLOROX COMPANY - 2018 Proxy Statement	5

Board Composition & Refreshment

All Board members are highly engaged and actively involved in overseeing Clorox’s strategy. We have thoughtful Board refreshment and we engage in continuous Board succession planning. As a result of our approach, our director nominees represent diverse perspectives and experiences and bring core strategic, operating, financial and governance skills as well as consumer packaged goods expertise to our Board.

Diverse Background & Tenure*

4 women	4 ethnically diverse	11 independent	6.3 years	average tenure

Director Skills & Experiences

Emerging technology/innovation experience	Operational experience
8/12	10/12
Significant M&A/financial expertise	Experience in product development or supply chain management
9/12	7/12
International experience	R&D, scientific experience or regulatory experience
10/12	6/12
Brand-building/marketing experience	Social responsibility, sustainability, public issues expertise
9/12	8/12
Retail experience	Cybersecurity/information technology expertise
8/12	6/12
Consumer packaged goods industry expertise
8/12

Corporate Governance Highlights

✓	11 of our 12 Director Nominees are Independent
✓	Majority Voting and Director Resignation Policy in Uncontested Director Elections
✓	Strong Lead Independent Director with Ability to Call Special Meetings of the Board
✓	Diverse Board with Effective Mix of Skills, Experiences, and Perspectives
✓	Proactive Stockholder Engagement
✓	Proxy Access Right for Stockholders Adopted in 2015
✓	Robust Code of Conduct
✓	Annual Election of All Directors
✓	Robust Annual Board, Committee, Peer and Individual Director Evaluation Process
✓	Board Committees are 100% Independent
✓	Active Board Refreshment and Average Board Tenure of 6.3 years
✓	Rigorous Stock Ownership Guidelines for Executives and Directors
✓	Special Meeting Right for Stockholders
✓	Regular Executive Sessions of Independent Directors

*   As of the date of the Annual Meeting.

6	THE CLOROX COMPANY - 2018 Proxy Statement

Board of Directors

Director Since	Name, Principal Occupation, and Other Information
2016	Amy Banse

Ms. Banse has served as Managing Director and Head of Funds of Comcast Ventures, the venture capital arm of Comcast Corporation (a global media and technology company) since August 2011. From 2005 to 2011, Ms. Banse was Senior Vice President, Comcast Corporation and President, Comcast Interactive Media, a division of Comcast responsible for developing online strategy and operating the company’s digital properties, including Fandango, Xfinity.com and Xfinitytv.com. Since joining Comcast in 1991, Ms. Banse has held various positions at the company, including content development, programming investments and overseeing the development and acquisition of Comcast’s cable network portfolio. Earlier in her career, Ms. Banse was an associate at Drinker, Biddle & Reath LLP.

Other Public Company Boards:
Ms. Banse serves as a director of Adobe Systems, Inc. (May 2012 to present).

Nonprofit/Other Boards:
Ms. Banse serves on the boards of a number of Comcast Ventures’ portfolio companies, including Quantifind and TuneIn, and on the board of Tipping Point Community.

Director Qualifications:
Ms. Banse’s expertise in media and technology enables her to contribute valuable insights into digital media and online business. Her experience in starting, investing in and building businesses provides her with deep strategic and financial understanding, and her previous executive leadership roles contribute to her management and operational knowledge. Age: 59.

2007	Richard H. Carmona, M.D., M.P.H., F.A.C.S.

Dr. Carmona has been Chief of Health Innovations of Canyon Ranch (a life-enhancement company) since August 2017. He previously served as Vice Chairman of Canyon Ranch, Chief Executive Officer of the Canyon Ranch Health Division, and President of the nonprofit Canyon Ranch Institute from October 2006 to August 2017. He is the first Distinguished Professor of Public Health at the Mel and Enid Zuckerman College of Public Health at the University of Arizona. Prior to joining Canyon Ranch, Dr. Carmona served as the 17th Surgeon General of the United States from 2002 through 2006, achieving the rank of Vice Admiral. Previously, he was Chairman of the State of Arizona Southern Regional Emergency Medical System, a professor of surgery, public health, and family and community medicine at the University of Arizona, and surgeon and deputy sheriff of the Pima County, Arizona, Sheriff’s Department. Dr. Carmona served in the United States Army and the Army’s Special Forces.

Other Public Company Boards:
Dr. Carmona serves as a director of Axon Enterprise, Inc. (formerly Taser International, March 2007 to present) and Herbalife Ltd. (October 2013 to present).

Nonprofit/Other Boards:
Dr. Carmona serves on the boards of NuvOX Pharma LLC, DermSpectra LLC, TherimuneX Pharmaceuticals, Inc., Ross University and Health Literacy Media.

Director Qualifications:
Dr. Carmona’s experience as the Surgeon General of the United States and extensive background in public health, including as CEO of a hospital and healthcare system, provide him with a valuable perspective on health and wellness matters, as well as insight into regulatory organizations and institutions, which are important to the Company’s business strategy. In addition, his executive leadership experience, including with a global lifestyle enhancement company, provides him with international experience and enables him to make valuable contributions to the Company’s international growth strategies. Dr. Carmona’s experience in the United States Army and in academia also strengthens the Board’s collective qualifications, skills, and experience. Age: 68.

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THE CLOROX COMPANY - 2018 Proxy Statement	7

Director Since	Name, Principal Occupation, and Other Information
2014	Benno Dorer

Mr. Dorer has served as Chief Executive Officer (CEO) of the Company since November 2014 and was appointed Chair of the Board in August 2016. Prior to becoming CEO, Mr. Dorer was Executive Vice President and Chief Operating Officer – Cleaning, International and Corporate Strategy since January 2013, with responsibility for the Laundry, Home Care, and International businesses as well as Corporate Strategy and Growth. He previously served as Senior Vice President – Cleaning Division and Canada from 2011 through 2012, Senior Vice President – Cleaning Division from 2009 to 2011, and Vice President & General Manager – Cleaning Division from 2007 to 2009. Mr. Dorer joined Clorox in 2005 as Vice President & General Manager – Glad® Products. Prior to that role, he worked for The Procter & Gamble Company for 14 years, leading the marketing organization for the Glad® Products joint venture since its inception and holding marketing positions across a range of categories and countries.

Other Public Company Boards:
Mr. Dorer serves as a director of VF Corporation.

Nonprofit/Other Boards:
Mr. Dorer serves as the Vice Chair of the executive committee of the board of GMA (Grocery Manufacturers Association). He previously served on the executive committee of the board of directors of the American Cleaning Institute, the board of directors of the Chabot Space & Science Center Foundation in Oakland, California, and the executive committee of the board of the Bay Area Council.

Director Qualifications:
Mr. Dorer’s leadership experience and his in-depth knowledge of the consumer packaged goods industry, the Company’s businesses and his leadership in developing the Company’s 2020 Strategy enable him to provide valuable contributions with respect to strategy, growth and long-range plans. Additionally, his extensive international background provides him with a broad perspective on international customer and consumer dynamics and business strategy. Age: 54.

2015	Spencer C. Fleischer

Mr. Fleischer is Managing Partner of FFL Partners, L.P. (FFL) (a private equity firm), where he has served in various roles since co-founding FFL in 1997. Before co-founding FFL, Mr. Fleischer spent 19 years with Morgan Stanley & Company as an investment banker and manager. At Morgan Stanley & Company, he was a member of the worldwide Investment Banking Operating Committee and also held roles including head of investment banking in Asia and head of corporate finance for Europe.

Other Public Company Boards:
Mr. Fleischer was previously a director of Banner Corporation (October 2015 to December 2016).

Nonprofit/Other Boards:
Mr. Fleischer is a director of Levi Strauss & Co., Strategic Investment Management, LLC and Eyemart Express Holdings LLC. He previously served on the board of WiltonRe Holdings Limited.

Director Qualifications:
Mr. Fleischer brings to the Board more than 35 years of financial and operational expertise as well as deep international experience. His significant experience in both private equity and investment banking enables him to contribute valuable insights into strategic planning, mergers and acquisitions and operating expertise to the Company. His leadership role at FFL also allows him to provide significant experience in compensation matters. Age: 64.

8	THE CLOROX COMPANY - 2018 Proxy Statement

Board of Directors

Director Since	Name, Principal Occupation, and Other Information
2013	Esther Lee

Ms. Lee has served as Executive Vice President – Global Chief Marketing Officer at MetLife Inc. (an insurance, annuities, and employee benefits company) since January 2015. Previously, Ms. Lee served as Senior Vice President – Brand Marketing, Advertising and Sponsorships for AT&T from 2009 to December 2014. From 2007 to 2008 she served as CEO of North America and President of Global Brands for Euro RSCG Worldwide. Prior to that, she served for five years as Global Chief Creative Officer for The Coca-Cola Company. Earlier in her career, as co-founder of DiNoto Lee advertising firm, Ms. Lee worked with several consumer packaged goods companies, including The Procter & Gamble Company, Unilever and Nestle.

Nonprofit/Other Boards:
Ms. Lee serves on the board of the MetLife Foundation.

Director Qualifications:
Ms. Lee brings to the Company significant executive, consumer engagement and brand-building expertise. Her current and prior executive leadership roles enable her to provide valuable contributions with respect to creativity and vision for long-term growth. In addition, Ms. Lee brings to the Company significant experience in the areas of marketing and digital media. Her prior experience with global brand marketing, advertising, media and sponsorship, as well as developing operating models in these areas, enable her to provide valuable contributions to the Company’s business strategies. Age: 59.

2016	A. D. David Mackay

Mr. Mackay served as President and Chief Executive Officer of Kellogg Company (a food manufacturing company) from 2006 until his retirement in 2011. From 2003 to 2006, he served as the company’s President and Chief Operating Officer. Prior to that, Mr. Mackay held a number of other leadership positions at Kellogg, including roles at Kellogg Australia, United Kingdom and Republic of Ireland. He also previously served as Managing Director of Sara Lee Corporation in Australia and held various positions at Mars, Inc.

Other Public Company Boards:
Mr. Mackay is a director of Fortune Brands Home and Security Inc. (September 2011 to present). Mr. Mackay previously served as a director of Keurig Green Mountain, Inc. (December 2012 to March 2016), Beam, Inc. (October 2011 to April 2014), Fortune Brands, Inc. (January 2006 to October 2011) and Kellogg Company (February 2005 to January 2011).

Nonprofit/Other Boards:
Mr. Mackay serves on the board of FSHD Global Research Foundation Ltd. He previously served on the boards of McGrath Ltd. and Woolworths Ltd., which are Australia-based companies.

Director Qualifications:
Mr. Mackay brings significant strategic leadership and operational experience to the Board. His extensive consumer products background and his international experience allow him to contribute valuable insights regarding the Company’s industry, operations and international businesses. In addition, his previous leadership roles provide him with expertise in executive compensation and succession planning matters. Age: 63.

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THE CLOROX COMPANY - 2018 Proxy Statement	9

Director Since	Name, Principal Occupation, and Other Information
1999	Robert W. Matschullat

Mr. Matschullat served as independent lead director of the Board from November 2012 until July 2015. He was interim Chairman and interim Chief Executive Officer of the Company from March 2006 through October 2006, served as presiding director of the Board from January 2005 through March 2006 and served as Chairman of the Board from January 2004 through January 2005. Previously, he was the Vice Chairman and Chief Financial Officer of The Seagram Company Ltd. (a global company with entertainment and beverage operations). Prior to joining The Seagram Company Ltd., Mr. Matschullat served as head of worldwide investment banking for Morgan Stanley & Co. Incorporated, and was on the Morgan Stanley Group board of directors.

Other Public Company Boards:
Mr. Matschullat is Chairman of the board of Visa, Inc. (April 2013 to present), having served as a director of Visa, Inc., since October 2007. He previously served on the board of The Walt Disney Company, Inc. (December 2002 to March 2018).

Director Qualifications:
Mr. Matschullat brings to the Company a wealth of public company leadership experience at the board and executive levels. Mr. Matschullat’s executive leadership experience includes service as the chief financial officer of a major global company and as the division head of a major financial institution, providing him with expertise in business and financial matters as well as broad international experience. In addition, Mr. Matschullat has an extensive understanding of the Company’s business, having served more than 15 years on the Board, including in the leadership roles of independent lead director, non-executive Chairman and presiding director of the Board. Mr. Matschullat also served as the Company’s interim Chief Executive Officer. These experiences have provided him with a long-term perspective, as well as valuable management, governance and leadership experience. Age: 70.

10	THE CLOROX COMPANY - 2018 Proxy Statement

Board of Directors

Director Since	Name, Principal Occupation, and Other Information
2018	Matthew J. Shattock

Mr. Shattock is Chairman & CEO of Beam Suntory Inc., the world’s third largest premium spirits company. He joined Beam in March 2009 as president & CEO and led the company’s successful growth strategy transformation and subsequent integration of the Beam and Suntory spirits businesses following Beam’s acquisition by Suntory in 2014. Prior to joining Beam, he spent six years at Cadbury plc (an international confectionary manufacturer), where he led their businesses first in The Americas and then in the Europe, Middle East & Africa region. Prior to Cadbury, Mr. Shattock spent 16 years at Unilever (an international manufacturer of food, home care and personal care products) in various leadership roles, culminating in his role as chief operating officer of Unilever Best Foods North America.

Other Public Company Boards:
Mr. Shattock serves as a director of VF Corporation (February 2013 to present). He previously served on the board of Beam Inc. until it was delisted in connection with the Suntory acquisition (October 2011 to April 2014).

Nonprofit/Other Boards:
Mr. Shattock serves as a director of Suntory Holdings Limited and Beam Suntory Inc. (April 2014 to present).

Director Qualifications:
Mr. Shattock brings significant experience in the consumer packaged goods industry to the Board. His current and prior leadership roles, including overseeing the successful growth, integration and strategy transformation of a global spirits company, enable him to provide valuable insights to the Company’s business. Mr. Shattock has a strong track record of driving growth through innovation, brand communication and operational excellence. Age: 56.

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THE CLOROX COMPANY - 2018 Proxy Statement	11

Director Since	Name, Principal Occupation, and Other Information
2005	Pamela Thomas-Graham

Ms. Thomas-Graham is the Lead Independent Director for the Company. She is the Founder and Chief Executive Officer of Dandelion Chandelier LLC, a private digital media enterprise focused on the world of luxury. Prior to founding Dandelion Chandelier in August 2016, she served as Chair, New Markets, of Credit Suisse Group AG (a global financial services company) from October 2015 to June 2016. She served as Chief Marketing and Talent Officer, Head of Private Banking & Wealth Management New Markets, and member of the Executive Board, of Credit Suisse from January 2010 to October 2015. From 2008 to 2009, she served as a managing director in the private equity group at Angelo, Gordon & Co. From 2005 to 2007, Ms. Thomas-Graham held the position of Group President at Liz Claiborne, Inc. She served as Chairman, President and Chief Executive Officer of CNBC from 2001 to 2005. Previously, Ms. Thomas-Graham served as an Executive Vice President of NBC and as President and Chief Executive Officer of CNBC.com. Prior to joining NBC, Ms. Thomas-Graham was a partner at McKinsey & Company.

Other Public Company Boards:
Ms. Thomas-Graham serves on the boards of Bank of N.T. Butterfield & Son (December 2017 to present) and Norwegian Cruise Line Holdings Ltd. (April 2018 to present). She previously served as a director of Idenix Pharmaceuticals, Inc. (June 2005 to January 2010).

Nonprofit/Other Boards:
Ms. Thomas-Graham serves on the boards of Peloton Interactive, Inc. and the Parsons School of Design. She previously served on the Visiting Committee of Harvard Business School and on the boards of the Harvard Alumni Association and the New York Philharmonic.

Director Qualifications:
Ms. Thomas-Graham brings to the Company significant executive expertise, including as a current and former CEO. Her current and prior executive leadership roles enable her to provide valuable contributions with respect to management, operations, growth and long-range plans. In addition, Ms. Thomas-Graham brings to the Company significant experience in the area of branding. Her prior experience as a management consultant also enables her to provide valuable contributions to the Company’s business strategies and mergers and acquisitions activities. Additionally, her leadership experience in banking and private equity provides her with financial and accounting expertise, enabling her to contribute to the oversight of the Company. Age: 55.

12	THE CLOROX COMPANY - 2018 Proxy Statement

Board of Directors

Director Since	Name, Principal Occupation, and Other Information
2005	Carolyn M. Ticknor

Ms. Ticknor was President of the Imaging and Printing Systems group of the Hewlett-Packard Company (a global IT company) from 1999 until her retirement in 2001. Previously, she served as President and General Manager of the Hewlett-Packard Company’s LaserJet Solutions.

Other Public Company Boards:
Ms. Ticknor previously served as a director of OfficeMax Incorporated (formerly Boise Cascade Corporation) (February 2000 to April 2006).

Nonprofit/Other Boards:
Ms. Ticknor is currently a director of The Center for the Advancement of Science in Space (CASIS). She previously served as a director of Lucile Packard Children’s Hospital, a private nonprofit organization at the Stanford University Medical Center.

Director Qualifications:
Ms. Ticknor’s prior executive leadership roles enable her to provide valuable contributions with respect to management, operations, strategy, growth and long-range plans. Her prior leadership at a global IT company enables her to provide valuable contributions with respect to the Company’s international operations, strategies, and growth plans. She also brings to the Company significant expertise in the areas of innovation and supply chain management. Ms. Ticknor’s service as a director of Lucile Packard Children’s Hospital at Stanford University Medical Center enhances her understanding of health and wellness issues, as well as the Company’s focus on community involvement. Age: 71.

2017	Russell J. Weiner

Russell J. Weiner is Chief Operating Officer and President of the Americas for Domino’s (a restaurant chain), a role he assumed in July 2018. Before assuming this position, he served as President of Domino’s USA from September 2014 through June 2018. Prior to his role as President of Domino’s USA, he served as the company’s Executive Vice President, Chief Marketing Officer, starting in 2008. Before joining Domino’s, he was Vice President of Marketing, Colas at Pepsi-Cola North America from 2005 to 2008. During his tenure at Pepsi-Cola North America, which commenced in 1998, Mr. Weiner held a number of leadership roles in marketing and brand management.

Director Qualifications:
Mr. Weiner’s experience in digital innovation enables him to help the Company maintain its leadership position in digital technology within the consumer packaged goods industry. In addition, his executive leadership experience in the food and consumer packaged goods industries enables him to contribute his deep knowledge of brand building, marketing, operations and consumer insights. Age: 50.

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THE CLOROX COMPANY - 2018 Proxy Statement	13

Director Since	Name, Principal Occupation, and Other Information
2015	Christopher J. Williams

Mr. Williams has served as the Chairman and Chief Executive Officer of The Williams Capital Group, L.P. and Williams Capital Management, LLC (Williams Capital) (an investment banking and financial services firm) since the company’s formation in 1994. Prior to founding Williams Capital, Mr. Williams managed the derivatives and structured finance division of Jefferies & Company. He previously worked at Lehman Brothers, where his roles included managing groups in the corporate debt capital markets and derivatives structuring and trading.

Other Public Company Boards:
Mr. Williams is a director of Caesars Entertainment Corporation (April 2008 to present) and Ameriprise Financial, Inc. (September 2016 to present). He previously served on the board of Wal-Mart Stores Inc. (June 2004 to June 2014).

Nonprofit/Other Boards:
Mr. Williams serves on the boards of Cox Enterprises Inc., Lincoln Center for the Performing Arts, and The Partnership for New York City. Mr. Williams previously served as Chairman of the Board of Overseers at the Tuck School of Business at Dartmouth and on the Board of Trustees of Mt. Sinai Medical Center.

Director Qualifications:
Mr. Williams brings a wealth of financial, accounting, and strategic knowledge to the Board with his years of experience in investment banking and finance, and as the former chair of the audit committee of a Fortune 100 company. He also contributes important executive management and leadership experience as the chairman and chief executive officer of an investment management firm. As a current and former director of several public and private companies, he brings a valuable perspective for the Company’s strategy and operations as well as extensive customer insights. Age: 60.

14	THE CLOROX COMPANY - 2018 Proxy Statement

Organization of the Board of Directors

Evaluation of Director Qualifications and Experience

The Nominating, Governance and Corporate Responsibility Committee works closely with our Board in determining the skills, experiences, and characteristics desired for the Board as a whole and for its individual members, and screens and recommends candidates for nomination by the full Board. While the Board has not established any specific minimum qualifications that a potential nominee must possess, director candidates, including incumbent directors, are assessed based upon criteria established by the Nominating, Governance and Corporate Responsibility Committee in light of the Company’s long-term strategy, the skills and backgrounds currently represented on the Board, and any specific needs identified in the Committee’s evaluation of Board composition. Criteria include broad-based leadership and business skills and experience, prominence and reputation in their professions, global business and social perspective, ability to effectively represent the long-term interests of our stockholders, and personal integrity and judgment. The ability of incumbent directors to continue to contribute to the Board is also considered in connection with the renominating process.

The following experience and skills, among others, have been specifically identified by the Nominating, Governance and Corporate Responsibility Committee as being important in creating a diverse and well-rounded Board:

●	Significant Current or Prior Leadership Experience (such as service in a significant leadership role, including as a chief executive officer, or other executive officer or senior leadership position): This enables a director to contribute to the Company’s management expertise, operations, strategy, growth, and long-range plans.
●	Leadership Experience on Public Company, Private Company, Nonprofit, or Other Boards: This prepares a director to take an active leadership role in oversight and governance.
●	Knowledge of the Company’s Business, the Consumer Packaged Goods Industry, or Other Complementary Industry: This helps a director provide guidance on the Company’s strategy and position in our industry.
●	Experience in Emerging Technology, Innovation (including digital media and e-commerce), Brand Building, or Other Relevant Areas: This supports the Company’s strategy, innovation, marketing to consumers, and business operations.
●	Relevant Retail or Customer Experience: This allows a director to provide insights on customer relations and results with the Company’s customer and consumer base.
●	Significant Mergers and Acquisitions or Strategy Experience: This enables a director to provide perspective on the Company’s merger and acquisitions, partnership, and adjacency strategies.
●	International Experience: This supports the Company’s global business strategy.
●	Financial and Accounting Expertise: This contributes to analysis and oversight of the Company’s financial position, financial statements, and results of operations.
●	Regulatory, Research and Development or Scientific Experience (including experience in the health and wellness sector): This supports the Company’s portfolio and provides insights on navigating the regulatory environment, including in health and wellness.
●	Cybersecurity and Information Technology Knowledge: This allows a director to effectively oversee and advise on the Company’s cybersecurity and risk management programs.

Continuing Education for Directors

Our Board regularly participates in both external continuing education programs and internally developed presentations in order to enhance and expand on the key skills and experiences relevant to the Company’s industry. New directors participate in comprehensive orientation sessions that provide them with a robust overview of the Company’s business and strategies as well as a thorough understanding of their fiduciary duties, which allows new directors to begin making contributions to the Board at the start of their service.

In addition, under the Company’s Corporate Governance Guidelines (Governance Guidelines), non-management directors whose primary job responsibilities change must offer their resignation for the Board’s consideration.

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THE CLOROX COMPANY - 2018 Proxy Statement	15

Diversity

As highlighted in our Governance Guidelines, the Board values diversity and recognizes the importance of having unique and complementary backgrounds and perspectives in the board room. The Board endeavors to bring together diverse skills, professional experience, perspectives, age, race, ethnicity, gender, and cultural backgrounds that reflect the Company’s consumer and investor base, and to guide the Company in a way that reflects the best interests of all of our stockholders. The Nominating, Governance and Corporate Responsibility Committee assesses the effectiveness of these efforts by examining the overall composition of the Board, assessing how individual director candidates can contribute to the overall success of the Board, and reviewing individual, committee, and Board evaluation results.

Stockholder Recommendations and Nominations of Director Candidates

The Nominating, Governance and Corporate Responsibility Committee considers recommendations from many sources, including stockholders, regarding possible candidates for director. Such recommendations, together with biographical and business experience information (similar to that required to be disclosed under applicable Securities and Exchange Commission (SEC) rules and regulations) regarding the candidate, should be submitted to The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888. The Nominating, Governance and Corporate Responsibility Committee evaluates all candidates for the Board in the same manner, including those suggested by stockholders.

In addition, our Bylaws permit a stockholder or group of up to 20 stockholders who have owned at least 3% of the Company’s Common Stock for at least three years to submit director nominees (up to 20% of the Board) for inclusion in the Company’s proxy materials if the stockholder(s) provide(s) timely written notice of such nomination(s) and the stockholder(s) and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. Stockholders who wish to nominate directors for inclusion in the Company’s proxy materials or directly at an annual meeting of stockholders in accordance with the procedures in our Bylaws should follow the instructions under the Stockholder Proposals and Director Nominations for the 2019 Annual Meeting section of this proxy statement.

Director Communications

Stockholders and interested parties may direct communications to individual directors, including the lead independent director, to a Board committee, to the independent directors as a group, or to the Board as a whole, by addressing the communications to the named individual, to the committee, to the independent directors as a group, or to the Board as a whole and sending them to The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888. The Corporate Secretary will review all communications so addressed and will forward to the addressee(s) all communications determined to bear substantively on the business, management, or governance of the Company.

16	THE CLOROX COMPANY - 2018 Proxy Statement

Organization of the Board of Directors

Director Compensation

Only our non-employee directors receive compensation for their services as directors. The Company’s non-employee director compensation program is comprised of cash compensation and an annual grant of deferred stock units.

The Management Development and Compensation Committee has the responsibility for making recommendations regarding non-employee director compensation. The Management Development and Compensation Committee reviews the form and amount of compensation of non-employee directors at least once a year to ensure that the Company’s non-employee directors are being compensated appropriately relative to peer companies. The Management Development and Compensation Committee retains the services of an independent compensation consulting firm to assist it in the performance of its duties. During fiscal year 2018, the Management Development and Compensation Committee used the services of Frederic W. Cook & Co., Inc. (FW Cook). FW Cook’s work with the Management Development and Compensation Committee included data analysis and guidance and recommendations regarding compensation levels relative to our compensation peer group (see discussion regarding the peer group in the Compensation Discussion and Analysis section below) as well as trends and recent developments in the area of non-employee director compensation. Clorox generally aims to compensate non-employee directors at or near the median of the compensation peer group.

The following table sets forth information regarding compensation for each of the Company’s non-employee directors during fiscal year 2018.

Name	Fees Earned or Paid in Cash ($)(2)	Stock Awards ($)(3)	Total ($)
Amy Banse	100,000	150,625	250,625
Richard H. Carmona	115,000	150,625	265,625
Spencer C. Fleischer	100,000	150,625	250,625
Esther Lee	100,000	150,625	250,625
A. D. David Mackay	100,000	150,625	250,625
Robert W. Matschullat	100,000	150,625	250,625
Jeffrey Noddle	120,000	150,625	270,625
Matthew J. Shattock(1)	—	—	—
Pamela Thomas-Graham	150,000	150,625	300,625
Carolyn M. Ticknor	120,000	150,625	270,625
Russell J. Weiner	100,000	150,625	250,625
Christopher J. Williams	100,000	150,625	250,625
(1)	Mr. Shattock did not receive any compensation from the Company during fiscal year 2018 as he began service as a director during fiscal year 2019.
(2)	The amounts reported in the Fees Earned or Paid in Cash column reflect the total annual cash retainer and other cash compensation earned by each director in fiscal year 2018 and include amounts deferred into cash or deferred stock units and/or amounts issued in Common Stock in lieu of cash, as elected by the director. The annual cash retainer is paid to each director in quarterly installments.
(3)	The amounts reported reflect the grant-date fair value for financial statement reporting purposes of the annual grant of deferred stock units. Awards are granted on an annual basis at the end of each calendar year. Refer to Note 15 of the Consolidated Financial Statements contained in our Annual Report on Form 10-K for the fiscal year ended June 30, 2018, for a discussion of the relevant assumptions used in calculating the grant-date fair value under applicable accounting guidance. As of June 30, 2018, the following directors had the indicated aggregate number of deferred stock units accumulated in their deferred accounts for all years of service as a director, which includes deferrals of cash compensation, annual awards of deferred stock units, and additional deferred stock units credited as a result of dividend equivalents earned with respect to the deferred stock units: Ms. Banse – 1,336 units; Dr. Carmona – 18,864 units; Mr. Fleischer – 5,131 units; Ms. Lee – 5,014 units; Mr. Mackay – 1,336 units; Mr. Matschullat – 83,165 units; Mr. Noddle – 5,770 units; Ms. Thomas-Graham – 23,102 units; Ms. Ticknor – 30,063 units; Mr. Weiner – 1,809 units; and Mr. Williams – 5,131 units.

Stock Unit Awards

Each non-employee director receives an annual grant of deferred stock units, the value of which was increased from $145,000 to $152,500 effective October 1, 2017. The aggregate value of the deferred stock unit award amount earned by a non-employee director serving for the full fiscal year 2018 was $150,625. Awards are made as of the last business day in the calendar year and represent payment for services provided during such calendar year.

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THE CLOROX COMPANY - 2018 Proxy Statement	17

Directors who serve as non-employee Board members for less than the full calendar year receive pro-rated awards based on the number of full fiscal quarters they served as a non-employee Board member during the calendar year. Deferred stock units accrue dividend equivalents and the balance of a director’s deferred stock unit account is paid out in Common Stock following the director’s termination of service, as described in greater detail under Payment Elections below.

Fees Earned or Paid in Cash

In addition to the deferred stock units described above, directors receive cash compensation. Cash compensation consists of annual cash retainer amounts and any special assignment fees. The following table lists the various retainers paid for Board service and service as the lead independent director or a committee chair during fiscal year 2018:

Annual director retainer	$100,000
Lead independent director retainer	50,000
Committee chair retainers:
Nominating, Governance and Corporate Responsibility Committee	15,000
Audit Committee	20,000
Management Development and Compensation Committee	20,000

Directors who serve as a Board member, lead independent director, or committee chair for less than the full fiscal year receive pro-rated retainer amounts based on the number of days they served in such position during the fiscal year. In addition to the retainer amounts, each non-employee director is entitled to receive a fee of $2,500 per day for any special assignment requested by the Board. No special assignment fees were paid in fiscal year 2018.

Payment Elections

Under the Company’s Independent Directors’ Deferred Compensation Plan, a director may annually elect to receive all or a portion of his or her cash compensation in the form of cash, Common Stock, deferred cash, or deferred stock units.

Payment in Stock. Directors who elect to receive cash compensation amounts in the form of Common Stock are issued shares of Common Stock based on the fair market value of the Common Stock as determined by the closing price of the Common Stock on the last trading day of the quarter for which the fees were earned.

Elective Deferral Program. For directors who elect deferred cash, the amount deferred is credited to an unfunded cash account that is credited with interest at an annual interest rate equal to Wells Fargo Bank, N.A.’s prime lending rate in effect on January 1 of each year. Upon termination of service as a director, the amounts credited to the director’s deferred cash account are paid out in five annual cash installments or in one lump-sum cash payment, as elected by the director. For directors who elect deferred stock units, the amount deferred is credited to an unfunded account in the form of units equivalent to the fair market value of the Common Stock on the date on which the fees are scheduled to be paid. When dividends are declared, additional deferred stock units are allocated to the director’s deferred stock unit account in amounts equivalent to the dollar amount of Common Stock dividends paid by the Company divided by the fair market value of the Common Stock on the date the dividends are paid. Upon termination of service as a director, the amounts credited to the deferred stock unit account, which include any elective deferrals and the annual deferred stock unit grants described above, are paid out in shares of Common Stock in five annual installments or in one lump sum, as elected by the director.

Stock Ownership Guidelines for Directors

The Board believes that the alignment of directors’ interests with those of stockholders is strengthened when Board members are also stockholders. The Board therefore requires that each non-employee director, within five years of first being elected, own Common Stock or deferred stock units having a market value of at least five times his or her annual cash retainer. This program is designed to ensure that directors acquire a meaningful and significant ownership interest in the Company during their tenure on the Board. Furthermore, as directors must hold the deferred stock units until termination of their service on the Board, they have an incentive to promote long-term value for stockholders during their service as a director. As of June 30, 2018, each non-employee director was in compliance with the guidelines.

18	THE CLOROX COMPANY - 2018 Proxy Statement

Corporate Governance

Our Corporate Governance Philosophy

Consistent with our focus on good growth, we are committed to strong corporate governance and corporate responsibility. We regularly review our policies and practices to further the interests of our stockholders, promote the long-term health of our business, provide effective oversight of management, and encourage responsible and ethical behavior by our directors and employees. Our Governance Guidelines, Code of Conduct, and other company policies establish a framework to further these goals and guide our decisions, as described in greater detail below.

Our Commitment to Corporate Responsibility

Corporate responsibility is the foundation of how Clorox operates, and we consider it integral to our business. As a signatory to the United Nations Global Compact, we are committed to its Ten Principles by driving our corporate responsibility strategy, a comprehensive set of commitments across our Company: from human rights, labor, and product safety to transparency, supplier responsibility, anti-corruption, environmental sustainability, and contributions to communities where we operate. Our commitment to sustainability includes, among other goals, reducing our operational footprint while growing our business, making sustainability improvements to our products, and working to drive transparency and sustainability progress in our supply chain. In the sixth year of our sustainability goal period, we have already exceeded our 2020 goals to reduce solid-waste-to-landfill, water use and greenhouse gas emissions by 20% per case of product sold and five additional Clorox sites have achieved zero-waste-to-landfill status. We have also made sustainability improvements to 49% of our product portfolio and expect to meet our 50% goal next year, two years ahead of schedule. As part of our long-term focus on diversifying our supply chain, we have spent $144 million with diverse suppliers during fiscal year 2018, a $3.7 million increase compared to fiscal year 2017.

Clorox is also committed to helping communities by supporting causes that promote health and well-being and education. The Clorox Company Foundation provides grants to support youth, education, urban farming and cultural and civic organizations where our employees live and work. We have also pledged $1 million in grants over four years to support urban farming, which addresses food scarcity through nutrition education and by removing barriers to eating nutritious food. We also encourage our employees to support causes of their choosing by volunteering and by participating in our corporate giving campaign and have a long history of providing products and donations to assist with disaster relief globally, such as in the wake of Hurricane Maria and the California wildfires. This year, we signed a three-year partnership with Evidence Action to supply bleach for its bleach dispenser program in Africa that will provide safe drinking water to up to 4 million people in Kenya and Uganda by 2020.

We believe our financial performance and commitment to corporate responsibility go hand in hand. Each year, we publish an integrated report that highlights the intersection of our business and corporate responsibility commitments by reporting our financial, environmental, social, and governance performance. In furtherance of our focus on corporate responsibility, in fiscal year 2017 we changed the name of our Nominating and Governance Committee to the Nominating, Governance and Corporate Responsibility Committee and enhanced the Committee’s charter in the areas of corporate responsibility and sustainability. The revised charter expands the Committee’s responsibilities to include oversight of corporate responsibility and sustainability matters. While the Committee as well as the full Board has historically provided oversight in these areas, the Board felt it was important to formalize these responsibilities, reflecting our long-standing values and commitment to best practices in corporate responsibility and sustainability.

Stockholder Engagement

During the past fiscal year, members of the Board and management held meetings with a significant portion of investors to discuss a variety of key corporate governance, executive compensation, and corporate responsibility topics. In addition to highlighting our progress in areas such as diversity and environmental sustainability, these meetings provide an opportunity for two-way dialogue and for our management and Board to listen to our

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THE CLOROX COMPANY - 2018 Proxy Statement	19

stockholders’ perspectives and understand any concerns they may have on specific governance topics. Similar to our approach in prior years regarding the Company’s proxy access right, our directors considered the feedback from these meetings, along with best practices, market standards, policies at other companies, and Clorox’s stockholder base and circumstances, in determining that elimination of the supermajority voting provision in our Company charter, as proposed in Proposal 4, is appropriate for the Company and our stockholders. Our Board also took into consideration stockholder input in reviewing the Company’s compensation plan design and metrics, as described in greater detail in the Compensation Discussion and Analysis section.

The Clorox Company Governance Guidelines

The Board has adopted Governance Guidelines that can be found in the Corporate Governance section on the Company’s website at https://www.thecloroxcompany.com/who-we-are/corporate-governance/governance-guidelines/, and are available in print to any stockholder who requests them from The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888. The Governance Guidelines present a framework for the governance of the Company. They describe responsibilities, qualifications, and operational matters applicable to the Board and the Board committees and include provisions relating to the evaluation of the CEO and ordinary-course and emergency succession planning. The Governance Guidelines are reviewed at least annually by the Nominating, Governance and Corporate Responsibility Committee, which recommends changes to the Board as appropriate based on the committee’s active and on-going review.

Director Independence

The Governance Guidelines provide that a substantial majority of the Board must consist of independent directors. The Board determines whether individual Board members are independent,as defined by the New York Stock Exchange (NYSE). The Board has adopted director independence standards, which are set forth in the Governance Guidelines, to assist it in assessing the independence of directors. The Board makes an affirmative determination regarding the independence of each director annually, based upon the recommendation of the Nominating, Governance and Corporate Responsibility Committee.

The Board has determined that each of the Company’s non-management directors as follows is independent under the NYSE listing standards and the independence standards set forth in the Governance Guidelines: Messrs. Fleischer, Mackay, Matschullat, Shattock, Weiner, and Williams, Mmes. Banse, Lee, Thomas-Graham, and Ticknor, and Dr. Carmona. Mr. Dorer is not independent as a result of his service as the Company’s CEO. In addition, Mr. Noddle was independent under the NYSE listing standards and the independence standards set forth in the Governance Guidelines during the period in fiscal 2018 during which he served.

Board of Directors Leadership Structure

The Board believes it is in the best interests of the Company and its stockholders for the Board to have flexibility in determining the Board leadership structure of the Company. Over the years, the Board has had a variety of leadership structures, including an independent chair structure with a separate CEO; an executive chair structure, along with a separate lead independent director and separate CEO; and a combined chair and CEO structure with a separate lead independent director. The Company currently has a combined chair and CEO role with a strong lead independent director, as described in greater detail below. The Board believes that having flexibility to determine the optimal leadership structure based on the
Company’s current circumstances and anticipated needs, including whether to separate or combine the roles of chair and CEO, is important and has served the Company and its stockholders well.

As part of our on-going, proactive efforts to implement effective and progressive corporate governance practices, the Nominating, Governance and Corporate Responsibility Committee regularly reviews the leadership structure of the Board in addition to its annual review of the Company’s Governance Guidelines. In addition to the Company’s specific circumstances, it takes into account market practices, investor feedback, and corporate governance studies and

20	THE CLOROX COMPANY - 2018 Proxy Statement

Corporate Governance

expert commentary, among other things. Since August 2016, the Board leadership structure has consisted of a combined Chair and CEO role held by Mr. Dorer, a strong lead independent director position held by Ms. Thomas-Graham, and strong independent committee chairs. The Board believes that Mr. Dorer’s leadership in developing the Company’s 2020 Strategy, his in-depth knowledge of the Company’s operations, and his strong working relationship with the independent members of the Board make him best suited to chair the regular Board meetings as key business and strategic issues are discussed and to serve as Chair of the Board at this time. This role allows him to drive execution of the Company’s strategic plans and facilitate effective communication between management and the Board, to bring key issues to the Board’s attention, and to see that the Board’s guidance and decisions are implemented effectively by management. In complement of Ms. Thomas-Graham’s independent leadership, the Board is guided by strong, independent committee chairs, with Mr. Carmona leading the Nominating, Governance and Corporate Responsibility Committee and Mr. Noddle serving as the Management Development and Compensation Committee chair for several years. Further, in selecting Ms. Thomas-Graham to serve as the lead independent director, the Board noted her strong leadership and qualifications, including her prior experience as a CEO and her tenure on the Board, among other factors, which contribute to her ability to fulfill the role of lead independent director effectively. The Company’s Governance Guidelines require an independent director to serve as a lead director if the position of Chair is held by a management director. In order to ensure that the lead independent director has the skills and qualifications necessary to serve as a strong leader, the Company has created clearly delimited comprehensive duties and responsibilities for the lead independent director, as outlined below.

The lead independent director is elected annually by and from the independent directors and in order to qualify as lead independent director, a director must have served as a member of the Board for a minimum of three years.

The duties of the lead independent director, which are also included in the Governance Guidelines, include coordinating the activities of the independent directors and serving as a liaison between the Chair and the independent directors. In addition, the lead independent director:

●	has the ability to call special meetings of the Board;
●	presides at executive sessions of the independent directors and has the authority to call additional executive sessions or meetings of the independent directors;
●	presides at Board meetings in the Chair’s absence;
●	approves information sent to the Board;
●	approves meeting agendas and meeting schedules for the Board to ensure that there is sufficient time for discussion of all agenda items;
●	is available for consultation and direct communication with major stockholders if requested;
●	evaluates, along with the members of the Management Development and Compensation Committee and the other independent directors, the performance of the CEO; and
●	assists the Board and Company officers in promoting compliance with and implementation of the Governance Guidelines.

In addition to the robust duties and responsibilities listed above, Ms. Thomas-Graham has taken an active role in the Company’s diversity efforts and outreach to employees, including hosting small group meetings with high-potential, diverse employees and holding town hall meetings with all employees. She also actively participates in stockholder engagement and meets with many of the Company’s major stockholders.

All of the Company’s directors, other than Mr. Dorer, are “independent” as defined by the NYSE rules. The Board believes that this structure promotes effective governance and that, under the present circumstances, the leadership structure described above is in the best interests of the Company and its stockholders.

Board Committees

The Board has established three standing committees: the Audit Committee, the Nominating, Governance and Corporate Responsibility Committee, and the Management Development and Compensation Committee. Each of these committees consists only of non-management directors whom the Board has determined are independent under the NYSE listing standards and the Board’s independence standards set forth in the Company’s Governance Guidelines. In addition, directors who serve on the Audit Committee and the Management Development and

Compensation Committee must meet additional, heightened independence and qualification criteria applicable to directors serving on these committees under the NYSE listing standards. The charters for these committees are available in the Corporate Governance section of the Company’s website at https://www.thecloroxcompany.com/who-we-are/corporate-governance/committee-charters, or in print by contacting The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888.

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THE CLOROX COMPANY - 2018 Proxy Statement	21

The table below indicates the current members of each standing Board committee as of the date of the Annual Meeting:

Director	Audit	Nominating, Governance and Corporate Responsibility	Management Development and Compensation
Amy Banse	●
Richard H. Carmona		Chair	●
Benno Dorer
Spencer C. Fleischer			Chair
Esther Lee		●
A.D. David Mackay	●		●
Robert W. Matschullat		●
Matthew J. Shattock	●
Pamela Thomas-Graham		●
Carolyn M. Ticknor	Chair	●
Russell J. Weiner	●		●
Christopher J. Williams	●
Number of meetings in fiscal year 2018	9	5	4

Audit Committee. The Audit Committee is the principal link between the Board and the Company’s independent registered public accounting firm. The Audit Committee has the functions and duties set forth in its charter, including representing and assisting the Board in overseeing:

●	the integrity of the Company’s financial statements;
●	the independent registered public accounting firm’s qualifications, independence, and performance;
●	the performance of the Company’s internal audit function;
●	the Company’s system of disclosure controls and procedures and system of internal control over financial reporting;
●	the Company’s compliance with legal and regulatory requirements relating to accounting and financial reporting matters;
●	the Company’s framework and guidelines with respect to risk assessment and risk management; and
●	the Company’s material financial policies and actions.

The Audit Committee’s duties also include preparing the report required by the SEC proxy rules to be included in the Company’s annual proxy statement. The Board has determined that directors Noddle, Ticknor, and Williams are audit committee financial experts, as defined by SEC rules, and each member of the Audit Committee is financially literate, as defined by NYSE rules.

Nominating, Governance and Corporate Responsibility Committee. The Nominating, Governance and Corporate Responsibility Committee has the functions and duties set forth in its charter, including:

●	identifying and recruiting individuals qualified to become Board members;
●	recommending to the Board individuals to be selected as director nominees for the annual meeting of stockholders;
●	reviewing and recommending to the Board changes in the Governance Guidelines and the Code of Conduct;
●

overseeing the Company’s ethics and compliance program and activities, including the Company’s compliance with legal and regulatory requirements relating to matters other than accounting and financial reporting matters;

●	performing a leadership role in shaping the Company’s corporate governance and overseeing the evaluation of the Board and its committees;
●	assisting the Board in overseeing the Company’s corporate responsibility and sustainability program; and
●	overseeing the Company’s stockholder engagement program.

Management Development and Compensation Committee. The Management Development and Compensation Committee has the functions and duties set forth in its charter, including:

●	reviewing and approving the performance goals and objectives for the CEO and other executive officers and the extent to which such performance goals and objectives have been met;
●	assessing the CEO’s performance and determining and approving the CEO’s compensation based on a variety of factors;
●	reviewing periodically with the CEO the performance of each of the other executive officers and approving the compensation of each such executive officer;
●	determining the amount and other material terms of individual short- and long-term incentive awards to be made to executive officers;

22	THE CLOROX COMPANY - 2018 Proxy Statement

Corporate Governance

●	reviewing and approving recommendations regarding retirement income and other deferred benefit plans applicable to executive officers;
●	reviewing and approving employment-related arrangements with executive officers; and
●	evaluating the outcome of the advisory vote of the stockholders regarding “say on pay” and making recommendations or taking appropriate actions in response to such advisory vote.

In addition, the Management Development and Compensation Committee oversees, with involvement of the full Board, the Company’s management development and succession planning processes.

Board and Director Evaluation Process

The Nominating, Governance and Corporate Responsibility Committee is responsible for overseeing the Board, committee, and individual director evaluation process. Under the Governance Guidelines, the Board and each of the Audit, Nominating, Governance and Corporate Responsibility, and Management Development and Compensation Committees are required to conduct an annual self-evaluation. The evaluations include a range of issues designed to assess Board and committee performance, including Board and committee composition, structure, information received, accountability, and effectiveness, among other topics.

Evaluations are conducted through individual director interviews as part of its evaluation process. Each director provides an individual assessment as well as any feedback they may have on other Board members’ performance on an annual basis. The individual assessments are conducted by the chair of the Nominating, Governance and Corporate Responsibility Committee, who summarizes and reports the results and any related recommendations to the Nominating, Governance and Corporate Responsibility Committee and the full Board.

As a result of the evaluation process, the Board has made a number of changes, including, for example, adding regular cybersecurity updates to Audit Committee meeting agendas, adding new topics or devoting more time to particular topics and businesses of interest, incorporating external speakers on certain topics, revising the format and focus of Board materials, adding periodic updates that continue focusing on digital engagement and corporate development topics, and identifying the skills and expertise desired for future director candidates.

Board of Directors Meeting Attendance

The Board held seven meetings during fiscal year 2018. All incumbent directors attended at least 75% of the meetings of the Board and committees of which they were members during fiscal year 2018 during the period in which they served on the Board. All members of the Board are expected to attend the Annual Meeting of Stockholders. Each of the twelve members of the Board at the time of the Company’s 2017 Annual Meeting of Stockholders held on November 15, 2017, attended the meeting.

Executive Sessions

The independent directors generally meet in executive session at each regularly scheduled Board meeting without the presence of management directors or employees of the Company to discuss various matters related to the oversight of the Company, the management of the Board’s affairs, and the CEO’s performance. The lead independent director chairs the executive sessions.

Continues on next page ►

THE CLOROX COMPANY - 2018 Proxy Statement	23

Conflict of Interest and Related Person Transaction Policies and Procedures

The Company has a long-standing policy of prohibiting its directors, officers, and employees from entering into transactions that are an actual or potential conflict of interest. The Company’s Code of Conduct has a detailed provision prohibiting conflicts of interests and is available on the Company’s website at https://www.thecloroxcompany.com/who-we-are/corporate-governance/codes-of-conduct.

Additionally, the Company has a written policy regarding review and approval of related person transactions by the Audit Committee (Related Person Policy). The Related Person Policy defines an “Interested Transaction” as any transaction, arrangement, or relationship or series of similar transactions, arrangements, or relationships (including any indebtedness or guarantee of indebtedness) in which (i) the aggregate amount involved in any fiscal year will or may be expected to exceed $120,000 (including any periodic payments or installments due on or after the beginning of the Company’s last completed fiscal year and, in the case of indebtedness, the largest amount expected to be outstanding and the amount of annual interest thereon), (ii) the Company is a participant, and (iii) any Related Person (as defined below) has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity).

A “Related Person” is (i) any person who is or was (since the beginning of the Company’s last fiscal year, even if they do not presently serve in that role) an executive officer, director, or nominee for election as a director, (ii) a beneficial owner of more than 5% of the Company’s Common Stock, or (iii) an immediate family member of any of the foregoing. For purposes of this definition, “immediate family member” includes a person’s spouse, parents, stepparents, children, stepchildren, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone residing in such person’s home (other than a tenant or employee).

Under the Related Person Policy, if a new Interested Transaction is identified for approval, it is brought to the Audit Committee to determine if the proposed transaction is reasonable and fair to the Company. The Audit Committee will review the material facts of all Interested Transactions that require its approval and either approve or disapprove of the entry into the Interested Transaction.

The Related Person Policy also contains categories of preapproved transactions that the Board has identified as not having a significant potential for an actual or potential conflict of interest or improper benefit.

In determining whether to approve or ratify an Interested Transaction, the Audit Committee will take into account, among other factors it deems appropriate, whether the Interested Transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the Related Person’s interest in the transaction.

No director participates in any discussion or approval of an Interested Transaction for which he or she is a Related Person, except that the director will provide all material information concerning the Interested Transaction to the Audit Committee. There were no transactions considered to be an Interested Transaction during the Company’s 2018 fiscal year.

Code of Conduct

The Company has adopted a Code of Conduct, which can be found in the Corporate Governance section of the Company’s website, https://www.thecloroxcompany.com/who-we-are/corporate-governance/codes-of-conduct, or obtained in print by contacting The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888.

The Code of Conduct applies to all of the Company’s employees, including executives, as well as directors. We also have established a separate Business Partner Code of Conduct outlining our standards and expectations of our suppliers and other business partners, which can also be found at https://www.thecloroxcompany.com/who-we-are/corporate-governance/codes-of-conduct.

24	THE CLOROX COMPANY - 2018 Proxy Statement

Board of Directors’ Role in Risk Management Oversight

The Board has responsibility for the oversight of the Company’s risk management, while the Company’s management is responsible for the day-to-day risk management process. With the oversight of the Board, the Company has a comprehensive enterprise risk management program in place. The Company has an Enterprise Risk Management Steering Committee (ERM Committee), which consists of a cross-functional team of senior leaders and key executives. The ERM Committee oversees the annual key risk identification process, whereby it identifies the top risks that the Company faces with respect to its business, operations, strategy, and other factors, as well as the key mitigation strategies and the risk owner(s). At least annually, and generally in connection with the Board’s annual strategy meeting, management reports on and discusses the identified risks and risk mitigation and management efforts with the Board. The Board may allocate responsibility to a specific committee to examine a particular risk in detail if the committee is in the best position to review and assess the risk. For example, the Audit Committee reviews compliance and risk management programs and practices related to accounting and financial reporting matters and financial risk management, and the Management Development and Compensation Committee reviews the risks related to the executive compensation structure. In addition to the Board’s oversight, the Audit Committee also receives regular updates relating to cybersecurity. In the event that a committee is allocated responsibility for examining and analyzing a specific risk, such committee reports on the relevant risk exposure during its regular reports to the full Board to facilitate proper risk oversight by the entire Board.

As part of its responsibilities, the Management Development and Compensation Committee periodically reviews the Company’s compensation policies and programs to ensure that the compensation program is able to provide incentives to employees, including executive officers, while mitigating excessive risk-taking. The overall executive compensation program contains various provisions that mitigate against excessive risk-taking, including:

●	An appropriate balance between annual cash compensation under the Annual Incentive Plan and equity compensation that is earned over a period of three to four years;
●	Caps on the payouts under executive and non-executive incentive plans, which protect against executives taking short-term actions to maximize bonuses that are not supportive of long-term objectives;
●

Financial metrics under the Annual Incentive Plan consisting of net sales (50% weighting), net earnings from continuing operations (30% weighting), and gross margin (20% weighting), which are intended to discourage revenue generation at the expense of profitability and profitable growth and vice versa;

●	Use of different financial metrics under our Annual Incentive Plan (net sales, net earnings from continuing operations and gross margin) and long-term performance shares (economic profit);
●

Clawback provisions applicable to current and former executives as set forth in the applicable plans that enable the recapture of previously paid compensation under certain circumstances, which serve as a deterrent to inappropriate risk-taking activities; and

●

Stock ownership guidelines that require executive officers to accumulate meaningful levels of equity ownership in the Company, which align executives’ short- and long-term interests with those of the Company’s stockholders.

Based on its review and the analysis provided by its independent compensation consultant, FW Cook, the Management Development and Compensation Committee has determined that the risks arising from the Company’s compensation policies and practices for its employees, including executive officers, are not reasonably likely to have a material adverse effect on the Company.

THE CLOROX COMPANY - 2018 Proxy Statement	25

Stock Ownership Information

Beneficial Ownership of Voting Securities

The following table shows, as of July 31, 2018 (except as otherwise indicated below), the holdings of Common Stock by (i) any entity or person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (ii) each director and nominee for director and each of the six individuals named in the Summary Compensation Table (the named executive officers), and (iii) all directors and executive officers of the Company as a group. As discussed in the Director Compensation section of this proxy statement, the majority of director compensation is delivered in the form of deferred stock units, which are paid out in Common Stock following a director’s termination of service. Because the directors cannot dispose of those shares while they serve on the Board, they are not reflected in this table. See footnote 2 below.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)(2)	Percent of Class(3)
The Vanguard Group, Inc.(4)
100 Vanguard Blvd.
Malvern, PA 19355	14,894,284	11.63
BlackRock, Inc.(5)
55 East 52nd Street
New York, NY 10055	10,213,418	7.97
State Street Corporation(6)
One Lincoln Street
Boston, MA 02111	8,236,312	6.43
Amy Banse(2)	0	*
Richard H. Carmona(2)	0	*
Benno Dorer	637,513	*
Spencer C. Fleischer(2)	0	*
Kevin Jacobsen	41,257	*
Esther Lee(2)	0	*
A. D. David Mackay(2)	5,000	*
Robert W. Matschullat(2)	1,324	*
Jeffrey Noddle(2)	1,150	*
Linda Rendle	39,918
Stephen M. Robb(7)	314,001	*
Matthew J. Shattock(8)	0	*
Laura Stein	164,630	*
Pamela Thomas-Graham(2)	1,778	*
Carolyn M. Ticknor(2)	0	*
Russell J. Weiner(2)	0	*
Christopher J. Williams(2)	0	*
Dawn Willoughby	127,756	*
All directors and executive officers as a group (27 persons)(9)	1,836,225	1.4
*	Does not exceed 1% of the outstanding shares.
(1)	Unless otherwise indicated, each beneficial owner listed has sole voting and dispositive power concerning the shares indicated. These totals include the following numbers of shares of Common Stock that such persons have the right to acquire through stock options exercisable within 60 days of July 31, 2018, or with respect to which such persons have shared voting or dispositive power: Mr. Dorer – 625,632 options; Mr. Jacobsen – 35,689 options; Ms. Rendle – 34,149 options; Mr. Robb – 294,780 options; Ms. Stein – 141,292 options; Ms. Willoughby – 122,115 options and shared voting and dispositive power with respect to 3,411 shares held in family trust; and all directors and executive officers as a group – 1,706,517 options. The numbers in the table above do not include the following numbers of shares of Common Stock that the executive officers have the right to acquire upon the termination of their service as employees pursuant to vested performance units that were deferred at the executive officers’ election: Mr. Dorer – 43,327; Mr. Robb – 10,239; Ms. Stein – 34,194; Ms. Willoughby – 4,700; and all executive officers as a group – 111,767.
(2)	The numbers in the table above do not include the following numbers of shares of Common Stock that the non-management directors have the right to acquire upon the termination of their service as directors pursuant to deferred stock units granted under the Independent Directors’ Stock-Based Compensation Plan: Ms. Banse – 1,336; Dr. Carmona – 18,864; Mr. Fleischer – 5,131; Ms. Lee – 5,014; Mr. Mackay – 1,336; Mr. Matschullat – 83,165; Mr. Noddle – 5,770; Ms. Thomas-Graham – 23,102; Ms. Ticknor – 30,063; Mr. Weiner – 1,809; and Mr. Williams – 5,131.

26	THE CLOROX COMPANY - 2018 Proxy Statement

Stock Ownership Information

(3)	On July 31, 2018, there were 128,086,892 shares of Common Stock outstanding.
(4)

Based on information contained in a report on Schedule 13G/A filed with the SEC on February 9, 2018, The Vanguard Group reported, as of December 31, 2017, sole voting power with respect to 186,196 shares, sole dispositive power with respect to 14,668,266 shares, shared voting power with respect to 44,913 shares and shared dispositive power with respect to 226,018 shares.

(5)

Based on information contained in a report on Schedule 13G/A filed with the SEC on February 8, 2018, BlackRock, Inc. reported, as of December 31, 2017, sole voting power with respect to 8,853,698 shares and sole dispositive power with respect to all shares reported.

(6)

Based on information contained in a report on Schedule 13G filed with the SEC on February 14, 2018, State Street Corporation reported, as of December 31, 2017, shared voting power with respect to 7,449,796 shares and shared dispositive power with respect to all of these shares.

(7)	Effective March 31, 2018, Mr. Robb retired from the Company.
(8)	Effective August 1, 2018, Matthew J. Shattock was appointed to the Board.
(9)

Pursuant to Rule 3b-7 of the Securities Exchange Act of 1934, as amended (Exchange Act), executive officers include the Company’s CEO and all executive vice presidents and senior vice presidents. Effective August 1, 2018, there were 27 directors and executive officers as a group.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and SEC regulations require the Company’s directors, certain officers, and holders of more than 10% of the Company’s Common Stock to file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. The reporting directors, officers, and 10% stockholders are also required by SEC rules to furnish the Company with copies of all

Section 16(a) reports they file. Based solely on its review of copies of such reports received and written representations from its directors and such covered officers, the Company believes that its directors and officers complied with all applicable Section 16(a) filing requirements during fiscal year 2018, except for one Form 4 for Mr. Dorer, which was filed a few days late due to an administrative error.

THE CLOROX COMPANY - 2018 Proxy Statement	27

Executive Compensation

Proposal 2: Advisory Vote to Approve Executive Compensation

We are seeking a non-binding, advisory vote from our stockholders to approve the compensation of our named executive officers. This proposal gives our stockholders the opportunity to express their views on the Company’s executive compensation, and is commonly referred to as a “say-on-pay” proposal. This vote is only advisory and will not be binding upon the Company or the Board. However, the Management Development and Compensation Committee, which is responsible for designing and administering the Company’s executive compensation program, values the opinions expressed by stockholders and encourages all stockholders to vote their shares on this matter.

As discussed in the Compensation Discussion and Analysis section of this proxy statement, which begins on page 30, the Company’s compensation programs are designed to align pay with short- and long-term financial and strategic objectives to build stockholder value, while providing a competitive level of compensation to recruit, retain, and motivate talented executives. The Board urges you to consider the factors discussed in the Compensation Discussion and Analysis section when deciding how to vote on this Proposal 2.

At our 2017 Annual Meeting of Stockholders held on November 15, 2017, our stockholders overwhelmingly approved our executive compensation policies, with approximately 94% of votes cast in favor of our proposal. We value this positive endorsement by our stockholders and believe that the outcome signals our stockholders’ support of our compensation program and continued our general approach to compensation for fiscal year 2018. We provide our stockholders the opportunity to vote on the compensation of our named executive officers every year. It is expected that the next vote on executive compensation will be at the 2019 Annual Meeting of Stockholders.

Board of Directors’ Recommendation

The Board recommends a vote FOR the advisory vote to approve executive compensation. The Company is asking its stockholders to support the compensation of the named executive officers as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers in fiscal year 2018 and the philosophy, policies, and practices underlying that compensation, which are described in this proxy statement. The Board believes that the Company’s overall compensation process effectively implements its compensation philosophy and achieves its goals.

Accordingly, the Board recommends a vote FOR the adoption of the following advisory resolution, which will be presented at the Annual Meeting:

“RESOLVED, that the stockholders of The Clorox Company approve, on an advisory basis, the compensation of the named executive officers, as disclosed in The Clorox Company’s Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure.”

28	THE CLOROX COMPANY - 2018 Proxy Statement

Executive Compensation

Vote Required

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to approve this proposal.

This vote is advisory, and therefore not binding on the Company, the Board, or the Management Development and Compensation Committee. However, the Board and the Management Development and Compensation Committee value the opinions of the Company’s stockholders and, to the extent there is any significant vote against the named executive officers’ compensation as disclosed in the proxy statement, we will consider such stockholders’ concerns and the Management Development and Compensation Committee will evaluate whether any actions are necessary to address those concerns.

The people designated in the proxy and voting instruction card will vote your shares FOR approval unless you include instructions to the contrary.

THE CLOROX COMPANY - 2018 Proxy Statement	29

Compensation Discussion and Analysis

Executive Summary

This Compensation Discussion and Analysis (CD&A) describes our executive compensation philosophy and program, the compensation decisions made under this program and the specific factors we considered in making those decisions. This CD&A focuses on the compensation of our “named executive officers” for fiscal year 2018, who were:

●	Benno Dorer – Chairman and Chief Executive Officer (CEO);
●	Kevin B. Jacobsen – Senior Vice President, Chief Financial Officer (CFO);
●	Dawn Willoughby – Executive Vice President, Chief Operating Officer (COO);
●	Laura Stein – Executive Vice President, General Counsel and Corporate Affairs;
●	Linda Rendle – Executive Vice President, Cleaning and Strategy; and
●	Stephen M. Robb – Former Executive Vice President, Chief Financial Officer (retired March 31, 2018).

Fiscal Year 2018 Performance Highlights

In fiscal year 2018, despite the increasingly competitive retail environment, Clorox delivered strong results with fiscal year sales growth of 3% and volume growth of 3% as well. This included sales and volume growth in every quarter of the fiscal year. The Company also grew diluted net earnings per share (EPS) from continuing operations by 17%. In addition, the Company maintained its focus on operational efficiencies including maintaining discipline on selling and administrative expenses, delivering cost savings, and continuing to make progress toward its product sustainability improvement and green-house gas emissions, water energy, and waste reduction goals.

The Company’s 2020 Strategy aims to accelerate profitable growth by engaging employees as business owners,increasing brand investment behind superior products and technology that reaches consumers in a dynamic marketplace, expanding its brands into new categories and channels, and driving out waste in its work, processes, and products. Successes for the Company in fiscal year 2018 included:

●	Achieving $112 million in cost savings;
●	Achieving increased volume of 3%, reflecting gains in three of the Company’s reportable segments while the International reportable segment remained flat to the prior year;
●	Increasing earnings from continuing operations to $823 million or $6.26 diluted EPS, versus $703 million or $5.35 diluted EPS from continuing operations in the prior year;

●	Leveraging demand-building investments, including product innovation, to support its categories;
●

Launching new products in numerous categories and countries, including Clorox® performance bleach with Cloromax®, Clorox® Scentiva™ bathroom cleaners, Fresh Step® Clean Paws™ low tracking litter, Glad® ForceFlex® Plus™ advanced protection trash bags, Burt’s Bees® natural cosmetics, RenewLife® probiotic and prebiotic supplements, Hidden Valley® Simply Dinners meal preparation kits, Clorox® Triple Acción bleach and Clorox® Clothes Powder;

●

Evolving our portfolio with the acquisition of Nutranext in April 2018, adding leading brands of the natural channels within the Health and Wellness space, such as Rainbow Light®, Natural Vitality®, and Neocell® brands;

●	Continuing to receive external recognition for our leadership in corporate responsibility, diversity and inclusion and sustainability efforts; and
●	Returning excess capital to stockholders through stock repurchases, paying $450 million in dividends to stockholders, and increasing the quarterly dividend by 14% in February 2018.

How Pay Was Tied to the Company’s Performance in Fiscal Year 2018

Our fiscal year 2018 results and compensation decisions continue to illustrate application of our pay-for-performance philosophy with pay being driven by performance in the following ways:

●

Fiscal Year 2018 Annual Incentive Payout. The annual incentive payout for each of our named executive officers was below target. Although the Company had solid operational results, and grew net sales and net earnings versus the prior fiscal year, net sales and gross margin fell short of the targets established at the beginning of the 2018 fiscal year. The Company’s net earnings exceeded both the prior year and the target for the fiscal year.

●

Fiscal Year 2018 Long-Term Incentive Payout. Our three-year performance share results were well above the financial target for cumulative economic profit (EP) and yielded a 150% payout, which was the maximum payout for that grant. These awards were granted in September 2015, and payment was determined in August 2018, based on performance over the period commencing July 1, 2015, and ending June 30, 2018. Fiscal years 2016 and 2017 had especially strong results.

30	THE CLOROX COMPANY - 2018 Proxy Statement

Compensation Discussion and Analysis

Compensation Philosophy

A core principle of our compensation philosophy is to align pay with performance. We do so by delivering the majority of executive pay through “at-risk” variable incentive awards that help ensure realized pay is tied to attainment of critical operational goals and sustainable appreciation in stockholder value. In fiscal year 2018, approximately 86% of the targeted compensation for our CEO and approximately 73% of the targeted compensation for our other named executive officers was directly tied to the achievement of short- and long-term operating goals and total stockholder return. This approach is designed to accomplish the following:

Element	Objective
Pay for Performance	Reward performance that drives achievement of the Company’s short- and long-term goals and, ultimately, stockholder value.
Align Management and Stockholder Interests	Align the interests of our executive officers with our stockholders by using long-term, equity-based incentives, encourage a culture of ownership with stock retention guidelines, and reward executive officers for sustained Company performance as measured by operating results and total stockholder return.
Attract, Retain, and Motivate Talented Executives	Maintain market-based pay targets and program design that allow the Company to be a magnet for high-performing executives.
Address Risk-Management Considerations	Motivate our executives to create long-term stockholder value and discourage behavior that could lead to unnecessary or excessive risk-taking by providing a balance of fixed and at-risk pay, and short-term and long-term performance horizons, using a variety of metrics tied to key drivers of sustainable value creation.
Support Financial Efficiency	Help ensure that cash- and equity-based incentive payouts are appropriately supported by performance, and design awards in a way that is intended to minimize unnecessary accounting charges and maximize the extent to which payments are tax-deductible to the Company compensation.

In 2017, the Management Development and Compensation Committee (MDCC) undertook a detailed assessment of the Company’s overall compensation program for alignment to our business strategy, our stockholders’ interests, our pay-for-performance philosophy, and market practices. This review resulted in various changes to the annual and long-term incentive programs, which were effective beginning with fiscal year 2018, as described in greater detail below.

What We Have and Don’t Have – Elements of Our Executive Compensation Program

The following elements of our executive compensation program reflect our continued commitment to our compensation philosophy:

What We Have

✓	An executive compensation program designed to further the Company’s strategy and mitigate inappropriate risk;
✓	Different performance horizons for the goals within our annual and long-term incentive plans;
✓	Use of economic profit as a rigorous long-term incentive metric and net sales, net earnings and gross margin for our annual incentive metrics;
✓	Stringent stock ownership and retention guidelines for all of our executives;
✓	A prohibition on speculative transactions involving the Company’s stock, including hedging and pledging;

✓	Stock options that vest over a four-year period and have an exercise price equal to fair market value of our Common Stock on the date of grant;
✓	Clawback provisions in both our annual and long-term incentive plans;
✓	Double-trigger change in control provisions for all equity awards;
✓

Reasonable cash severance provisions to support talent retention and attraction objectives, promote orderly succession planning, and avoid individual negotiation with exiting executives, thus eliminating the need for individual employment agreements;

✓	Modest perquisites supported by sound business rationale;
✓	Annual review of our executive compensation program by the MDCC, which yielded changes to the annual and long-term incentive programs effective in fiscal year 2018; and
✓	Use of an independent compensation consultant who does not provide any additional consulting services to the Company.

What We Don’t Have

Ø	Employment contracts for any executives;
Ø	Stock option re-pricing without stockholder approval;
Ø	Payment of dividends or dividend equivalents on unvested or unearned performance shares or restricted stock; and
Ø	Tax gross-ups for any executive officers.

Continues on next page ►

THE CLOROX COMPANY - 2018 Proxy Statement	31

Components of Our Executive Compensation Program

The table below outlines the components of our executive compensation program, their purposes, and certain characteristics of these components.

Component	Purpose	Characteristics
Base Salary	Compensate named executive officers for their role and level of responsibility, as well as individual performance.	Fixed component.
Annual Incentives(1)	Promote the achievement of the Company’s annual corporate financial and strategic goals, as well as individual objectives.	Performance-based cash bonus opportunity.
Long-Term Incentives(1)	Promote the achievement of the Company’s long-term corporate financial goals and stock price appreciation.	Values of performance share grants and stock option awards vary based on actual Company financial and stock price performance.
Retirement Plans	Provide replacement income upon retirement (a long-term retention incentive).	Fixed component; however, Company contributions vary based on pay and employee contributions.
Post-Termination Compensation	Provide contingent payments to attract and retain named executive officers and promote orderly succession for key roles.	Only payable if a named executive officer’s employment is terminated under specific circumstances as described in the applicable severance plan.
Perquisites	Provide other benefits competitive with the compensation peer group and encourage executives to proactively manage their health and financial wellness.	Financial planning, Company car or car allowance, paid parking, annual executive physical, and health club allowance.
(1)

Payouts under the annual and long-term incentive plans are determined based on the achievement of objectives established by the MDCC at the beginning of the performance period. The performance period is one year for the cash awarded under the Annual Incentive Plan, which is further described in What We Pay: Components of Our Compensation Program and three years for the performance shares awarded under the long-term incentive plan. Specific financial goals cannot be changed during the performance period, except in accordance with principles set by the MDCC at the time the goals were established, which, in the case of our long-term incentive plan, provide for adjustments in limited circumstances, including acquisitions, restructuring charges, or significant changes to generally accepted accounting principles, and only if the adjustments exceed a specified minimum financial impact to the Company.

How We Make Compensation Decisions

Roles and Responsibilities in Setting Executive Compensation

Management Development and Compensation Committee. The MDCC is made up entirely of independent directors as defined by our Governance Guidelines and NYSE listing standards. The MDCC regularly reviews the design and implementation of our executive compensation program and reports on its discussions and actions to the Board. In particular, the MDCC (i) oversees our executive compensation program, (ii) approves the performance goals and strategic objectives for our named executive officers, evaluates results against those targets each year, and determines and approves the compensation of our CEO (after consulting with the other independent members of the Board) and our other named executive officers, as well as officers at or above the level of senior vice president and any other officers covered by Section 16 of the Exchange Act, and (iii) makes recommendations to the Board with respect to the structure of overall incentive and equity-based plans.

The MDCC makes its determinations regarding executive compensation after consulting with management and the MDCC’s independent compensation consultant (as further described below), and its decisions are based on a variety of factors, including the Company’s performance, individual executives’ performance, peer group data, and input and recommendations from the independent compensation consultant.

In 2017, the MDCC conducted a comprehensive examination of the Company’s compensation plan design, evaluating the program for alignment to the Company’s business strategy, the interests of our stockholders, our pay-for-performance philosophy, and market practices. After an extensive review, which included discussion with and support from the MDCC’s independent compensation consultant, consideration of stockholder input, and review of compensation data from other companies (including our compensation peer group and other companies in our industry or comparable geographies and talent markets), the MDCC approved various changes to both

32	THE CLOROX COMPANY - 2018 Proxy Statement

Compensation Discussion and Analysis

the annual and long-term incentive programs, as described under What We Pay: Components of Our Compensation Program. These changes were effective beginning with fiscal year 2018.

The MDCC evaluates individual performance based on the performance of the business or operations for which the executive is responsible, the individual’s skill set relative to industry peers, overall experience and time in the position, the critical nature of the individual’s role, difficulty of replacement, expected future contributions, readiness for promotion to a higher level, and role relative to that of other executive officers.

In determining the compensation package for each of our named executive officers other than our CEO, the MDCC receives input and recommendations from our CEO and our Senior Vice President – Chief People Officer. Named executive officers do not have a role in the determination of their own compensation, but named executive officers other than our CEO do discuss their individual performance objectives and results with our CEO.

Board of Directors. The independent members of the Board undertake a thorough process during which they review our CEO’s annual performance, and each independent director provides candid feedback and observations that are shared in aggregate with our CEO. The Board considers a variety of substantive factors it has identified as being most important for effective CEO performance, with a focus on strategy, people, and operations. The full Board discusses the evaluations of our CEO’s performance against these factors and then provides its compensation recommendations to the MDCC. The MDCC, after evaluating the Board’s recommendations and receiving input from the independent compensation consultant, then makes a final determination on our CEO’s compensation. Our CEO does not have a role in his own compensation determination other than participating in a discussion with the Board regarding his performance relative to specific targets and strategic objectives set at the beginning of the fiscal year, which the Board considers in both its compensation determination and when setting performance targets for the upcoming fiscal year.

Independent Compensation Consultant. The MDCC retains the services of an independent compensation consulting firm to assist it in the performance of its duties. During fiscal year 2018, the MDCC used the services of Frederic W. Cook & Co., Inc. FW Cook’s work with the MDCC included data analysis and guidance and recommendations on the following topics: compensation levels relative to our peers, market trends in incentive plan design, risk and reward structure of executive compensation plans, and other policies and practices, including the policies and views of third-party proxy advisory firms. FW Cook also assisted in the evaluation and implementation of changes to the Company’s incentive plans, which were effective with fiscal year 2018 and are described under What We Pay: Components of Our Compensation Program. See the section entitled Independence of the Compensation Consultant for a discussion of FW Cook’s independence from management.

Chairman and Chief Executive Officer. Our CEO makes compensation recommendations to the MDCC for all executive officers other than himself. In making these recommendations, our CEO evaluates the performance of each executive officer and considers his or her responsibilities as well as the compensation analysis provided by the independent compensation consultant.

Other Members of Management. Senior human resources management provides analyses regarding competitive practices and pay ranges, compensation and benefit plans, policies and procedures for equity awards, perquisites, general compensation, and benefits philosophy. Senior human resources, legal, and, from time to time, finance executives attend non-executive sessions of the MDCC meetings to provide additional perspective and expertise.

Independence of the Compensation Consultant

Pursuant to its charter, the MDCC is authorized to retain, oversee, and terminate any consultants as it deems necessary, as well as to approve the fees and other retention terms of any such consultants. Prior to retaining a compensation consultant or any other external advisor, from time to time as the MDCC deems appropriate but at least annually, the MDCC assesses the independence of the advisor from management. In evaluating FW Cook, the MDCC’s compensation consultant, the MDCC took into consideration all factors relevant to FW Cook’s independence, including the following factors specified in the NYSE listing standards:

●	other services provided to the Company by FW Cook or any of its affiliates;
●	the fees paid by the Company to FW Cook as a percentage of FW Cook’s total revenue;
●	the policies and procedures of FW Cook that are designed to prevent a conflict of interest;
●	any business or personal relationship between individuals at FW Cook performing consulting services for the MDCC and an MDCC member;

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THE CLOROX COMPANY - 2018 Proxy Statement	33

●	any ownership of Company stock by the individuals at FW Cook performing consulting services for the MDCC; and
●	any business or personal relationship between individuals at FW Cook performing consulting services for the MDCC and an executive officer of the Company.

FW Cook has provided the MDCC with appropriate assurances and confirmation of its independent status in accordance with the MDCC’s charter and other considerations. The MDCC believes that FW Cook has been independent throughout its service to the MDCC and that there is no conflict of interest between FW Cook or individuals at FW Cook and the MDCC, the Company’s executive officers, or the Company.

Our Peer Group

The MDCC uses a peer group of consumer products companies (the compensation peer group) to help determine competitive compensation rates for the Company’s executive officers, including the named executive officers. The compensation peer group was selected by the MDCC based on the factors described below, with input from FW Cook. The compensation peer group is used to evaluate both the levels of executive compensation and compensation practices within the consumer products industry.

For fiscal year 2018, the compensation peer group was composed of the following 18 companies:

Avon Products, Inc.	The Estee Lauder Companies Inc.	McCormick & Company, Incorporated
Campbell Soup Company	General Mills, Inc.	Molson Coors Brewing Company
Church & Dwight Co., Inc.	The Hershey Company	Newell Rubbermaid Inc.
Colgate-Palmolive Company	Hormel Foods Corporation	Revlon, Inc.
Dr. Pepper Snapple Group, Inc.	The J.M. Smucker Company	S.C. Johnson & Son, Inc.
Edgewell Personal Care	General Mills, Inc.	Tupperware Brands Corporation

To determine the compensation peer group for each year, the MDCC considers companies that:

●	hold leadership positions in branded consumer products;
●	are of reasonably similar size based on market capitalization and revenue;
●	compete with the Company for executive talent; and
●	have executive positions similar in breadth, complexity, and scope of responsibility to those of the Company.

The MDCC annually reviews and makes adjustments to the compensation peer group as appropriate to ensure that the peer group companies continue to meet the relevant criteria. There was a change to the compensation peer group for this fiscal year. Mead Johnson Nutrition Company was removed from the group due to an acquisition in 2017. Among the remaining peers, as of March 31, 2018, the Company was at the 35th percentile for revenue, 31st percentile for net income, and 59th percentile for market capitalization compared with the compensation peer group.

Fiscal Year 2018 Compensation of Our Named Executive Officers

For fiscal year 2018, management engaged Aon Hewitt to obtain and aggregate compensation data for the compensation peer group. This data was used to advise the MDCC on setting target compensation for our named executive officers. FW Cook reviewed this information and performed an independent compensation analysis of the compensation peer group data to advise the MDCC. Although each individual component of executive compensation is reviewed, particular emphasis is placed on targeting total compensation within 15% of the median target dollar amounts of compensation of the compensation peer group. Other factors, such as an executive’s level of experience, may result in target total compensation for individual named executive officers being set above or below this median range. For fiscal year 2018, each named executive officer’s target total compensation is within 15% of the compensation peer group median, with the exception of Mr. Jacobsen who was promoted to CFO in April 2018.

34	THE CLOROX COMPANY - 2018 Proxy Statement

Compensation Discussion and Analysis

What We Pay: Components of Our Compensation Program

A substantial portion of our targeted direct compensation for our executives is at-risk variable compensation, with 86% of compensation for our CEO and 73% of compensation for all of our other named executive officers being at-risk. Base salary is the only fixed direct compensation component, as outlined in the following charts, which reflect target compensation for fiscal year 2018.

Compensation Mix - CEO(1)	Compensation Mix - Average of All Other NEOs(1)
Fixed compensation = 14%	Fixed compensation = 27%
Variable compensation = 86%	Variable compensation = 73%

(1)	Compensation mix represents the actual base salary, target annual incentive award, and actual long-term incentives granted in fiscal year 2018. Refer to the Summary Compensation Table below for further details on actual compensation.

Additional elements of our executive compensation program include retirement plans, post-termination compensation, and perquisites as appropriate to support our executive compensation philosophy. Further detail about each element is provided in the discussion below:

Base Salary. The MDCC generally seeks to establish base salaries for our named executive officers within 15% of the median of the compensation peer group. The MDCC considered factors such as the executive’s specific role, level of experience, and sustained performance, as well as the compensation peer group market data, in determining each named executive officer’s base salary for fiscal year 2018. Changes in base salary are approved by the MDCC in September and become effective in October of each year. All base salaries that went into effect in October 2017 for the named executive officers, who were executive officers at the time, were within this target pay range.

Mr. Jacobsen was promoted to CFO in April 2018 and received a 38% increase in base salary to $500,000 in connection with the promotion. Even after this increase, his salary is slightly below the target pay range due to his short tenure in the CFO role.

After conducting a review for Mr. Dorer and evaluating his individual performance and overall Company performance for fiscal year 2017, the MDCC approved a base salary increase of 4.9% for fiscal year 2018, to $1,075,000, which was within 15% of the compensation peer group median for CEOs. The annual base salary increases for our named executive officers, other than our CEO and new CFO, ranged from 2.9% to 7.2%, with an average increase of 4.8%. The actual base salaries earned by our named executive officers in fiscal year 2018 are listed in the Salary column of the Summary Compensation Table.

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THE CLOROX COMPANY - 2018 Proxy Statement	35

Annual Incentives. The Company provides annual incentive awards to our named executive officers under the Company’s Executive Incentive Compensation Plan (Annual Incentive Plan). Payouts under the Annual Incentive Plan are based on the level of achievement of Company performance goals set annually by the MDCC, not to exceed the stockholder-approved maximums. These performance goals are tied to Board-approved corporate financial performance goals and individual objectives, which are described below. The amounts actually paid under the Annual Incentive Plan are based on four factors: (1) a target award for each named executive officer, which is the base salary multiplied by the annual incentive target (Target Award), (2) the Company’s performance measured against pre-established corporate financial goals (Financial Performance Multiplier), and (3) the named executive officer’s individual performance (Individual Performance Multiplier), which is based primarily on the performance of the operations or functions under the individual’s responsibility. The final individual Annual Incentive Plan payout is determined by the following formula:

The Financial Performance Multiplier can range from 0% to 200% based on an objective assessment of Company performance versus goals established by the MDCC at the beginning of the year. The Individual Performance Multiplier which is also determined by the MDCC, typically has a much narrower range, which makes its impact on the total payout significantly smaller than the Financial Performance Multiplier. Over the past three years, the range for the Individual Performance Multipliers for the named executive officers was 90% to 115%. By comparison, the range for the Financial Performance Multiplier during this same time period was 75% to 161%.

Below is an illustration of the annual incentive calculation, using our CEO’s Annual Incentive Plan payout as an example. The Financial Performance Multiplier was 75% in fiscal year 2018, based on the Company’s performance compared to the targets for annual net sales, net earnings from continuing operations and gross margin that were established by the MDCC at the beginning of the year. With the CEO’s Individual Performance Multiplier of 105%, this resulted in a final payout that was below target.

For 2018, the MDCC removed the Strategic Metrics Multiplier as a separate multiplier that applies equally to all executive officers. Commencing in fiscal year 2018, the relevant strategic metrics were incorporated into the individual multipliers for each executive officer, thereby resulting in a simpler annual incentive calculation that continues to reflect performance measured against key strategic objectives and individual contributions. The overall balanced scorecard with annual strategic priorities of financial goals, and other targets related to people,

36	THE CLOROX COMPANY - 2018 Proxy Statement

Compensation Discussion and Analysis

customer and consumer, growth, and margin targets as described above will continue to be evaluated by the Board, and used to measure the CEO’s performance as part of the CEO’s individual multiplier.

Each of the elements of the annual incentive formula is further described below.

Base Salary. The named executive officer’s actual fiscal year 2018 base salary is the starting point for the annual incentive calculation.

Annual Incentive Target. Each year, the MDCC sets an annual incentive target level for each named executive officer as a percentage of his or her base salary, based on an assessment of median bonus targets in the compensation peer group and other factors such as individual experience, as noted above. The annual incentive target level is generally set near the median of bonus targets for comparable positions in the compensation peer group. The table below sets forth the targets for the fiscal year 2018 annual incentive awards.

Named Executive Officer	Annual Incentive Target (% of Base Salary)
Benno Dorer – Chairman and Chief Executive Officer(1)	150%
Kevin B. Jacobsen – Senior Vice President, Chief Financial Officer(2)	80%
Dawn Willoughby – Executive Vice President, Chief Operating Officer(3)	85%
Laura Stein – Executive Vice President, General Counsel and Corporate Affairs	70%
Linda Rendle – Executive Vice President, Cleaning and Strategy	65%
Stephen M. Robb – Executive Vice President, Chief Financial Officer(4) (retired March 31, 2018)	90%
(1)	Mr. Dorer’s target was increased from 145% in fiscal year 2017 to 150% at the beginning of fiscal year 2018.
(2)	Mr. Jacobsen’s target was increased from 50% to 80% upon his promotion to CFO on April 1, 2018.
(3)	Ms. Willoughby’s target was increased from 80% in fiscal year 2017 to 85% at the beginning of fiscal year 2018.
(4)	Mr. Robb’s target was increased from 85% in fiscal year 2017 to 90% at the beginning of fiscal year 2018.

Financial Performance Multiplier. At the beginning of each fiscal year, the MDCC sets financial goals for the Annual Incentive Plan based on targets approved by the Board. At the end of the year, the MDCC reviews the Company’s results against the goals set at the beginning of the year. Beginning in fiscal year 2018, the economic profit metric (in fiscal year 2017, weighted as 50% of the multiplier) was replaced by net earnings from continuing operations (weighted 30%) and gross margin (weighted 20%). As in prior years, net sales was retained as a financial goal with 50% weighting.

The change from use of economic profit to use of net earnings from continuing operations and gross margin was intended to eliminate performance metric redundancy between our annual incentive and long-term incentive plans (where the economic profit metric remains the sole performance goal), enhance the line of sight between earned cash compensation and metrics that our broader management team and employees can directly influence, and reinforce the importance of both net earnings and gross margin in driving sustainable value creation over time. Economic profit remains a key metric for the Company, but the MDCC determined that the introduction of net earnings and gross margin was preferable in the annual incentive plan after considering investor feedback regarding a preference not to use the same metric in both short- and long-term plans, evaluating the metrics most commonly used by our peers in their short-term incentive plans, the suitability of various metrics in the short term versus the long term, and the focus on business fundamentals. In replacing the economic profit metric with net earnings and gross margin in the annual incentive, the MDCC considered the attributes of these various metrics: economic profit is the after-tax profit the Company generates after paying for assets used to run the business (or capital charge), while net earnings from continuing operations is similar to economic profit but does not include a capital charge. Because the capital charge is more difficult to influence on an annual basis, the MDCC determined that economic profit better aligns with long-term incentives, and net earnings to short-term incentives. Additionally, gross margin is a core element of profitable growth and a key metric for our investors, and the MDCC believes that adding gross margin as a metric for the annual incentive will help ensure that employees are focused on improving the Company’s profitability and ability to fund investments for future growth.

For fiscal year 2018, the MDCC established financial goals with a focus on increasing net sales, net earnings from continuing operations, and gross margin, as described in greater detail below, in order to drive sustainable, profitable growth and short- and long-term total stockholder returns. The net sales, net earnings from continued operations and gross margin metrics determine the Financial Performance Multiplier. They are weighted 50%, 30% and 20%, respectively, as the MDCC believes this mix effectively balances a focus on both top-line and bottom-line performance. In selecting the metrics and setting the financial goals of the Annual Incentive Plan, the MDCC carefully considered whether the goals appropriately align

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THE CLOROX COMPANY - 2018 Proxy Statement	37

with the goals of the long-term incentive program so that the overall compensation design does not encourage participants to take unnecessary or excessive risk or actions that are inconsistent with the Company’s short- and long-term strategic and financial objectives.

For fiscal year 2018, the financial goals for the Annual Incentive Plan, the potential range of payouts for achieving those goals, and the actual results as determined by the MDCC were as follows:

	Annual Incentive Financial Goals (in millions)
Goal	0% (Minimum)	100% (Target)	200% (Maximum)	Actual(1)
Net Sales (weighted 50%)	$5,929	$6,113	$6,296	$6,063
Net Earnings from Continued Operations (weighted 30%)	$698	$742	$787	745
Gross Margin (weighted 20%)	43.8%	45.1%	46.1%	44.2%

(1)	Results exclude the impact of the change in accounting for share-based payments (ASU 2016-09) and the Tax Cuts and Jobs Act from net earnings from continued operations, as well as the impact from the Nutranext Acquisition on net sales, net earnings from continuing operations and gross margin.

For fiscal year 2018, the Financial Performance Multiplier was 75%, primarily driven by lower-than-targeted sales growth, inclusive of unfavorable foreign currency exchange rates, mainly in Argentina. Additionally, rising commodity and logistics costs during the fiscal year had a negative impact on gross margin, which were partially offset by cost savings and price increases. Net earnings from continuing operations came in above target due to the impact of cost savings, price increases as well as lower advertising and sales promotion spending. As shown in the table above, all of these results have been adjusted to remove the impact of the acquisition of Nutranext, certain accounting changes, as well as the benefits of a lower tax rate as a result of the Tax Cuts and Jobs Act.

Individual Performance Multiplier. Consistent with our pay-for-performance philosophy, the annual incentive payouts initially are determined by financial results multiplied by an Individual Performance Multiplier. Based on its evaluation of individual performance, the MDCC reviewed and approved the Individual Performance Multiplier for each named executive officer to reflect the officer’s individual contributions in fiscal year 2018. In determining the multiplier for individual performance, the MDCC carefully evaluates several performance factors against objectives established at the beginning of the year. For our CEO, the MDCC conducts a detailed evaluation covering the key categories of strategy, people, operations, and overall performance, with specific goals within each category. For our other named executive officers, the CEO recommends an individual performance multiplier based on each such officer’s contribution in those key categories relevant to their roles.

To set specific targets for our CEO, the MDCC uses a balanced scorecard with annual strategic priorities of financial goals, people, customer and consumer, growth, and margin, with specific metrics and targets within each strategic priority. These targets are used to measure the CEO’s performance twice a year, with a mid-year review and a year-end evaluation.

This assessment is then used to determine the appropriate individual multiplier for the fiscal year performance. The MDCC reviewed the results for our CEO and determined his Individual Performance Multiplier was 105%, based on his continued strong performance, including progress on the Company’s 2020 Strategy, delivering solid overall operational results for fiscal year 2018, and continuing to shape a highly successful senior management team.

The range of Individual Performance Multipliers for the other named executive officers in fiscal year 2018 was 90% to 115% based on their respective contributions and results for the fiscal year. Our SVP, CFO received an Individual Performance Multiplier of 95% based primarily on the Company not meeting certain financial targets. Our EVP, COO received an Individual Performance Multiplier of 90% based on mixed financial and operational results. The EVP, General Counsel & Corporate Affairs received an Individual Performance Multiplier of 100% as she and her team continued to deliver on both internal and external objectives. Our EVP, Cleaning and Strategy received an Individual Performance Multiplier of 115%, driven by the at- or above-target results for all of her businesses. Our former EVP, CFO received an Individual Performance Multiplier of 95%, based primarily on the Company not meeting certain financial targets.

Final Individual Annual Incentive Plan Payouts. In accordance with the formula described above, the final annual incentive payouts to our named executive officers in fiscal year 2018, excluding our CEO, ranged from $168,040 to $344,250 and from 68% to 86% of the named executive officers’ Target Awards (excluding Mr. Robb’s’ payout, which was pro-rated for his partial year of service). Mr. Dorer’s annual incentive payout was $1,269,840. This award was 79% of his Target Award and is composed of a Financial Performance Multiplier of 75%, and an Individual Performance Multiplier of 105%. These payouts are also reflected in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.

38	THE CLOROX COMPANY - 2018 Proxy Statement

Compensation Discussion and Analysis

Long-Term Incentives. Each year, we provide long-term incentive compensation to our named executive officers. These awards have been made in the form of performance shares and stock options, which we believe align Company performance and executive officer compensation with the interests of our stockholders. These incentive awards also support the achievement of our long-term corporate financial goals.

We use time-based restricted stock for non-executive officer employees and occasionally for special purposes for executive officers, such as in connection with a promotion or as a replacement for compensation forfeited by an externally recruited executive at a prior employer.

The MDCC annually reviews the costs of, and potential stockholder dilution attributable to, our long-term incentive program to ensure that the overall program is financially efficient and in line with that of our compensation peer group. The MDCC also seeks to calibrate the long-term incentive program design to appropriately drive performance in line with that of the compensation peer group. In determining the total value of the long-term incentive opportunity for each named executive officer, the MDCC reviews the compensation peer group data presented by both management and the independent compensation consultant on a role-by-role basis and considers recommendations by our CEO for the other named executive officers.

The MDCC’s goal is to target long-term incentive awards in amounts that are generally competitive with the median of the compensation peer group. Actual long-term incentive award target levels for individual named executive officers may vary from the median based on a variety of factors, such as the named executive officer’s sustained performance, individual experience, critical nature of his or her role, and expected future contributions. Like the annual incentive awards, actual payouts under the long-term incentive awards will vary from the target based on how the Company performs against pre-established targets. The value of payouts will also vary based on changes in the market price of our Common Stock.

The MDCC determined that our named executive officers would receive 50% of the value of their total annual long-term incentive award granted in fiscal year 2018 in performance shares and 50% in stock options. The MDCC believes this mix of equity awards supports several important objectives, including compensating named executive officers for achievement of long-term goals tied to our business strategy, rewarding named executive officers for sustained increases in the price of our Common Stock, enhancing retention by mitigating the impact of price fluctuations of our Common Stock in the overall long-term incentive value, and ensuring that the overall cost of the program is aligned with the compensation realized by the named executive officers and the performance delivered to stockholders. The MDCC does not consider the amount of outstanding performance shares, stock options, and restricted stock currently held by a named executive officer when making annual awards of performance shares and stock options because such amounts represent compensation attributable to prior years.

Long-Term Incentive Award. The long-term incentive awards granted to our named executive officers for fiscal year 2018 were made in September 2017. The MDCC considered factors such as the executive’s role, level of experience, and sustained performance, as well as the compensation peer group market data, in determining each named executive officer’s long-term incentive award. For fiscal year 2018, the long-term incentives for our named executive officers (including the off-cycle awards discussed below), excluding our CEO, ranged in value from $700,000 to $1,500,000. Mr. Dorer received a long-term incentive award valued at $5,250,000. As discussed below, our SVP, CFO, Mr. Jacobsen received off-cycle performance share and stock option grants in connection with his promotion in April 2018. The MDCC also made an off-cycle grant of restricted stock units to our EVP, Cleaning & Strategy, Ms. Rendle upon her promotion to EVP in June 2018. The long-term incentives awarded to our named executive officers in fiscal year 2018 are listed in the Stock Awards and Option Awards columns of the Summary Compensation Table.

Performance Shares. Performance shares are grants of restricted stock units that pay out after a three-year performance period only if the Company meets pre-established financial performance goals, which are described below. Beginning in fiscal year 2018, the MDCC changed the measurement of economic profit (EP) performance from a three-year cumulative dollar amount to a three-year annual growth rate that is established at the beginning of the cycle and held constant. For purposes of the performance shares, EP is defined as earnings before interest and taxes, adjusted for non-cash restructuring charges, times one minus the tax rate, less capital charge. In addition, beginning in fiscal year 2018, the MDCC changed the potential payout range from 0% to 150% of target with a 25% payout for threshold performance (and a zero payout below threshold) to a range of 0% to 200% of target with a 50% payout threshold. In making these changes, the MDCC considered a number of factors, including practices at other comparable companies, the difficulty in setting a three-year cumulative dollar-denominated target in a rapidly evolving and volatile global economic environment, feedback from investors, and talent retention. With regard to the change from a dollar-denominated cumulative EP target to a target growth

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THE CLOROX COMPANY - 2018 Proxy Statement	39

rate over three years, the MDCC specifically considered the volatility of year-over-year results and the potential for a single good or bad year to have a disproportionate impact on a three-year payout opportunity.

We believe that performance shares align the interests of our named executive officers with the interests of our stockholders because the number of shares earned and the shares’ potential value are tied to the achievement of performance targets. As discussed above, the performance target for the awards granted in September 2017 is a three-year annual EP growth rate target informed by our three-year financial long-range plan and the budget developed by management, which is reviewed and approved by the Board. In setting the performance targets for the performance shares, the MDCC reviews the budget and long-range plan and seeks to appropriately align the performance goals with the objectives of the Annual Incentive Plan, so that the overall compensation design does not encourage participants to take unnecessary or excessive risk or actions that are inconsistent with the Company’s short- and long-term strategic and financial objectives. The MDCC believes its use of growth in EP as a metric provides rigor and an ability to align performance with pay over the three-year performance period.

The payout of the performance share awards granted in September 2017 is subject solely to the Company’s achievement of a three-year annual growth rate EP target during the performance period of July 2017 through June 2020. The percentage range for payouts is from 0%, if the minimum EP target is not met, to a maximum of 200% of the target number of shares. The minimum EP target results in a 50% payout threshold. In connection with his promotion to SVP, CFO, Mr. Jacobsen received an off-cycle grant of performance shares in April 2018. The performance shares are subject to the same terms and conditions as the September 2017 performance shares.

For the grant made in September 2015, which was based on a performance period of July 2015 through June 2018 and paid out in August 2018, the MDCC established cumulative EP targets and set various payout levels tied to cumulative EP for the performance period. For the September 2015 grant, the cumulative EP target was set so a payout of 100% would be made if the Company achieved EP growth of approximately 5% per year during the performance period. The MDCC believes this metric directly supports the Company’s corporate strategy and long-term financial goals and correlates to stock price performance.

In August 2018, the MDCC certified the results of the September 2015 grant for the 2015-2018 performance period. The adjusted financial target for the grant was a cumulative EP of $1.485 billion over the three-year performance period for a 100% payout. The cumulative EP target was adjusted in accordance with the grant agreements for the impact of the adoption of a change to the accounting standards for share-based payments under ASU 2016-09, as well as for the acquisitions of Renew Life in May 2016 and Nutranext in April 2018 and the Tax Cuts and Jobs Act that went into effect January 1, 2018. The Company’s actual cumulative EP of $1.629 billion was well above the payout maximum of $1.535 billion, resulting in the MDCC certifying a payout of 150%, which was the maximum possible payout for the 2015 grants.

Stock Options. Stock options align the interests of our named executive officers with those of our stockholders because the options only have value if the price of the Company’s stock increases after the stock options are granted. Stock options vest in 25% increments over a four-year period (beginning one year from the date of grant) and expire 10 years from the date of grant. In fiscal year 2018, the MDCC awarded stock options to our named executive officers as part of our annual long-term incentive plan. Additionally, in connection with his promotion to SVP, CFO, Mr. Jacobsen received an off-cycle grant of stock options in April 2018. The stock options are subject to the same terms and conditions as the annual grants. The exercise price for the stock options was equal to the closing price of our Common Stock on the date of grant. Information on all stock option grants is shown in the Grants of Plan-Based Awards table.

Retirement Plans

Our named executive officers participate in the same tax-qualified retirement benefit programs available to all other United States-based salaried and non-collectively bargained hourly employees. The Company’s retirement plans are designed to provide replacement income upon retirement and to be competitive with programs offered by our peers.

In addition, because the IRC limits the amount of benefits that can be contributed to and paid from a tax-qualified retirement plan, the Company also provides our executive officers, including our named executive officers, with additional retirement benefits intended to restore amounts that would otherwise be payable under the Company’s tax-qualified retirement plans if the IRC did not have limits on includable compensation and maximum benefits. We call these plans “restoration plans” because they restore total executive retirement benefits to the same percentage level provided to our salaried employees who are not limited by IRC restrictions.

40	THE CLOROX COMPANY - 2018 Proxy Statement

Compensation Discussion and Analysis

A brief description of each of our retirement programs is set forth below. Each of our named executive officers participates in these retirement programs with the exception of the Supplemental Executive Retirement Plan.

The Clorox Company Pension Plan. The Clorox Company Pension Plan (the Pension Plan) is a cash balance pension plan that was frozen effective June 30, 2011. This freeze did not affect the benefits previously accrued under the Pension Plan, which remain fully funded.

The Clorox Company 401(k) Plan. After the Pension Plan was frozen in June 2011, the Clorox Company 401(k) Plan (the 401(k) Plan) became the primary retirement plan for the Company. The Company makes an annual fixed contribution of 6% of eligible pay and a matching contribution of up to 4% of eligible pay to eligible employees.

Nonqualified Deferred Compensation Plan. Under the Nonqualified Deferred Compensation Plan (the NQDC), eligible employees may voluntarily defer receipt of up to 50% of base salary and up to 100% of their annual incentive awards. In fiscal year 2018, deferred amounts could be invested in a manner that generally mirrored the funds available in the 401(k) Plan. The NQDC permits the Company to contribute amounts that exceed the IRC compensation limits in the tax-qualified plans through a 401(k) restoration provision for those employees deferring at required levels in the plan.

Supplemental Executive Retirement Plan. The Supplemental Executive Retirement Plan (the SERP), a defined benefit plan, was closed to new participants effective April 2007 and, effective June 30, 2011, was frozen with regard to pay and offsets, while still accruing age and service credits. Benefits under the SERP have historically been calculated as an annuity based on a percentage of average compensation adjusted by age and years of service and offset by the annuity value of Company contributions to the tax-qualified retirement plans and by Social Security. Effective July 1, 2011, the SERP was replaced by the Executive Retirement Plan (the ERP) (described below). Moving from the SERP to the ERP created a defined contribution structure that is more closely aligned with the benefits provided by the Company’s compensation peer group. In March 2018, the SERP was amended to provide that designated participants whose service as an executive of the Company is succeeded by service as a consultant or advisor will be entitled to receive age and service credits while serving as a consultant or advisor for purposes of accruing an early retirement benefit under the SERP, provided that they have attained a minimum of 25 years of service and be at least 50 years old at the time that service as a consultant or advisor commences. As of July 1, 2018, only three of our named executive officers are still eligible for the SERP.

Executive Retirement Plan. Our executive officers (including named executive officers) participate in the ERP. Under the ERP, the Company makes an annual contribution of 5% of an eligible participant’s base salary and annual incentive award into the plan.

Further details about the provisions of the Pension Plan, NQDC, SERP, and ERP are provided in the Overview of Pension Benefits and the Overview of the Nonqualified Deferred Compensation Plans sections below.

Post-Termination Compensation

The Company has a severance plan (the Severance Plan) that provides our named executive officers with post-termination payments if the named executive officers’ employment is terminated by the Company other than for cause. These payments are intended to provide a measure of financial security following the loss of employment, which we believe is important to attract and retain executives. The severance benefits are designed to be competitive with the compensation peer group and external market practices.

The Company also has an Executive Change in Control Severance Plan (the CIC Plan), which provides severance benefits to certain eligible executives of the Company, including all of the Company’s named executive officers, if their employment with the Company is involuntarily terminated in connection with a change in control of the Company. In addition to helping mitigate the financial impact associated with termination after a change in control, these benefits further align the interests of our executive officers with the interests of our stockholders by providing incentives for retention, for business continuity purposes. Under the CIC Plan, a named executive officer is eligible for change in control severance benefits if his or her employment is terminated in connection with a change in control, either by the Company without cause or by the named executive officer for good reason. See the section entitled Potential Payments Upon Termination or Change in Control for additional information.

Mr. Robb retired from the Company as of March 31, 2018. With his retirement, he was eligible to receive accelerated vesting for stock options held over six months, a pro-rata share of performance units and a pro-rata bonus payout related to his partial year of service. Upon retirement, Mr. Robb was not eligible for subsidized retiree health care. Mr. Robb will serve in an advisory role until September 30, 2019. In accordance with the terms of the SERP, as most recently amended on March 28, 2018, Mr. Robb will continue to accrue age and service credit (with no other compensation) while serving in an advisory capacity.

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THE CLOROX COMPANY - 2018 Proxy Statement	41

Perquisites

We provide our named executive officers with other limited benefits we believe are competitive with the compensation peer group and consistent with the Company’s overall executive compensation program. These benefits allow our named executive officers to proactively manage their health, work more efficiently, and, in the case of the financial planning program, help them optimize the value received from our compensation and benefits programs. These perquisites are a Company car or car allowance, paid parking at the Company’s headquarters, an annual executive physical exam, reimbursement for health club membership, and financial planning services.

Other Executive Compensation Policies and Practices

Tally Sheets. To help ensure that our executive compensation design is aligned with our overall compensation philosophy of pay for performance and that total compensation levels are appropriate, the MDCC annually reviews compensation tally sheets for each of our named executive officers. These tally sheets outline current target total compensation (including the compensation elements described above), the potential wealth creation of long-term incentive awards granted to our officers under various potential stock prices, and the potential value of payouts under various termination scenarios. As such, these tally sheets help provide the MDCC with a comprehensive understanding of all elements of the Company’s compensation program and enable the MDCC to consider changes to the Company’s compensation program, arrangements, and plans in light of best practices and emerging trends. The MDCC may consider the information presented in the tally sheets in determining future compensation.

Results of 2017 Advisory Vote on Executive Compensation. At our 2017 Annual Meeting of Stockholders held on November 15, 2017, we asked our stockholders to approve, on an advisory basis, our fiscal year 2017 compensation awarded to our named executive officers, commonly referred to as a “say-on-pay” vote. Our stockholders overwhelmingly approved the compensation to our named executive officers, with approximately 94% of votes cast in favor of our proposal. We value this positive endorsement by our stockholders of our 2017 executive compensation policies and believe that the outcome signals our stockholders’ support of our compensation program. We continued our general approach to compensation for fiscal year 2018, specifically our pay-for-performance philosophy and our efforts to attract, retain, and motivate our named executive officers, taking into account the say-on-pay results as well as specific feedback from our stockholders. We value the opinions of our stockholders and will continue to consider the results from this year’s and future advisory votes on executive compensation, as well as feedback received throughout the year, when making compensation decisions for our named executive officers.

Stock Award Granting Practices. The Company awards long-term incentive grants each September at a regularly scheduled MDCC meeting, which typically occurs during the third week of the month, or about six weeks after the Company has publicly reported its annual earnings. The meeting date is the effective grant date for the awards, and the exercise/grant price is equal to the closing price of our Common Stock on that date.

The MDCC may also make occasional grants of stock options and other equity-based awards at other times to recognize, retain, or recruit executive officers.

Executive Stock Ownership Guidelines. To maintain alignment of the interests of the Company’s executive officers and our stockholders, all executive officers, including the named executive officers, are expected to build and maintain a significant level of direct stock ownership. Ownership levels can be achieved over time in a variety of ways, such as by retaining stock received upon the exercise of stock options or the vesting of stock awards or by purchasing stock in the open market. At a minimum, executive officers are expected to establish and maintain direct ownership of Common Stock having a value, based on the current market price of the stock, equal to a multiple of each executive officer’s annual base salary. The current minimum ownership guidelines are as follows:

Chief Executive Officer	6x annual base salary
Executive Officers (other than the CEO)	3x annual base salary
Other Senior Executives	2x annual base salary

Ownership levels are based on shares of Common Stock owned by the named executive officer or held pursuant to Company plans, including performance shares that have vested and been deferred for settlement. Unexercised stock options and shares that have not vested due to time or performance restrictions are excluded from the ownership calculations.

As of the date of this proxy statement, Mr. Dorer, Ms. Willoughby and Ms. Stein have met the required ownership levels. Ms. Rendle and Mr. Jacobsen became subject to a higher threshold with their promotions to the Executive Committee in fiscal years 2017 and 2018, respectively, and their ownership threshold increased from 2 times annual base salary to 3 times annual base salary required for executive officers other than the CEO.

Retention Ratios. Executive officers, including our named executive officers, are required to retain a certain percentage of shares obtained upon either the exercise of

42	THE CLOROX COMPANY - 2018 Proxy Statement

Compensation Discussion and Analysis

stock options or the release of restrictions on performance shares and restricted stock, after satisfying applicable taxes. Our CEO is expected to retain 75% of shares acquired (after taxes) until the minimum ownership level is met. After attaining the minimum ownership level, our CEO must retain 50% of any additional shares acquired (after taxes) until retirement or termination. Other executive officers must retain 75% of shares acquired (after taxes) until the minimum ownership levels are met and thereafter must retain 25% of shares acquired (after taxes) for one year after receipt.

Securities Trading Policy; Prohibition on Hedging and Pledging. To ensure alignment of the interests of our stockholders and executive officers, including our named executive officers, the Company’s Insider Trading Policy does not permit executive officers to engage in short-term or speculative transactions or derivative transactions involving the Company’s stock and includes prohibitions on options trading, hedging, or pledging the Company’s stock as collateral. Trading is permitted only during announced trading periods or in accordance with a previously established trading plan that meets SEC requirements. At all times, including during announced trading periods, executive officers are required to obtain preclearance from the Company’s General Counsel or Corporate Secretary prior to entering into any transactions in Company securities, unless those sales occur in accordance with a previously established trading plan that meets SEC requirements.

Clawback Provisions. Under our Annual Incentive Plan and long-term incentive plan, in the event of a restatement of financial results to correct a material error or other factors as described in the long-term incentive plan, the MDCC is authorized to reduce or recoup an executive officer’s award, as applicable, to the extent that the MDCC determines such executive officer’s fraud or intentional misconduct was a significant contributing factor to the need for a restatement.

Tax Deductibility Limits on Executive Compensation. For our 2017 fiscal year, Section 162(m) limits the tax deductibility of compensation paid to our CEO and the three other most highly compensated named executive officers employed at the end of the year (other than the CFO) to $1 million per year, unless such amounts are determined to be performance-based compensation. Our policy with respect to Section 162(m) seeks to balance the interests of the Company in maintaining flexible incentive plans against the possible loss of a tax deduction when taxable compensation for any of the executive officers subject to Section 162(m) exceeds $1 million per year. The Annual Incentive Plan and long-term incentive plan are designed to provide the Committee with the ability to decide whether or not to make performance-based compensation awards that are intended to meet the requirements of Section 162(m). The Committee generally seeks to satisfy the requirements necessary to allow the compensation of its executives to be deductible under Section 162(m) of the IRC, but retains the discretion and may also approve compensation that is not deductible under Section 162(m). The rules and regulations promulgated under Section 162(m) are complex and subject to change from time to time, sometimes with retroactive effect. There can be no guarantee, therefore, that amounts potentially subject to the Section 162(m) limitations will be treated by the Internal Revenue Service as “qualified performance-based compensation” under Section 162(m) and/or deductible by the Company.

With the enactment of the Tax Cuts and Jobs Act in December 2017, for taxable years beginning after December 31, 2017, the deductibility exemption for performance-based compensation under Section 162(m) has been eliminated. As a result, compensation in excess of $1 million paid to covered executive officers generally will not be deductible unless the compensation qualifies for certain transition relief under the Tax Cuts and Jobs Act. As a result, the Company continues to assess how the amendments to Section 162(m) may affect its annual and long-term incentive compensation. Given the commitment of the Company and the MDCC to tying the compensation of its executives to the performance of the Company, at this time we do not expect there to be material changes made to the manner in which the Company awards its incentive compensation.

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THE CLOROX COMPANY - 2018 Proxy Statement	43

The Management Development and Compensation Committee Report

As detailed in its charter, the Management Development and Compensation Committee of the Board oversees the Company’s executive compensation program and policies. As part of this function, the MDCC discussed, and reviewed with management, the CD&A. Based on this review and discussion, we have recommended to the Board that the CD&A be included in the proxy statement.

THE MANAGEMENT DEVELOPMENT AND COMPENSATION COMMITTEE

Jeffrey Noddle, Chair
Richard H. Carmona
Spencer C. Fleischer
David Mackay

Compensation Committee Interlocks and Insider Participation

Each of Dr. Carmona and Messrs. Fleischer, Mackay, and Noddle served as a member of the MDCC during part or all of fiscal year 2018. None of the members was an officer or employee of the Company or any of its subsidiaries during fiscal year 2018 or in any prior fiscal year. No executive officer of the Company served on the board of directors or compensation committee of any other entity that has or had one or more executive officers who served as a member of the Board or MDCC during fiscal year 2018.

44	THE CLOROX COMPANY - 2018 Proxy Statement

Compensation Discussion and Analysis

Compensation Discussion and Analysis Tables

FISCAL YEAR 2018 SUMMARY COMPENSATION TABLE

The following table sets forth the compensation earned, paid, or awarded to our named executive officers for the fiscal years ended June 30, 2018, 2017, and 2016.

Name and Principal Position	Year	Salary ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)
Benno Dorer	2018	$1,061,538	$2,624,635	$2,625,829	$1,269,840	$131,210	$420,015	$8,133,067
Chairman and Chief	2017	$1,010,577	2,374,406	2,374,959	1,569,480	188,548	550,919	8,068,890
Executive Officer	2016	976,154	2,175,084	2,175,010	2,469,220	710,100	428,424	8,933,992
Kevin B. Jacobsen	2018	388,463	349,952	350,091	168,040	7,476	107,965	1,371,987
Senior Vice President
— Chief Financial Officer
Dawn Willoughby	2018	593,269	624,978	625,154	344,250	2,643	183,041	2,373,335
Executive Vice President	2017	537,692	750,534	449,985	436,680	2,208	223,421	2,427,520
— Chief Operating Officer	2016	515,154	399,528	400,023	766,130	2,293	177,569	2,260,697
Laura Stein	2018	607,288	500,253	500,093	321,300	—	177,933	2,106,867
Executive Vice President	2017	590,317	412,352	412,475	399,500	—	227,339	2,041,983
— General Counsel and	2016	582,050	399,528	400,023	754,980	862,607	226,861	3,226,049
Corporate Affairs
Linda Rendle	2018	435,923	563,379	312,577	271,900	1,401	117,181	1,702,362
Executive Vice President
— Cleaning and Strategy
Stephen M. Robb	2018	484,231	749,702	750,215	309,210	683,981	186,161	3,163,500
Executive Vice President	2017	601,346	700,382	700,053	522,650	—	262,971	2,787,402
— Chief Financial Officer	2016	576,846	550,188	550,065	945,010	366,586	224,752	3,213,447
(Retired March 31, 2018)
(1)	Reflects actual salary earned for fiscal years 2018, 2017, and 2016. Fiscal year 2016 had an extra day of earnings (versus 2017 and 2018) as a result of the leap year.
(2)	The amounts reflected in these columns are the values determined under FASB ASC Topic 718 for the awards granted in the fiscal years ended June 30, 2018, 2017, and 2016, in accordance with the applicable accounting standard. The assumptions made in valuing stock awards and option awards reported in these columns are discussed in Note 1, Summary of Significant Accounting Policies under subsection “Stock-Based Compensation”, and in Note 16, Stock-Based Compensation Plans, to the Company’s consolidated financial statements for the three years in the period ended June 30, 2018, included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018. Additional information regarding the stock awards and option awards granted to our named executive officers during fiscal year 2018 is set forth in the Grants of Plan-Based Awards Table.
(3)	The grant date fair value of the performance share awards reflected in this column is the target payout based on the probable outcome of the performance-based conditions, determined as of the grant date. The maximum potential payout of the stock awards granted in fiscal year 2018 would be 200% of the target shares awarded on the grant date. The maximum value of the performance share awards for 2018 determined as of the date of grant would be as follows for each respective named executive officer: Mr. Dorer – $5,249,270; Mr. Jacobsen – $699,904; Ms. Willoughby – $1,249,955; Ms. Stein – $1,000,507; Ms. Rendle – $626,333; and Mr. Robb – $1,499,404. The payout of the performance share award granted to Mr. Robb in fiscal year 2018 was prorated due to his retirement. See the Grants of Plan-Based Awards Table for more information about the performance shares granted under the 2005 Stock Incentive Plan.
(4)	Reflects annual incentive awards earned for fiscal years 2018, 2017, and 2016 and paid out in September 2018, September 2017, and September 2016, respectively, under the Annual Incentive Plan. Information about the Annual Incentive Plan is set forth in the Compensation Discussion and Analysis under "Annual Incentives". Mr. Robb’s award for fiscal year 2018 was pro-rated for his partial year of service.

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THE CLOROX COMPANY - 2018 Proxy Statement	45

(5)	The amounts reflect the aggregate change in the present value of accumulated benefits during fiscal years 2018, 2017, and 2016 under the SERP, the Pension Plan, and the cash balance restoration benefit of the NQDC (note that the SERP, the Pension Plan, and the cash balance restoration benefit of the NQDC are all frozen benefits; refer to the Pension Benefits Table for further information). Each plan amount in fiscal year 2018 is set forth in the following table:

	Benno Dorer	Kevin B. Jacobsen	Dawn Willoughby	Laura Stein	Linda Rendle	Stephen M. Robb
The Pension Plan	$1,552	$3,695	$2,418	$3,848	$1,401	$4,405
SERP	126,001	—	—	(165,701)	—	678,754
Cash Balance Restoration Benefit	3,657	3,781	225	29,013	—	822
Total	$131,210	$7,476	$2,643	$(132,840)	$1,401	$683,981
(6)	The amounts shown in the All Other Compensation column represent (i) actual Company contributions under the Company’s 401(k) Plan, (ii) nonqualified contributions under the NQDC and ERP, and (iii) perquisites available to named executive officers of the Company:

	Benno Dorer	Kevin B. Jacobsen	Dawn Willoughby	Laura Stein	Linda Rendle	Stephen M. Robb
The Clorox Company 401(k) Plan	$26,050	$29,271	$26,784	$25,552	$27,997	$27,504
Nonqualified Deferred Compensation Plan	364,196	52,855	127,982	122,541	68,741	143,944
Company Paid Perquisites
(see sub-table below)	29,769	25,839	28,275	29,840	20,444	14,713
Total	$420,015	$107,965	$183,041	$177,933	$117,181	$186,161

The following table sets forth the perquisites we make available to our named executive officers and the cost to the Company for providing these perquisites during fiscal year 2018. The amounts shown in the Other Perquisites row consist of paid parking at the Company’s headquarters, health club reimbursement, and an annual executive physical.

	Benno Dorer	Kevin B. Jacobsen	Dawn Willoughby	Laura Stein	Linda Rendle	Stephen M. Robb
Executive Automobile Program	$13,200	$4,781	$13,200	$13,200	$13,200	$9,900
Basic Financial Planning	9,683	16,016	9,259	10,651	2,000	2,428
Other Perquisites	6,886	5,042	5,816	5,989	5,244	2,385
Total	$29,769	$25,839	$28,275	$29,840	$20,444	$14,713

46	THE CLOROX COMPANY - 2018 Proxy Statement

Compensation Discussion and Analysis

FISCAL YEAR 2018 GRANTS OF PLAN-BASED AWARDS

This table shows grants of plan-based awards to the named executive officers during fiscal year 2018.

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
Benno Dorer
Annual Incentive Plan(1)		—	$1,612,500	$4,837,500
Performance Shares(2)	9/12/2017				9,680	19,360	38,720				2,624,635
Stock Options(3)	9/12/2017								171,960	$135.57	2,625,829
Kevin B. Jacobsen
Annual Incentive Plan(1)		—	235,850	707,550
Performance Shares(2)	9/12/2017				555	1,110	2,220				150,483
	4/2/2018				775	1,550	3,100				199,470
Stock Options(3)	9/12/2017								9,830	$135.57	150,104
	4/2/2018								11,160	$128.69	199,987
Dawn Willoughby
Annual Incentive Plan(1)		—	510,000	1,530,000
Performance Shares(2)	9/12/2017				2,305	4,610	9,220				624,978
Stock Options(3)	9/12/2017								40,940	$135.57	625,154
Laura Stein
Annual Incentive Plan(1)		—	428,400	1,285,200
Performance Shares(2)	9/12/2017				1,845	3,690	7,380				500,253
Stock Options(3)	9/12/2017								32,750	$135.57	500,093
Linda Rendle
Annual Incentive Plan(1)		—	315,250	945,750
Performance Shares(2)	9/12/2017				1,155	2,310	4,620				313,167
Stock Options(3)	9/12/2017								20,470	$135.57	312,577
Restricted Stock(4)	6/29/2018							1,850			250,213
Stephen M. Robb
(Retired March 31, 2018)
Annual Incentive Plan(1)		—	432,395	1,297,185
Performance Shares(2)(5)	9/12/2017				2,765	5,530	11,060				749,702
Stock Options(3)(5)	9/12/2017								49,130	$135.57	750,215
(1)	Represents estimated possible payouts of annual incentive awards for fiscal year 2018 under the Annual Incentive Plan for each of our named executive officers. The Annual Incentive Plan is an annual cash incentive opportunity and, therefore, awards are earned in the year of grant. The target amounts represent the potential payout if both Company performance (financial metric) and individual performance are at target levels. The amounts actually paid under the Annual Incentive Plan are based on three factors for each named executive officer: (1) the base salary multiplied by the annual incentive target, (2) the Company’s financial performance multiplier, which ranges from 0% to 200%, and (3) the named executive officer’s individual performance multiplier (which has ranged from 90% to 115% for the named executive officers for the last five fiscal years). The maximum amount represents the maximum payout in the Annual Incentive Plan for the named executive officers based on the annual incentive target for each of named executive officers for fiscal year 2018, a financial performance modifier of 200%, and an individual performance multiplier of 150%. In prior years, the maximum reflected the maximum payout amount approved for purposes of IRC Section 162(m). See the Summary Compensation Table for the actual payout amounts in fiscal year 2018 under the Annual Incentive Plan. See “Annual Incentives” in the Compensation Discussion and Analysis for additional information about the Annual Incentive Plan.
(2)	Represents possible future payouts of Common Stock underlying performance shares awarded in fiscal year 2018 to each of our named executive officers as part of their participation in the 2005 Stock Incentive Plan. These awards will vest upon the achievement of performance measures based on average economic profit growth over a three-year period, with the threshold, target, and maximum awards equal to 50%, 100%, and 200%, respectively, of the number of performance shares granted. If the minimum financial goals are not met at the end of the three-year period, no awards will be paid out under the 2005 Stock Incentive Plan. See “Long-Term Incentives” in the Compensation Discussion and Analysis for additional information.
(3)	Represents stock options awarded to each of our named executive officers under the 2005 Stock Incentive Plan. All stock options vest in equal installments on the first, second, third, and fourth anniversaries of the grant date.
(4)	Represents restricted stock awarded under the 2005 Stock Incentive Plan to Ms. Rendle when she became the EVP-Cleaning & Strategy effective June 29, 2018. The award cliff vests on the third anniversary of the grant date.
(5)	The options granted to Mr. Robb in fiscal year 2018 were accelerated at his retirement due to meeting retirement eligibility. The performance shares granted to Mr. Robb in fiscal year 2018 were prorated at his retirement due to meeting retirement eligibility.

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THE CLOROX COMPANY - 2018 Proxy Statement	47

OUTSTANDING EQUITY AWARDS AT FISCAL 2018 YEAR-END

The following equity awards granted to our named executive officers were outstanding as of the end of fiscal year 2018.

Name	Number of Securities Underlying Unexercised Options- Exercisable (#)	Number of Securities Underlying Unexercised Options- Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Benno Dorer
Stock Options(2)	17,460	—		$57.25	9/15/2019
	19,826	—		$66.48	9/14/2020
	19,809	—		$68.15	9/13/2021
	31,058	—		$72.11	9/11/2022
	26,559	—		$74.09	1/2/2023
	30,598	—		$84.45	9/17/2023
	38,085	12,695	(3)	$89.82	9/17/2024
	165,877	55,293	(4)	$100.24	11/20/2024
	82,700	82,700	(5)	$111.60	9/15/2025
	43,212	129,638	(6)	$123.09	9/13/2026
	—	171,960	(7)	$135.57	9/12/2027
Performance Shares(2)									29,235	(8)	3,954,034
									19,290	(9)	2,608,973
									19,360	(10)	2,618,440
Kevin B. Jacobsen
Stock Options(2)	3,585	—		$84.45	9/17/2023
	11,722	3,908	(3)	$89.82	9/17/2024
	5,705	5,705	(5)	$111.60	9/15/2025
	2,730	8,190	(6)	$123.09	9/13/2026
	—	9,830	(7)	$135.57	9/12/2027
	—	11,160	(11)	$128.69	4/2/2028
Performance Shares(2)									2,010	(8)	271,853
									1,220	(9)	165,005
									1,110	(10)	150,128
									1,550	(13)	209,638
Dawn Willoughby
Stock Options(2)	11,550	—		$72.11	9/11/2022
	6,830	—		$74.09	1/2/2023
	20,490	—		$84.45	9/17/2023
	17,580	5,860	(3)	$89.82	9/17/2024
	7,785	2,595	(12)	$97.23	9/22/2024
	15,210	15,210	(5)	$111.60	9/15/2025
	8,187	24,563	(6)	$123.09	9/13/2026
	—	40,940	(7)	$135.57	9/12/2027
Performance Shares(2)									5,370	(8)	726,293
									3,660	(9)	495,015
									4,610	(10)	623,503
Restricted Shares(2)						2,230	(14)	$301,608

48	THE CLOROX COMPANY - 2018 Proxy Statement

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Name	Number of Securities Underlying Unexercised Options- Exercisable (#)	Number of Securities Underlying Unexercised Options- Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Laura Stein
Stock Options(2)	13,650	—		$72.11	9/11/2022
	39,960	—		$84.45	9/17/2023
	31,252	10,418	(3)	$89.82	9/17/2024
	15,210	15,210	(5)	$111.60	9/15/2025
	7,505	22,515	(6)	$123.09	9/13/2026
	—	32,750	(7)	$135.57	9/12/2027
Performance Shares(2)									5,370	(8)	726,293
									3,350	(9)	453,088
									3,690	(10)	499,073
Linda Rendle
Stock Options(2)	1,697	—		$72.11	9/11/2022
	2,935	—		$84.45	9/17/2023
	5,887	1,963	(3)	$89.82	9/17/2024
	6,180	6,180	(5)	$111.60	9/15/2025
	3,640	10,920	(6)	$123.09	9/13/2026
	—	20,470	(7)	$135.57	9/12/2027
Performance Shares(2)									2,190	(8)	296,198
									1,620	(9)	219,105
									2,310	(10)	312,428
Restricted Shares(2)						1,490	(15)	$201,523
						1,850	(16)	$250,213
Stephen M. Robb
(Retired March 31, 2018)
Stock Options(2)	54,600	—		$72.11	9/11/2022
	40,980	—		$84.45	3/31/2023
	57,290	—		$89.82	3/31/2023
	41,830	—		$111.60	3/31/2023
	50,950	—		$123.09	3/31/2023
	49,130	—		$135.57	3/31/2023
Performance Shares(2)									6,779	(8)	916,792
									3,319	(9)	448,895
									1,383	(10)	187,051
(1)

Represents unvested “target” number of performance shares under the 2005 Stock Incentive Plan multiplied by the closing price of our Common Stock on June 30, 2018, except as noted below in footnote (8). The ultimate value will depend on whether performance criteria are met and the value of our Common Stock on the actual vesting date.

(2)	Grants were made under the 2005 Stock Incentive Plan.
(3)	Represents unvested portion of stock options that vest in four equal installments beginning one year from the grant date of September 17, 2014.
(4)

Represents unvested portion of off-cycle stock options granted to Mr. Dorer when he was promoted to Chief Executive Officer, effective November 20, 2014. Options vest in four equal installments beginning one year from the grant date of November 20, 2014.

(5)	Represents unvested portion of stock options that vest in four equal installments beginning one year from the grant date of September 15, 2015.
(6)	Represents unvested portion of stock options that vest in four equal installments beginning one year from the grant date of September 13, 2016.
(7)	Represents unvested portion of stock options that vest in four equal installments beginning one year from the grant date of September 12, 2017.

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THE CLOROX COMPANY - 2018 Proxy Statement	49

(8)

Represents the actual number of performance shares that were paid out under our 2005 Stock Incentive Plan. The grants from the plan have a three-year performance period (fiscal years 2016 through 2018). Performance is based on achievement of cumulative economic profit growth. After completion of fiscal year 2018, the MDCC determined whether the performance measures had been achieved and based on the results, on August 16, 2018, the MDCC approved the payout of this award at 150% of target.

(9)

Represents the “target” number of performance shares that can be earned under our 2005 Stock Incentive Plan. The grants from the plan have a three-year performance period (fiscal years 2017 through 2019). Performance is based on achievement of cumulative economic profit growth. The MDCC will determine whether the performance measures have been achieved after the completion of fiscal year 2019.

(10)

Represents the “target” number of performance shares that can be earned under our 2005 Stock Incentive Plan. The grants from the plan have a three-year performance period (fiscal years 2018 through 2020). Performance is based on achievement of average economic profit growth. The MDCC will determine whether the performance measures have been achieved after the completion of fiscal year 2020.

(11)

Represents unvested portion of off-cycle stock options granted to Mr. Jacobsen when he was promoted to Senior Vice President, Chief Financial Officer, effective April 1, 2018. Options vest in four equal installments beginning one year from the grant date of April 2, 2018.

(12)

Represents unvested portion of off-cycle stock options granted to Ms. Willoughby when she was promoted to Executive Vice President, Chief Operating Officer – Cleaning and International effective September 22, 2014. Options vest in four equal installments beginning one year from the grant date of September 22, 2014.

(13)

Represents the “target” number of performance shares that can be earned under our 2005 Stock Incentive Plan. The off-cycle grants from the plan, which was granted to Mr. Jacobsen when he was promoted to Senior Vice President, Chief Financial Officer, effective April 1, 2018, have a three-year performance period (fiscal years 2018 through 2020). Performance is based on achievement of average economic profit growth. The MDCC will determine whether the performance measures have been achieved after the completion of fiscal year 2020.

(14)

Represents unvested one-time off-cycle restricted stock grant that was granted to Ms. Willoughby when she became the sole Executive Vice President – Chief Operating Officer effective April 3, 2017. Restricted stock units vest three years from the anniversary of the grant date.

(15)

Represents unvested one-time off-cycle restricted stock grant that was granted to Ms. Rendle when she became the Senior Vice President – GM, Cleaning Division & PPD effective April 3, 2017. Restricted stock units vest three years from the anniversary of the grant date.

(16)

Represents unvested one-time off-cycle restricted stock grant that was granted to Ms. Rendle when she became the Executive Vice President – Cleaning & Strategy effective June 29, 2018. Restricted stock units vest three years from the anniversary of the grant date.

50	THE CLOROX COMPANY - 2018 Proxy Statement

Compensation Discussion and Analysis

FISCAL YEAR 2018 OPTION EXERCISES AND STOCK VESTED

This table shows stock options exercised and stock vested for the named executive officers during fiscal year 2018.

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)		Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(2)
Benno Dorer	14,380	(3)	$1,154,570	32,963	(4)(5)	$4,521,535
Kevin B. Jacobsen	30,155	(3)	1,743,944	2,675	(4)	366,930
Dawn Willoughby	—	(3)	—	6,087	(4)	834,954
Laura Stein	—	(3)	—	7,129	(4)(5)	977,885
Linda Rendle	—	(3)	—	2,371	(4)	325,230
Stephen M. Robb (Retired March 31, 2018)	—	(3)	—	9,805	(4)	1,344,952
(1)	The dollar value realized reflects the difference between the market price of the Common Stock upon exercise and the stock option exercise price.
(2)	The dollar value realized reflects the market value of the vested shares and dividend equivalent units based on the closing price of the Common Stock on the vesting date.
(3)	The number represents the exercise of nonqualified stock options granted in previous years under the Company’s 2005 Stock Incentive Plan.
(4)

The number of stock awards listed represent the vesting of performance shares and dividend equivalent units at 150% of target, granted through participation in the Company's 2005 Stock Incentive Plan. The grant from the plan had a three-year performance period (fiscal years 2015 through 2018). Performance is based on the achievement of cumulative economic profit growth. On August 16, 2018, the MDCC approved the payout of this award at 150% of target and the award was settled on August 17, 2018.

(5)	These shares have been deferred and will be distributed in a single installment at separation.

Overview of Pension Benefits

Historically, pension benefits have been paid to the named executive officers under the following plans: (i) the Pension Plan, (ii) the cash balance restoration provision in the NQDC, and (iii) the SERP. Effective June 30, 2011, the

Pension Plan and the cash balance restoration provision under the NQDC were frozen. The SERP was also frozen as of June 30, 2011, with regard to pay and offsets, while still allowing age and service credits, as most recently amended in March 2018, as described in the Retirement Plans section of the CD&A.

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THE CLOROX COMPANY - 2018 Proxy Statement	51

FISCAL YEAR 2018 PENSION BENEFITS TABLE

The following table sets forth each named executive officer’s pension benefits under the Company’s pension plans for fiscal year 2018.

Name	Plan Name	Number of Years of Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(2)	Payments During Last Fiscal Year ($)
Benno Dorer	The Clorox Company Pension Plan(3)	13	$55,125	$—
	SERP(4)	13	2,627,903	—
	Cash Balance Restoration(5)	13	147,439	—
Kevin B. Jacobsen	The Clorox Company Pension Plan(3)	22	131,196	—
	SERP(4)	22	—	—
	Cash Balance Restoration(5)	22	49,932	—
Dawn Willoughby	The Clorox Company Pension Plan(3)	17	85,873	—
	SERP(4)	17	—	—
	Cash Balance Restoration(5)	17	18,288	—
Laura Stein	The Clorox Company Pension Plan(3)	21	136,607	—
	SERP(4)	21	4,307,434	—
	Cash Balance Restoration(5)	21	268,145	—
Linda Rendle	The Clorox Company Pension Plan(3)	15	49,717	—
	SERP(4)	15	—	—
	Cash Balance Restoration(5)	15	—	—
Stephen M. Robb	The Clorox Company Pension Plan(3)	29	156,405	—
(Retired March 31, 2018)	SERP(4)	29	2,399,862	—
	Cash Balance Restoration(5)	29	54,684	13,677
(1)	Number of years of credited service is rounded down to the nearest whole number.
(2)	Present value of the accumulated benefit was calculated using the following assumptions: mortality table: MILES-CGFD; discount rate: 4.10%; and age at June 30, 2018.
(3)	The Pension Plan was frozen effective June 30, 2011. Participants keep their accumulated pay credits and receive only quarterly interest credits after that date.
(4)

The SERP was frozen with regards to pay and offsets effective June 30, 2011. Age and service credits continue to accrue for covered service. Messrs. Dorer and Robb and Ms. Stein are the only named executive officers eligible for the SERP.

(5)

The cash balance restoration provision in the NQDC was eliminated effective July 1, 2011, when the Pension Plan was frozen. Participants keep their accumulated pay credits but no contributions were made under this provision after July 1, 2011.

Overview of the Nonqualified Deferred Compensation Plans

Executive Retirement Plan. Our executive officers (including each of our named executive officers) are eligible for participation in the ERP. The ERP provides that the Company will make an annual contribution of 5% of an eligible participant’s base salary plus annual incentive payment into the plan. Company contributions will vest over a three-year period and will fully vest upon the participant’s attainment of age 62 with 10 years of service with the Company (at which time the individuals are considered retirement-eligible under the ERP). An eligible participant can elect distribution in a lump sum or up to 15 annual installments upon a qualifying payment event.

Nonqualified Deferred Compensation Plan. Under the NQDC, participants, including each of our named executive officers, may voluntarily defer the receipt of up to 50% of their base salary and up to 100% of their annual incentive award. In addition, the NQDC offers a 401(k) restoration provision for those who defer at a required level. All Company retirement contributions are made in the form of (i) a fixed 6% employer annual contribution and (ii) an employer match of up to 4% of pay into the 401(k) Plan, subject to IRC compensation limits. Contributions on eligible compensation that exceed the IRC compensation limits are contributed into a participant’s NQDC account under the 401(k) restoration provision.

Participants in the NQDC may elect to receive benefits from the NQDC either in a lump sum or up to 15 annual payments upon a qualifying payment event. Participants may choose from an array of investment crediting rates that generally mirror the investment fund options available in the 401(k) Plan. The NQDC uses the same benefit formulas, types of compensation to determine benefits, and vesting requirements as our tax-qualified 401(k) plan. The responsibility to pay benefits under the NQDC is an unfunded and unsecured obligation of the Company.

The following table provides information regarding the accounts of the named executive officers under the NQDC and ERP in fiscal year 2018.

52	THE CLOROX COMPANY - 2018 Proxy Statement

Compensation Discussion and Analysis

FISCAL YEAR 2018 NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Balance at Last FYE ($)(4)(5)
Benno Dorer	$94,625	$364,196	$(2,031)	$3,108,245
Kevin B. Jacobsen	30,186	52,855	49,979	683,449
Dawn Willoughby	36,345	127,982	94,693	1,692,123
Laura Stein	25,019	122,541	410,978	4,509,238
Linda Rendle	21,877	68,741	26,374	290,373
Stephen M. Robb (Retired March 31, 2018)	35,802	143,944	188,911	1,758,608
(1)

Amounts represent the annual base salary and incentive award that each executive deferred during fiscal year 2018. Deferred base salary is also reported in the Summary Compensation Table – Salary. Deferred annual incentive awards are also reported in the Summary Compensation Table – Non-Equity Incentive Plan Compensation.

(2)

Represents that portion of the Company’s 401(k) match and Company contribution of up to 10% of eligible compensation that is in excess of IRC compensation limits pursuant to the 401(k) restoration provision of the NQDC and the Company’s contribution under the ERP. These contributions are also reported in the Summary Compensation Table – All Other Compensation and are included under the caption “Nonqualified Deferred Compensation Plan” in footnote (6) to the Summary Compensation Table.

(3)	Earnings are based on an array of investment options that generally mirror the 401(k) Plan. Earnings vary based on participant investment elections.
(4)	Reflects aggregate balances under the restoration provision of the NQDC and any deferred base salary and annual incentive awards as of the end of fiscal year 2018.
(5)	The executive and registrant contribution total amounts in the table below are also reported as compensation in the Summary Compensation Table in the years indicated:

Fiscal Year	Benno Dorer	Kevin B. Jacobsen	Dawn Willoughby	Laura Stein	Linda Rendle	Stephen M. Robb
2018	$458,821	$83,041	$164,328	$147,560	$90,618	$179,746
2017	$620,819		$210,516	$222,120		$259,053
2016	$465,815		$444,799	$217,646		$229,316

Potential Payments Upon Termination or Change in Control

Payments Upon Termination

Severance Plan for Named Executive Officers. Under the terms of the Severance Plan, our named executive officers are eligible to receive benefits if their employment is terminated by the Company without cause (other than in connection with a change in control). No benefits are payable under the terms of the Severance Plan if the Company terminates the employment of the named executive officer for cause or if the named executive officer voluntarily resigns.

Regardless of the manner in which a named executive officer’s employment terminates, each named executive officer would retain the amounts he or she had earned over the course of his or her employment prior to the termination event, such as balances under the NQDC, vested and accrued retirement benefits, and previously vested stock options, except as outlined below under Termination for Misconduct. For further information about previously earned amounts, see the Summary Compensation Table, Outstanding Equity Awards at Fiscal 2018 Year-End Table, Option Exercises and Stock Vested Table, Pension Benefits Table, and Nonqualified Deferred Compensation Table.

Under the Severance Plan, each named executive officer agrees to return and not to use or disclose proprietary information of the Company and, for two years following any such termination, the named executive officer is also prohibited from soliciting for employment any employee of the Company, or diverting or attempting to divert from the Company any business.

Termination benefits under the Severance Plan for our named executive officers are as follows:

Involuntary Termination Without Cause. If the Company terminates the employment of a named executive officer (other than the CEO) without cause, the Severance Plan entitles the named executive officer to receive a lump-sum severance payment after termination equal to two times the named executive officer’s then-current base salary. In the case of the CEO, the severance amount is equal to the sum of (i) two times the CEO’s base salary and (ii) two times the CEO’s three-year average annual bonus multiplied by 75%. Under the Severance Plan, a named executive officer (other than the CEO) is also entitled to an amount equal to 75% of his or her Annual Incentive Plan award for the

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THE CLOROX COMPANY - 2018 Proxy Statement	53

fiscal year in which he or she was terminated. The CEO is entitled to an amount equal to 100% of his Annual Incentive Plan award for the fiscal year in which he was terminated.

The amount of severance paid is calculated using the actual Company Financial Performance Multiplier and assumes an Individual Performance Multiplier of 100%, prorated to the date of termination. If the named executive officer is retirement-eligible under the terms of the Annual Incentive Plan, the executive would be eligible for either the treatment under the Severance Plan or retirement treatment for purposes of the Annual Incentive Plan award payout (retirement treatment would be 100%, versus 75%, of his or her Annual Incentive Plan award for the fiscal year in which he or she was terminated, prorated to the date of termination). It is the MDCC’s decision as to which treatment to apply.

The Severance Plan provides that the named executive officer is entitled to continue to participate in the Company’s medical, vision, and dental insurance programs for up to two years following termination on the same terms as active employees. In addition, at the end of this coverage, a named executive officer will be eligible to participate in the Company’s medical, vision, and/or dental plans offered to former employees who retire at age 55 or older, provided the executive has completed at least 10 years of service, on the same terms as such other former employees. If eligible, this coverage will continue until the named executive officer turns age 65. Thereafter, the named executive officer may participate in the Company’s general retiree health plan as it may exist in the future, if otherwise eligible. If the named executive officer will be age 55 or older and will have completed at least 10 years of service at the end of, and including, the two-year period following termination, the named executive officer will be deemed to be age 55 and/or to have 10 years of service under any pre-65 retiree health plan as well as the SERP.

The above severance-related benefits are provided only if the named executive officer executes a general release prepared by the Company.

Termination Due to Retirement. Under the Company’s policy applicable to all employees, upon retirement the named executive officer is entitled to his or her salary through the last day of employment and is eligible for a pro-rata portion of the Annual Incentive Plan award for the fiscal year in which his or her retirement occurs. Based on the provisions of the respective plans, he or she will also be eligible to receive SERP, ERP, and other benefits under applicable Company retirement plans. In addition to the amounts that the named executive officer has earned or accrued over the course of his or her employment under the Company’s qualified and nonqualified plans, a named executive officer who is at least age 55 with 10 years of service or who has 20 years of service regardless of age is eligible to receive retirement-related benefits under the long-term incentive program. Stock options held for longer than six months will vest in full and remain exercisable for five years following the named executive officer’s retirement, or until the expiration date, whichever is sooner, and performance shares will be paid out on a pro-rata basis at the end of the relevant performance period based on the actual level of performance achieved during that period.

Termination Due to Death or Disability. Under the Company’s policy applicable to all employees, if the named executive officer’s employment is terminated due to his or her death, the named executive officer’s beneficiary or estate is entitled to (i) the named executive officer’s salary through the date of his or her death, (ii) a pro-rata portion of the named executive officer’s actual Annual Incentive Plan award for the fiscal year of his or her death, (iii) a pro-rata portion of the named executive officer’s 6% annual contribution to the 401(k) plan for the fiscal year of his or her death, and (iv) benefits pursuant to the Company’s life insurance plan. Stock options and restricted stock units will vest in full, and all vested options remain exercisable for an additional year following the named executive officer’s death or until the expiration date, whichever is earlier, and all performance shares will be paid out at the end of the relevant performance period based on the actual level of performance achieved during that period.

If the named executive officer begins to receive benefits under the Company’s long-term disability plan, the Company may terminate the named executive officer’s employment at any time, in which case the named executive officer will receive his or her salary through the date of his or her termination and will also be entitled to a pro-rata portion of his or her actual Annual Incentive Plan award for the fiscal year of his or her termination. Stock options will vest in full, and all vested options will remain exercisable for an additional year following the named executive officer’s disability or until the expiration date, whichever is earlier, and all performance shares will be paid out at the end of the relevant performance period based on the actual level of performance achieved during that period.

Termination for Misconduct. The Company may terminate a named executive officer’s employment for misconduct at any time without notice. Upon the named executive officer’s termination for misconduct, the named executive officer is entitled to his or her salary through the date of his or her termination, but is not entitled to any Annual Incentive Plan award for the fiscal year in which his or her termination for misconduct occurs. “Misconduct” under the Severance Plan means: (i) the willful and continued neglect of significant duties or willful and continued violation of a material Company policy after having been warned in writing, (ii) a material act of dishonesty, fraud, misrepresentation, or other act of moral turpitude, (iii) gross negligence in the course of employment, (iv) the failure to

54	THE CLOROX COMPANY - 2018 Proxy Statement

Compensation Discussion and Analysis

obey a lawful direction of the Board or a corporate officer to whom the named executive officer reports, directly or indirectly, or (v) an action that is inconsistent with the Company’s best interests and values. All outstanding stock option and restricted stock units grants are forfeited upon a termination for misconduct. In addition, any retirement-related benefits a named executive officer would normally receive related to performance shares are also forfeited upon a termination for misconduct.

Voluntary Termination. A named executive officer may resign from his or her employment at any time. Upon the named executive officer’s voluntary resignation, the named executive officer is entitled to his or her salary through the date of termination, but is not entitled to any Annual Incentive Plan award for the fiscal year of termination. All unvested outstanding stock options, restricted stock units, and performance share grants are forfeited upon voluntary termination.

The Company also maintains the CIC Plan for the benefit of each of our named executive officers. Please see the Potential Payments Upon Termination or Change in Control section for further details on the CIC Plan.

Potential Payments Upon Change in Control

Change in Control Severance Plan for Named Executive Officers. Under the CIC Plan, executives are eligible for change in control severance benefits, subject to the execution of a waiver and release, if they are terminated without cause or resign for good reason (each as defined under the CIC Plan and as further described below) during (i) the two-year period following a change in control or (ii) a period of up to one year prior to the change in control in limited circumstances where the executive’s termination is directly related to or in anticipation of a change in control.

The severance benefits under the CIC Plan include (i) a lump-sum severance payment equal to two times (or, in the case of the CEO, three times) the sum of (a) the executive’s base salary and (b) average Annual Incentive Plan award for the three completed fiscal years prior to termination, (ii) a lump-sum amount equal to the difference between the actuarial equivalent of the benefit the named executive officer would have been entitled to receive if his or her employment had continued until the second anniversary of the date of termination and the actuarial equivalent of the aggregate benefits paid or payable as of the date of termination under the qualified and nonqualified retirement plans, (iii) continuation of healthcare benefits for a maximum of two (or, in the case of the CEO, three) years following a severance-qualifying termination, (iv) continued financial planning services for the year of termination, (v) vesting of all outstanding equity awards granted prior to the change in control, and (vi) an amount equal to the average Annual Incentive Plan award for the three completed fiscal years preceding termination prorated for the number of days employed in the fiscal year during which termination occurred. In addition, the CIC Plan provides for an excise tax cutback such that the excise tax under Sections 280G and 4999 of the IRC would not apply (unless the executive would receive a greater amount of severance benefits on an after-tax basis without a cutback, in which case the cutback would not apply). The CIC Plan permits the MDCC to make changes to the CIC Plan that are adverse to covered executives with 12 months’ advance notice. If a change in control of the Company occurs during that 12-month period, then such changes would not become effective. Each participant under the CIC Plan is subject to certain restrictive covenants including confidentiality and non-disparagement provisions and a non-solicitation provision during the term of his or her employment and for two years thereafter.

“Cause” is generally defined as (i) willful and continued failure to substantially perform duties upon written demand or (ii) willfully engaging in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company. A termination for cause requires a vote of 75% of the Board at a meeting after notice to the executive has been given and the executive has had an opportunity to be heard.

“Good Reason” is generally defined as (i) an assignment of duties inconsistent with the executive officer’s position (including offices and reporting requirements), authority, duties, or responsibilities (other than reassignments with a substantially similar level and scope of authority, duties, responsibilities, and reporting relationships), (ii) any failure to substantially comply with any of the material provisions of compensation plans, programs, agreements, or arrangements as in effect immediately prior to the change in control, which material provisions consist of base salary, cash incentive compensation target bonus opportunity, equity compensation opportunity in the aggregate, savings and retirement benefits in the aggregate, and welfare benefits (including medical, dental, life, disability, and severance benefits) in the aggregate, (iii) relocation of principal place of employment that increases the executive officer’s commuting distance by more than 50 miles, (iv) termination of employment by the Company other than as expressly permitted by the CIC Plan, or (v) failure of a successor company to assume the CIC Plan.

Estimated Potential Payments Upon Termination or Change in Control

The following table reflects the estimated amount of compensation payable to each of the Company’s named executive officers upon termination of the named executive officer’s employment under various scenarios. The amounts exclude earned amounts such as vested or accrued benefits,

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THE CLOROX COMPANY - 2018 Proxy Statement	55

other than benefits vested under the Company’s SERP. If a named executive officer is eligible for his or her SERP benefit as of the assumed termination date, the respective SERP benefit amount reported under the Retirement column is also included in the scenarios for Involuntary Termination Without Cause and Involuntary Termination After Change in Control on the Retirement Plan Benefits line.

The amounts shown are calculated using an assumed termination date effective as of the last business day of fiscal year 2018 (June 29, 2018) and the closing trading price of our Common Stock of $135.25 on such date. Although the calculations are intended to provide reasonable estimates of the potential compensation payable upon termination, they are based on assumptions outlined in the footnotes of the table and may not represent the actual amount the named executive officer would receive if an eligible termination event were to occur.

The table does not include compensation or benefits provided under plans or arrangements that are generally available to all salaried employees. Amounts reflected for change in control assume that each named executive officer is involuntarily terminated by the Company without cause or voluntarily terminates for good reason within two years after a change in control.

FISCAL YEAR 2018 TERMINATION TABLE

Name and Benefits	Involuntary Termination Without Cause		Involuntary Termination After Change In Control		Retirement		Disability		Death
Benno Dorer
Cash Payment	$6,622,260	(1)	$10,851,027	(2)	$—	(3)	$—	(4)	$—	(4)
Stock Options	—		6,044,795	(5)	—		7,567,990	(6)	7,567,990	(6)
Restricted Stock	—		—		—		—		—
Performance Shares	—		8,203,186	(7)	—		8,203,186	(8)	8,203,186	(8)
Retirement Plan Benefits	3,641,544	(20)	4,791,647	(19)	—		3,084,025	(9)	1,857,747	(10)
Health & Welfare Benefits	21,000	(11)	31,500	(12)	—		—		—
Financial Planning	—		16,500	(13)	—		—		—
Total Estimated Value	$10,284,804		$29,938,654		$—		$18,855,201		$17,628,923
Kevin B. Jacobsen
Cash Payment	$1,400,000	(14)	$1,913,088	(15)	$—	(3)	$—	(4)	$—	(4)
Stock Options	609,236	(16)	803,442	(5)	609,236	(16)	803,442	(6)	803,442	(6)
Restricted Stock	—		—		—		—		—
Performance Shares	429,462	(17)	729,644	(7)	429,462	(17)	729,644	(8)	729,644	(8)
Retirement Plan Benefits	—		—		—		131,196	(9)	131,196	(10)
Health & Welfare Benefits	33,960	(11)	33,960	(12)	—		—		—
Financial Planning	—		16,500	(13)	—		—		—
Total Estimated Value	$2,472,658		$3,496,633		$1,038,698		$1,664,281		$1,664,281
Dawn Willoughby
Cash Payment	$1,582,500	(14)	$3,047,160	(15)	$—	(3)	$—	(4)	$—	(4)
Stock Options	—		1,023,284	(5)	—		1,380,486	(6)	1,380,486	(6)
Restricted Stock	—		301,608	(21)	—		301,608	(21)	301,608	(21)
Performance Shares	—		1,668,588	(7)	—		1,668,588	(8)	1,668,588	(8)
Retirement Plan Benefits	—		—		—		—		—
Health & Welfare Benefits	24,120	(11)	24,120	(12)	—		—		—
Financial Planning	—		16,500	(13)	—		—		—
Total Estimated Value	$1,606,620		$6,081,260		$—		$3,350,682		$3,350,682
Laura Stein
Cash Payment	$1,652,400	(14)	$3,129,660	(15)	$—	(3)	$—	(4)	$—	(4)
Stock Options	1,734,372	(16)	1,734,372	(5)	1,734,372	(16)	1,734,372	(6)	1,734,372	(6)
Restricted Stock	—		—		—		—		—
Performance Shares	1,001,174	(17)	1,497,979	(7)	1,001,174	(17)	1,497,979	(8)	1,497,979	(8)
Retirement Plan Benefits	5,795,705	(18)	6,205,252	(18)	5,795,705	(18)	4,444,041	(9)	2,584,506	(10)
Health & Welfare Benefits	15,654	(11)	15,654	(12)	—		—		—
Financial Planning	—		16,500	(13)	—		—		—
Total Estimated Value	$10,199,306		$12,599,417		$8,531,252		$7,676,392		$5,816,857

56	THE CLOROX COMPANY - 2018 Proxy Statement

Compensation Discussion and Analysis

Name and Benefits	Involuntary Termination Without Cause		Involuntary Termination After Change In Control		Retirement		Disability		Death
Linda Rendle
Cash Payment	$1,104,450	(14)	$1,064,036	(15)	$—	(3)	$—	(4)	$—	(4)
Stock Options	—		368,123	(5)	—		547,308	(6)	547,308	(6)
Restricted Stock Units	—		451,735	(21)	—		451,735	(21)	451,735	(21)
Performance Shares	—		757,747	(7)	—		757,747	(8)	757,747	(8)
Retirement Plan Benefits	—		—		—		—		—
Health & Welfare Benefits	21,000	(11)	21,000	(12)	—		—		—
Financial Planning	—		16,500	(13)	—		—		—
Total Estimated Value	$1,125,450		$2,679,141		$—		$1,756,790		$1,756,790
Stephen M. Robb(22)
Cash Payment	$—		$—		$—		$—		$—
Stock Options	—		—		—		—		—
Restricted Stock	—		—		—		—		—
Performance Shares	—		—		1,282,348	(23)	—		—
Retirement Plan Benefits	—		—		—		—		—
Health & Welfare Benefits	—		—		—		—		—
Financial Planning	—		—		—		—		—
Total Estimated Value	$—		$—		$1,282,348		$—		$—
(1)	This amount reflects two times Mr. Dorer’s current base salary plus two times 75% of his average Annual Incentive Plan awards from the preceding three years. In addition, the amount includes 100% of his current year target Annual Incentive Plan award, pro-rated to the date of termination.
(2)	This amount represents three times Mr. Dorer’s current base salary, plus three times the average Annual Incentive Plan awards for the preceding three years, plus the average Annual Incentive Plan awards for the preceding three years, pro-rated to the date of termination, subject to the excise tax cut back provision in the CIC Plan.
(3)	Mr. Jacobsen and Ms. Stein are retirement-eligible and thus are eligible for a pro-rata Annual Incentive Plan award upon retirement. However, all bonus-eligible employees active as of June 30, 2018, are eligible to receive an annual incentive award, so a pro-rata Annual Incentive Plan award would not be applicable as of this date as the assumed termination date is June 30, 2018. Mr. Dorer and Mses. Willoughby and Rendle are not retirement-eligible and thus not eligible for an annual incentive award upon retirement.
(4)	Named executive officers whose termination is the result of disability or death are eligible to receive a pro-rata Annual Incentive Plan award through the date of termination. However, all bonus-eligible employees active as of June 30, 2018, are eligible to receive an annual incentive award, so a pro-rata Annual Incentive Plan award would not be applicable since the assumed termination date is June 30, 2018.
(5)	For Mr. Jacobsen and Ms. Stein, who are retirement-eligible, this amount represents the expected value of the accelerated vesting of all outstanding stock options, and assumes a five-year expected life, or the remaining original term, whichever is sooner. For Mr. Dorer and Mses. Willoughby and Rendle, this amount represents the intrinsic value of the accelerated vesting of all outstanding stock options (based on the provision that non-retirement eligible executives exercise stock options within 90 days of termination), calculated as the difference between the June 29, 2018, closing Common Stock price of $135.25 and the exercise price for each option.
(6)	For Mr. Jacobsen and Ms. Stein, who are retirement-eligible, this amount represents the expected value of the accelerated vesting of all outstanding stock options upon the named executive officer’s termination of employment due to disability or death, and assumes a five-year expected life, or the remaining original term, whichever is sooner. For Mr. Dorer and Mses. Willoughby and Rendle, this amount represents the expected value of the accelerated vesting of all outstanding stock options (based on the provision that non-retirement eligible executives exercise stock options within one-year of death or disability), calculated as the difference between the June 29, 2018, closing Common Stock price of $135.25 and the exercise price for each option.
(7)	This amount represents the value of the accelerated vesting of performance shares upon change of control, assuming a target payout and valued at the closing price of our Common Stock on June 29, 2018, of $135.25. Upon a termination of employment in connection with a change in control, the entire performance share grant will vest and become immediately exercisable.
(8)	This amount represents the value of the accelerated vesting of performance shares upon a death or disability, assuming a target payout and valued at the closing price of our Common Stock on June 29, 2018, of $135.25. Upon a death or disability termination, the entire performance share grant will vest. The actual payout will not be determined until the end of the performance period.
(9)	This amount represents the present value of the SERP benefit payable to the named executive officer at the time of termination due to disability.
(10)	This amount represents the present value of the SERP benefit payable to the named executive officer’s beneficiary at the time of death.
(11)	This amount represents the estimated Company cost of providing welfare benefits, including medical, dental, and vision, for the two-year period following termination.
(12)	For Mr. Jacobsen and Mses. Stein, Willoughby and Rendle, this amount represents the estimated Company cost of providing welfare benefits, including medical, dental, and vision, for the two-year period following a qualifying termination after a change in control. For Mr. Dorer, this amount represents the estimated Company cost of providing welfare benefits, including medical, dental, and vision, for the three-year period following a qualifying termination after a change in control.
(13)	This amount represents the cost of providing financial planning for the year of termination.
(14)	This amount reflects two times the named executive officer’s current base salary. In addition, for Mr. Jacobsen and Ms. Stein who are retirement-eligible, this amount includes 100% of their current year target Annual Incentive Plan award pro-rated to the date of termination. For Mses. Willoughby and Rendle, this amount includes 75% of her current year target Annual Incentive Plan award, pro-rated to the date of termination.

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THE CLOROX COMPANY - 2018 Proxy Statement	57

(15)	This amount represents two times the named executive officer’s current base salary, plus two times the average Annual Incentive Plan awards for the preceding three years, subject to the excise tax cut back provision in the CIC Plan. For Mr. Jacobsen and Ms. Stein who are retirement-eligible, this amount also includes 100% of their current year target Annual Incentive Plan award, pro-rated to the date of termination. For Mses. Willoughby and Rendle, this amount includes the average Annual Incentive Plan awards for the preceding three years, pro-rated to the date of termination.
(16)	Mr. Jacobsen and Ms. Stein are retirement-eligible and, thus, all unvested stock options held greater than six months will automatically vest upon termination. This amount represents the expected value of the accelerated vesting of the stock options, and assumes a five-year expected life, or the remaining original term, whichever is sooner.
(17)	Mr. Jacobsen and Ms. Stein are retirement-eligible and, thus, are entitled to receive a pro-rata portion of all performance shares held at the date of termination. This value represents the full vesting of eligible shares from the September 2015 grant, as with the assumed termination date of June 30, 2018, they would have completed the entire performance period and the pro-rata vesting of the eligible shares from the September 2016 and September 2017 grants, assuming a target payout and valued at the closing price of our Common Stock on June 29, 2018, of $135.25. The actual payout of the shares will not be determined until the end of the performance period. Named executive officers who are not retirement-eligible forfeit shares upon termination under these scenarios.
(18)	This amount represents the present value of the Company SERP per the provisions of the Severance Plan for Clorox Executive Committee Members.
(19)	This amount represents the difference between the actuarial equivalent of the benefit Mr. Dorer and Ms. Stein would have been eligible to receive if their employment had continued until the second anniversary of the date of termination or the first day of the month following their 65th birthday, if earlier, under the qualified and nonqualified retirement plans and the actuarial equivalent of their actual aggregate benefits paid or payable, if any, as of the date of termination under the qualified and nonqualified retirement plans.
(20)	This amount represents the present value of the Company SERP per the provisions of the Severance Plan for Clorox Executive Committee Members, assuming Mr. Dorer will be deemed age 55 and/or with 10 years of service at the date of termination.
(21)	This amount represents value of the restricted stock units held by Mses. Willoughby and Rendle that will vest upon change in control, death or disability.
(22)	Mr. Robb retired from the Company on March 31, 2018.
(23)	Mr. Robb was retirement-eligible and, thus, is entitled to receive a pro-rata portion of all performance shares held at the date of termination. This value represents the pro-rata vesting of the eligible shares from the September 2016 and September 2017 grants, assuming a target payout and valued at the closing price of our Common Stock on March 29, 2018, of $133.11. The actual payout of the shares will not be determined until the end of the performance period.

Fiscal Year 2018 CEO Pay Ratio

Under rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), we are required to disclose the ratio of the annual total compensation of our Chairman & Chief Executive Officer (CEO) to the annual total compensation of our median compensated employee. We identified our median employee utilizing data as of June 30, 2018, by examining the total cash compensation for all individuals, excluding our Chairman & CEO, who were employed by us on June 30, 2018. All employees were included, whether they worked on full-time, part-time, or temporary basis. We did not make any assumptions, adjustments, or estimates with respect to total cash compensation. No exclusions were utilized during this process.

After identifying the median employee based on total cash compensation, we calculated annual total compensation for that employee using the same methodology we use for our named executive officers as set forth in the Summary Compensation Table in this proxy statement. The total compensation for our median employee is $61,372.

Our CEO to median employee pay ratio is 133:1. The pay ratio reported here is a reasonable estimate calculated in a manner consistent with SEC rules based on our payroll and employment records and the methodology described above.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies, including our compensation peer group, may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

58	THE CLOROX COMPANY - 2018 Proxy Statement

Equity Compensation Plan Information

The following table sets out the number of shares of Common Stock to be issued upon exercise of outstanding options, warrants, and rights, the weighted-average exercise price of outstanding options, warrants, and rights, and the number of securities available for future issuance under equity compensation plans as of June 30, 2018.

	[a]	[b]	[c]
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (in thousands)	Weighted-average exercise price per share of outstanding options, warrants, and rights	Number of securities remaining for future issuance under non- qualified stock-based compensation programs (excluding securities reflected in column [a]) (in thousands)
Equity compensation plans approved by security holders	8,140	$101	7,034
Equity compensation plans not approved by security holders	—	—	—
Total	8,140	$101	7,034

Column [a] includes the following outstanding equity-based
awards (in thousands):

●	7,080 stock options
●	698 performance shares and deferred shares
●	206 deferred stock units for non-employee directors
●	156 restricted stock awards

THE CLOROX COMPANY - 2018 Proxy Statement	59

Audit Committee Matters

Proposal 3: Ratification of Independent Registered Public Accounting Firm

The Audit Committee has the authority to appoint (subject to ratification by the Company’s stockholders), retain, compensate, and oversee the Company’s independent registered public accounting firm. The Audit Committee has selected Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019. Ernst & Young LLP has been so engaged since February 15, 2003.

Board of Directors’ Recommendation

The Board unanimously recommends that stockholders vote FOR the ratification of the selection of Ernst & Young LLP. While ratification of the selection of Ernst & Young LLP by stockholders is not required by law, as a matter of policy, such selection is being submitted to the stockholders for ratification at the Annual Meeting (and it is the present intention of the Board to continue this policy). The Audit Committee and the Board believe that the continued retention of Ernst & Young LLP as the Company’s independent registered public accounting firm is in the best interests of the Company and its stockholders, and recommend the ratification of the Audit Committee’s appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019.

Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting to respond to appropriate questions and to make a statement should they desire to do so.

Vote Required

The affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting is required to ratify the appointment of Ernst & Young LLP. If stockholders fail to ratify the appointment of this firm, the Audit Committee will reconsider the appointment.

The people designated in the proxy and voting instruction card will vote your shares represented by proxy FOR ratification unless you include instructions to the contrary.

60	THE CLOROX COMPANY - 2018 Proxy Statement

Audit Committee Report

The Audit Committee assists the Board in its oversight of corporate governance by fulfilling its responsibility for overseeing the quality and integrity of the accounting, auditing, and reporting practices of the Company, including through review of reports filed by the Company on form 10-Q and form 10-K, oversight of the financial reporting process, the assessment of the effectiveness of the Company’s internal control over financial reporting and the performance of the internal audit function. In addition, the Audit Committee oversees and discusses with management the Company’s framework and guidelines with respect to risk assessment and risk management, including the Company’s cybersecurity and information technology risks and initiatives, and the Company’s disclosure controls and procedures. The Audit Committee operates in accordance with a written charter, which was adopted and is periodically updated by the Board. A copy of that charter is available on the Company’s website at https://www.thecloroxcompany.com/who-we-are/corporate-governance/committee-charters, or in print by contacting The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888. Each member of the Audit Committee is “independent,” as required by the applicable listing standards of the NYSE and the rules of the SEC.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management or the Company’s independent registered public accounting firm. The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. The Company’s management has primary responsibility for the financial statements, the reporting process and the Company’s internal control over financial reporting. The independent registered public accounting firm is responsible for performing an integrated audit of the Company’s financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (the PCAOB).

The Audit Committee is responsible for the appointment, retention, compensation, and oversight of the Company’s independent registered public accounting firm, including the review of their qualifications, independence and performance, and approval of the audit fee. In this regard, the Audit Committee appointed Ernst & Young LLP (EY) to audit the Company’s financial statements as of and for the year ended June 30, 2018, and the effectiveness of the Company’s internal control over financial reporting as of June 30, 2018. EY has served as the Company’s independent registered public accounting firm since February 2003. The Audit Committee considered several factors in selecting EY as the Company’s independent registered public accounting firm, including the firm’s independence and internal quality controls, the overall depth of talent, their experience with the Company’s industry, and their familiarity with the Company’s businesses and internal control over financial reporting. In determining whether to reappoint EY as the Company’s independent registered public accounting firm for the year ending June 30, 2019, the Audit Committee again took those factors into consideration along with its evaluation of the past performance of EY.

The Audit Committee has a policy that requires it to consider and approve, in advance, any audit and permissible non-audit services to be performed by the independent registered public accounting firm. Among the services provided by EY in fiscal year 2018, EY has issued reports on its review of certain corporate responsibility and sustainability metrics and information provided in the Company’s Annual Report. The Audit Committee obtained from EY the written disclosures and the letter required by the applicable requirements of the PCAOB regarding communications with the Audit Committee concerning independence of the auditors and discussed with the auditors their independence. In evaluating EY’s independence, the Audit Committee considered whether the firm’s provision of any non-audit services impaired or compromised the firm’s independence and concluded that they did not.

Further, in conjunction with the mandated rotation of the auditing firm’s coordinating partner, the Audit Committee and its chairperson oversee and are directly involved in the selection of EY’s new coordinating partner. The Audit Committee periodically considers rotation of the registered independent public accounting firm.

In fulfilling its oversight responsibilities, the Audit Committee meets regularly with management and the independent registered public accountants to discuss, prior to their release to the public, the Company’s financial statements and earnings releases and, as appropriate, other Company public communications containing Company financial information or performance measures. The Audit Committee’s meetings with the independent registered public accounting firm, which are both with and without management present, include discussions about the results of the independent registered public accounting firm’s examinations and evaluations of the quality of the Company’s financial statements and the Company’s internal control over financial reporting.

In this regard, the Audit Committee discussed with management the audited financial statements included in the Annual Report on Form 10-K for the fiscal year ended June 30, 2018. This review included a discussion of the quality and the acceptability of the Company’s financial reporting and system of internal controls, including the clarity of disclosures in the financial statements, reasonableness of significant contingency accruals, reserves, allowances and other judgments, critical accounting policies and estimates,

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THE CLOROX COMPANY - 2018 Proxy Statement	61

and risk assessment. In addition, the Audit Committee reviewed and discussed with the Company’s independent registered public accounting firm the audited financial statements of the Company for the fiscal year ended June 30, 2018, the independent registered public accounting firm’s judgments as to the quality and acceptability of the Company’s financial reporting, critical accounting policies and estimates, the effectiveness of the Company’s internal control over financial reporting and such other matters as are required to be discussed by Auditing Standard No. 1301, as adopted by the PCAOB.

In addition to the regular meetings with the independent registered public accounting firm noted above, the Audit Committee holds private sessions with each of the Company’s General Counsel, Chief Financial Officer, and Vice President of Internal Audit.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, for filing with the SEC.

THE AUDIT COMMITTEE as of June 30, 2018

Carolyn Ticknor, Chair
Amy Banse
Jeffrey Noddle
Russell J. Weiner
Christopher J. Williams

Fees of the Independent Registered Public Accounting Firm

The table below includes fees related to fiscal years 2018 and 2017 of the Company’s independent registered public accounting firm, Ernst & Young LLP:

	2018	2017
Audit Fees(1)	$5,870,000	$5,211,000
Audit-Related Fees(2)	129,000	122,000
Tax Fees(3)	156,000	225,000
All Other Fees(4)	—	—
Total	$6,155,000	$5,558,000
(1)	Consists of fees for professional services rendered for the audit of the Company’s annual financial statements and internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002, included in the Company’s Annual Reports on Form 10-K for each of the fiscal years ended June 30, 2018 and 2017, and for review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q during those fiscal years.
(2)	Consists of fees for assurance and related services (including the Company’s employee benefit plans) not included in the Audit Fees listed above.
(3)	Consists of fees for tax compliance, tax advice, and tax planning for the fiscal years ended June 30, 2018 and 2017. These services included tax return preparation and review services for foreign subsidiaries and affiliates and advisory services on tax matters.
(4)	Consists of fees for all other services not included in the three categories set forth above. There were no such services in fiscal years 2018 and 2017.

The Audit Committee has established a policy that requires it to approve all services provided by the Company’s independent registered public accounting firm before services are provided. The Audit Committee has pre-approved the engagement of the independent registered public accounting firm for audit services, and certain specified audit-related services and tax services within defined limits. The Audit Committee has not pre-approved engagement of the independent registered public accounting firm for any other non-audit services.

62	THE CLOROX COMPANY - 2018 Proxy Statement

Additional Items to be Voted On

Proposal 4: Amendment to the Company’s Restated Certificate of Incorporation to Eliminate the Supermajority Voting Provision

Article Six of the Company’s Restated Certificate of Incorporation (“Certificate of Incorporation”) currently requires that certain transactions between the Company and a beneficial owner of more than 5% of the Company’s Common Stock (“Interested Stockholder”) be approved by a vote of 80% of the outstanding shares of Common Stock at the time of the transaction unless (a) the transaction is approved by the Board or (b) the transaction meets certain pricing requirements.

This “interested stockholder” business combination provision, which is the only provision in the Company’s Certificate of Incorporation that requires approval of more than a majority of outstanding shares of Common Stock, requires a vote of 80% of the outstanding shares of Common Stock to be removed from the Company’s Certificate of Incorporation. This supermajority provision is a legacy provision that was designed to protect minority stockholders under circumstances in which a party would seek to acquire the Company through the open market accumulation of shares.

However, after a review of evolving governance practices as well as current protections offered by Delaware General Corporation Law, the Board has determined that this supermajority provision does not substantively enhance the Company’s defense profile. Through the Company’s long-standing proactive stockholder engagement program, the Board noted that stockholders have previously expressed disapproval of other companies’ supermajority provisions for “interested stockholder” business combinations. The Board also noted that the majority of S&P 500 Companies have, over the past several years, eliminated such supermajority provisions for business combinations.

Further, the Company continues to be subject to and benefit from Section 203 of the Delaware General Corporation Law, which provides that once a stockholder reaches a 15% ownership threshold, such stockholder is prohibited for a period of three years from consummating a broad range of business combination transactions with the Company, unless (a) the business combination is approved by the Board, (b) the business combination is approved by the holders of 2/3 or more of the outstanding voting stock not held by such stockholder, or (c) such stockholder is able to obtain at least 85% of the outstanding shares in one step. Though there are some differences between the Company’s supermajority provision and Section 203, the Board believes that Section 203 provides the Company appropriate protection from unfair acquisition attempts.

The full text of the proposed amendment to the Certificate of Incorporation, marked to show the proposed deletion of Article Six, is set forth in Appendix A to this Proxy Statement. The general description of the Certificate of Incorporation and the proposed amendment set forth herein are qualified in their entirety by reference to the text of Appendix A.

Board of Directors’ Recommendation

The Board unanimously recommends a vote FOR this proposal to amend the Company’s Certificate of Incorporation to eliminate this supermajority voting provision for the reasons stated above. If the stockholders do not approve the amendment to the Company’s Certificate of Incorporation eliminating this supermajority voting provision, the provision will continue to remain in existence, and certain “interested stockholder” business combinations will continue to require the approval of 80% of the outstanding shares of Common Stock at the time of the transaction.

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THE CLOROX COMPANY - 2018 Proxy Statement	63

Vote Required

The affirmative vote of at least 80% of the then outstanding voting stock, voting together as a single class, is required to approve this proposal.
The people designated in the proxy and voting instruction card will vote your shares FOR this proposal unless you include instructions to the contrary.

64	THE CLOROX COMPANY - 2018 Proxy Statement

Annual Meeting Location
1221 BROADWAY,
OAKLAND, CA 94612

Information About the Annual Meeting

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the Board) of The Clorox Company (Clorox or the Company), a Delaware corporation, for use at the Company’s 2018 Annual Meeting of Stockholders (the Annual Meeting), to be held at 9:00 a.m. Pacific time on Wednesday,
November 14, 2018, at the Company’s Oakland, CA, offices, 1221 Broadway, Oakland, CA 94612. Please refer to the Attending the Annual Meeting section of this proxy statement for more information about procedures for attending the Annual Meeting.

Delivery of Proxy Materials

We want to communicate with our stockholders in the way that is most convenient for them, including providing stockholders with notice of ability to access proxy materials via the Internet. This allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials, while providing our stockholders with access to the proxy materials in a fast and efficient manner via the Internet. Under this process, on or about _____, 2018, we began mailing a Notice of Internet Availability of Proxy Materials (the Notice) to our stockholders, other than those stockholders who previously requested electronic or paper delivery of communications from us, informing them that our Proxy Statement, Integrated Annual Report—Executive Summary, and voting instructions are available on the Internet as of the same date. You may then access these materials and vote your shares via the Internet or by telephone or you may request that a printed copy of the proxy materials be sent to you. You will not receive a printed copy of the proxy materials unless you request one in the manner described in the Notice.

The Notice of Annual Meeting, Proxy Statement, and Integrated Annual Report—Executive Summary are available at www.edocumentview.com/CLX.

Voting Information

Who Is Entitled to Vote

Only stockholders of record at the close of business on September 17, 2018 (the Record Date), are entitled to vote at the Annual Meeting. On that date, there were 127,690,272 shares of Clorox common stock (Common Stock) outstanding and entitled to vote. Holders of Common Stock as of the close of business on the Record Date are entitled to one vote per share on each matter submitted to a vote of stockholders.

How to Vote Before the Annual Meeting

Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance. You may vote via the Internet or by telephone by following the instructions on your proxy card, voting instruction form or Notice or (if you received a printed copy of the proxy materials) by completing and returning a proxy card or voting instruction form by mail. If you are the beneficial owner of shares held in “street name” (that is, you hold your shares through a broker, bank or other holder of record), you must follow that nominee’s instructions to vote.

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THE CLOROX COMPANY - 2018 Proxy Statement	65

Please note that if you received a Notice, you cannot vote your shares by filling out and returning the Notice. Instead, you should follow the instructions contained in the Notice on how to cast your vote.

How to Vote in Person at the Annual Meeting

You may vote your shares at the Annual Meeting if you attend in person and use a written ballot. However, if your shares are held in the name of a broker, bank, or other nominee, you must obtain and bring with you to the Annual Meeting a legal proxy from that nominee granting you authority to vote your shares directly at the Annual Meeting. If you vote by proxy and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you wish to change your vote.

Voting Shares Held in the Clorox 401(k) Plan

If you are a participant in our 401(k) plan, you will receive a voting instruction card to direct Mercer Trust Company, as trustee of our 401(k) plan, how to vote the shares of our Common Stock attributable to your individual account. Mercer Trust Company will vote shares as instructed by participants prior to 11:59 p.m. Eastern time on November 14, 2018. If you do not provide voting directions to Mercer Trust Company by that time, the shares attributable to your account will not be voted.

How to Revoke Your Proxy or Change Your Vote

If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by taking any of the following actions:

●	submitting written notice of revocation to the Corporate Secretary of the Company;
●	voting again electronically by telephone or via the Internet or by submitting another proxy card with a later date; or
●	voting in person at the Annual Meeting.

If you are the beneficial owner of shares held in “street name,” you must follow the instructions of your bank, broker or other nominee to revoke your voting instructions.

Effect of Not Providing Voting Instructions to Your Broker

If you are the beneficial owner of shares held in “street name,” you have the right to direct your bank or broker how to vote your shares, and it is required to vote those shares in accordance with your instructions. Under applicable NYSE rules, if you do not give instructions to your bank or brokerage firm, it will have discretion to vote your shares on “routine” matters, but it will not be permitted to vote your shares on “non-routine” matters. In the case of a non-routine matter, your shares will be considered “broker non-votes” on that proposal.

Proposal 3 (Ratification of Independent Registered Public Accounting Firm) is the only routine matter on the agenda at this year’s Annual Meeting. Thus, the broker is entitled to vote your shares on Proposal 3 even if you do not provide voting instructions to your broker. The broker is not entitled to vote your shares on Proposal 1, 2, or 4 without your instructions.

Quorum

We must have a “quorum” to conduct the Annual Meeting. A quorum is a majority of the outstanding shares of Common Stock entitled to vote at the meeting, present in person or by proxy. Abstentions and broker non-votes (described below) will be counted for the purpose of determining a quorum.

Votes Required; Effect of Abstentions and Broker Non-Votes

Proposal 1 (Election of Directors). A director nominee will be elected if he or she receives a majority of the votes cast in person or represented by proxy. A majority of the votes cast means that the number of shares voted FOR a director must exceed the number of shares voted AGAINST that director. An abstention or a broker non-vote on Proposal 1 will not have any effect on the election of directors and will not be counted in determining the number of votes cast. Your broker is not entitled to vote your shares on Proposal 1 unless you provide voting instructions.

Proposals 2 and 3. Approval of each of Proposals 2 and 3 requires the affirmative vote of a majority of the votes present in person or represented by proxy and entitled to vote at the Annual Meeting. Abstentions will have the same effect as a vote against the proposal. Broker non-votes will have no effect and will not be counted.

Proposal 4. Approval of Proposal 4 requires the affirmative vote of 80% of the then outstanding voting stock, voting together as a single class. Abstentions and broker non-votes will have the same effect as a vote against the proposal.

66	THE CLOROX COMPANY - 2018 Proxy Statement

Information About the Annual Meeting

Board’s Recommendations

The Board recommends that you vote:

●	FOR the election of each of the twelve nominees for director named in this proxy statement (Proposal 1);
●	FOR the proposal to approve (on an advisory basis) the compensation of the Company’s named executive officers (Proposal 2);
●	FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2019 (Proposal 3); and
●	FOR the amendment to the Company’s charter to eliminate the supermajority provision (Proposal 4).

Other Matters

Management of the Company is not aware of any matters other than those described in this proxy statement that may be presented for action at the Annual Meeting. If any other matters are properly presented at the Annual Meeting for consideration, the proxy holders will have discretion to vote for you on those matters.

Counting Votes; Vote Results

Votes will be counted by Computershare Trust Company, N.A., our inspector of election appointed for the Annual Meeting. We will report final results in a filing with the SEC on Form 8-K, which will be filed within four business days following the Annual Meeting.

Form 10-K, Financial Statements, and Integrated Annual Report—Executive Summary

The following portions of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2018, are attached as Appendix B to this proxy statement: Management’s Discussion and Analysis of Financial Condition and Results of Operations; Management’s Report on Internal Control over Financial Reporting; Report of Independent Registered Public Accounting Firm; Consolidated Financial Statements; Valuation and Qualifying Accounts and Reserves; and Reconciliation of Economic Profit. The Company’s Form 10-K

has been filed with the SEC and posted on the Company’s website and a copy may be obtained, without charge, by calling Clorox Stockholder Direct at 888-CLX-NYSE (259-6973) toll-free, 24 hours a day, seven days a week, or by contacting The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888. The 2018 Integrated Annual Report—Executive Summary is available with the Proxy Statement at www.edocumentview.com/CLX.

Solicitation of Proxies

We will pay for the entire cost of soliciting proxies on behalf of the Company. We will also reimburse brokerage firms, banks, and other agents for the cost of forwarding the Company’s proxy materials to beneficial owners. In addition, our directors and employees may solicit proxies in person, by telephone, via the Internet, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We have retained Innisfree M&A Incorporated (Innisfree) to assist in soliciting proxies for the Annual Meeting at an estimated cost of $100,000 plus out-of-pocket expenses. In addition, we have agreed to indemnify Innisfree against certain liabilities arising out of or in connection with its engagement.

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THE CLOROX COMPANY - 2018 Proxy Statement	67

Stockholder Proposals and Director Nominations for the 2019 Annual Meeting

Stockholder Proposals for Inclusion in the Proxy Statement for the 2019 Annual Meeting

In the event that a stockholder wishes to have a proposal considered for presentation at the 2019 Annual Meeting of Stockholders and included in the Company’s proxy statement and form of proxy used in connection with such meeting pursuant to Exchange Act Rule 14a-8, the proposal must be received by the Company’s Corporate Secretary no later than the close of business on _____, 2019. Any such proposal must comply with the requirements of Rule 14a-8.

Director Nominations for Inclusion in the Proxy Statement for the 2019 Annual Meeting

The Board has adopted proxy access, which allows a stockholder or group of up to 20 stockholders who have owned at least 3% of the Company’s Common Stock for at least three years to submit director nominees (up to 20% of the Board) for inclusion in the Company’s proxy materials if the stockholder(s) provide(s) timely written notice of such nomination(s) and the stockholder(s) and the nominee(s) satisfy the requirements specified in the Company’s Bylaws. To be timely for inclusion in the Company’s proxy materials for the 2019 Annual Meeting of Stockholders, notice must be received by the Corporate Secretary at the principal executive offices of the Company no earlier than the close of business on _____, 2019, and no later than the close of business on _____, 2019. The notice must contain the information required by the Company’s Bylaws, and the stockholder(s) and nominee(s) must comply with the information and other requirements in our Bylaws relating to the inclusion of stockholder nominees in the Company’s proxy materials.

Other Proposals and Director Nominations for Presentation at the 2019 Annual Meeting

Our Bylaws also establish an advance notice procedure for stockholders who wish to present a proposal, including the nomination of directors, before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy statement. Under our Bylaws, if a stockholder, rather than seeking to include a proposal or director nomination in the proxy statement as discussed above, seeks to nominate a director or propose other business for consideration at that meeting, notice must be received by the Corporate Secretary at the principal executive offices of the Company not later than the close of business on the 90th day or earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. To be timely for the 2019 Annual Meeting of Stockholders, the notice must be received by the Corporate Secretary on any date beginning no earlier than the close of business on July 17, 2019, and ending no later than the close of business on August 16, 2019. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 60 days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. The notice must contain the information required by the Company’s Bylaws. If a stockholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the annual meeting.

All notices of proposals or nominations, as applicable, must be addressed to The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888.

Eliminating Duplicative Proxy Materials

A single Notice of Annual Meeting and Proxy Statement or Notice of Internet Availability of Proxy Materials will be delivered to stockholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by calling Clorox Stockholder Direct at 888-CLX-NYSE (259-6973) toll-free, 24 hours a day, seven days a week, or by contacting The Clorox Company, c/o Corporate Secretary, 1221 Broadway, Oakland, CA 94612-1888. Alternatively, if you are

68	THE CLOROX COMPANY - 2018 Proxy Statement

Information About the Annual Meeting

currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling or writing to us at the telephone number or address given above.

If you are a beneficial owner (i.e., your shares are held in the name of a bank, broker, or other holder of record), the bank, broker, or other holder of record may deliver only one copy of the proxy materials to stockholders who have the same address unless the bank, broker, or other holder of record has received contrary instructions from one or more of the stockholders. If you wish to receive a separate copy of the proxy materials, now or in the future, you may contact us at the address or telephone number above, and we will promptly deliver a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the proxy materials and wish to receive a single copy in the future should contact their bank, broker, or other holder of record to request that only a single copy be delivered to all stockholders at the shared address in the future.

THE CLOROX COMPANY - 2018 Proxy Statement	69

Attending the Annual Meeting

The Annual Meeting will be held on Wednesday, November 14, 2018, at 9:00 a.m. Pacific time, at the Company’s Oakland, CA, offices, 1221 Broadway, Oakland, CA 94612. Check-in for the Annual Meeting begins promptly at 8:30 a.m. To attend the Annual Meeting, you must be a stockholder of the Company as of the close of business on the Record Date and provide proof that you owned Clorox Common Stock on the Record Date or hold a legal proxy from a Record Date stockholder. Please see the more detailed information below. Admission will be on a first-come, first-served basis, and seating is limited. Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance by proxy.

If you plan to attend the Annual Meeting this year, please note:

●	You will be asked for a current, government-issued photo identification (such as a driver’s license or passport).
●	You must provide proof that you owned Clorox Common Stock on the Record Date.
○	If you hold your shares with Clorox’s transfer agent, Computershare Trust Company, N.A., your ownership of Clorox Common Stock as of the Record Date will be verified through reports provided by Computershare prior to admittance to the meeting.
○	If you hold your shares with a broker, trustee, bank, or nominee, you must provide proof of beneficial ownership as of the Record Date, such as a brokerage account statement showing that you owned Clorox Common Stock for the statement period immediately prior to the Record Date, a copy of your Notice of Internet Availability of Proxy Materials, a copy of your proxy and voting instruction card, a letter or legal proxy provided by your broker, trust, bank, or nominee, or other similar evidence.
●	If you are not a Record Date stockholder, you will be admitted to the Annual Meeting only if you have a legal proxy from a Record Date stockholder.
●	Cameras, recording equipment, and other electronic devices will not be allowed to be used in the meeting except for use by the Company.
●	For your protection, briefcases, purses, packages, etc., may be subject to inspection as you enter the meeting. We regret any inconvenience this may cause you.

70	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix A

PROPOSED AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION TO
ELIMINATE THE SUPERMAJORITY VOTING PROVISION

Set forth below is the text of Article Six of the Company’s Restated Certificate of Incorporation. Proposal 4 submitted for the consideration of stockholders would amend the Certificate to delete Article Six in its entirety (the deletion is indicated in blacklining) and replace the deleted text with “[Reserved]”:

ARTICLE SIX

~~Part I~~

~~Vote Required For Certain Business Combinations~~

~~A. In addition to any affirmative vote required by law or this Restated Certificate of Incorporation, and except as otherwise expressly provided in Part II of this Article Six, the following transactions:~~

~~(i)~~ 	~~any merger or consolidation of this corporation or any Subsidiary (as hereinafter defined) into or with~~

	~~(a)~~ 	~~any Interested Stockholder (as hereinafter defined); or~~

	~~(b)~~ 	~~any other corporation (whether or not it is an Interested Stockholder) which is, or after such merger or consolidation would be, an Affiliate (as hereinafter defined) of an Interested Stockholder; or~~

~~(ii)~~ 	~~any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of any assets of this corporation or any Subsidiary having an aggregate Fair Market Value (as hereinafter defined) of more than ten percent (10%) of the Fair Market Value of the consolidated total assets of this corporation; or~~

~~(iii)~~ 	~~the issuance or transfer by this corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of this corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities or other property having an aggregate Fair Market Value of more than ten percent (10%) of the Fair Market Value of the consolidated total assets of this corporation; or~~

~~(iv)~~ 	~~the adoption of any plan or proposal for the liquidation of this corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or~~

~~(v)~~ 	~~any reclassification of this corporation’s securities (including any reverse stock split), or recapitalization of this corporation, or any merger or consolidation of this corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of this corporation or any Subsidiary which is directly or indirectly owned by any Interested Stockholder;~~

~~shall require the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then outstanding shares of stock of this corporation entitled to vote regularly in the election of directors (the “Voting Stock”) voting as a single class (it being understood that for purposes of this Article Six, each share of the Voting Stock other than Common Stock shall have the number of votes granted to it pursuant to Article Four of this Restated Certificate of Incorporation). Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or in any agreement with any national securities exchange or otherwise.~~

~~B. The term “Business Combination” as used in this Article Six shall mean any transaction which is referred to in any one or more of clauses (i) through (v) of paragraph A of Part I.~~

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THE CLOROX COMPANY - 2018 Proxy Statement	A-1

~~Part II~~

~~When Higher Vote Is Not Required~~

~~The provisions of Part I of this Article Six shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote as is required by law and any other provision of this Restated Certificate of Incorporation, if all of the conditions specified in either of the following paragraphs A and B are met:~~

~~A. The Business Combination shall have been approved by a majority of the Disinterested Directors (as hereinafter defined).~~

~~B. All of the following conditions shall have been met:~~

~~(i)~~ 	~~The aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination of consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:~~

	~~(a)~~ 	~~(if applicable) the highest per share price paid by the Interested Stockholder for any shares of Common Stock acquired by it (1) within the two year period immediately prior to the first public announcement of the proposal of the Business Combination (the “Announcement Date”) or (2) in the transaction in which it became an Interested Stockholder, whichever is higher; and~~

	~~(b)~~ 	~~the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (such latter date is referred to in this Article Six as the “Determination Date”), whichever is higher.~~

~~(ii)~~ 	~~The aggregate amount of the cash and the Fair Market Value on the date of the consummation of the Business Combination of consideration other than cash to be received per share by the holders of shares of any other class of outstanding Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this paragraph B (ii) shall be required to be met with respect to every class of outstanding Voting Stock, whether or not the Interested Stockholder has previously acquired any shares of a particular class of Voting Stock):~~

	~~(a)~~ 	~~(if applicable) the highest per share price paid by the Interested Stockholder for any shares of such class of Voting Stock acquired by it (1) within the two-year period immediately prior to the Announcement Date or (2) in the transaction in which it became an Interested Stockholder, whichever is higher;~~

	~~(b)~~ 	~~(if applicable) the highest preferential amount per share to which the holders of shares of such class of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of this corporation; or~~

	~~(c)~~ 	~~the Fair Market Value per share of such class of Voting Stock on the Announcement Date or on the Determination Date, whichever is higher.~~

~~(iii)~~ 	~~The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Stockholder has previously paid for shares of such class of Voting Stock. If the Interested Stockholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The price determined in accordance with paragraphs B(i) and B(ii) shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.~~

A-2	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix A

~~(iv)~~ 	~~After such Interested Stockholder has become an Interested Stockholder except as approved by a majority of the Disinterested Directors, there shall have been:~~

	~~(a)~~ 	~~no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) on the outstanding Preferred Stock, if any; and~~

	~~(b)~~ 	~~no reduction in the effective annual rate of dividends paid on the Common Stock.~~

~~(v)~~ 	~~After such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the corporation, whether in anticipation of or in connection with such Business Combination or otherwise.~~

~~Part III~~

~~Certain Definitions~~

~~For the purpose of this Article Six:~~

~~A. A “person” shall mean any individual, firm, corporation or other entity.~~

~~B. “Interested Stockholder” shall mean any person (other than this corporation, any Subsidiary or any compensation plan of this corporation) who or which:~~

~~(i)~~ 	~~is the beneficial owner, directly or indirectly, of more than 5% of the voting power of the outstanding Voting Stock; or~~

~~(ii)~~ 	~~is an Affiliate of this corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of more than five percent (5%) of the voting power of the then outstanding Voting Stock; or~~

~~(iii)~~ 	~~is an assignee of or has otherwise acquired or succeeded to any shares of Voting Stock which were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.~~

~~C. A person shall be a “Beneficial Owner” of any Voting Stock:~~

~~(i)~~ 	~~which such person or any of its Affiliates or Associates (as hereinafter defined) beneficially owns, directly or indirectly; or~~

~~(ii)~~ 	~~which such person or any of its Affiliates or Associates has:~~

	~~(a)~~ 	~~the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or~~

	~~(b)~~ 	~~the right to vote pursuant to any agreement, arrangement or understanding; or~~

~~(iii)~~ 	~~which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.~~

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THE CLOROX COMPANY - 2018 Proxy Statement	A-3

~~D. For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph B of this Part III, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of paragraph C of this Part III but shall not include any other shares of Voting Stock which may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.~~

~~E. “Affiliate” or “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on March 1, 1984.~~

~~F. “Subsidiary” means any corporation of which a majority of any class of equity securities is owned, directly or indirectly, by this corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph B of this Part III, the term “Subsidiary” shall mean only a corporation of which a majority of each class of equity securities is owned, directly or indirectly, by this corporation.~~

~~G. “Disinterested Director” means any member of the board of directors of this corporation (the “Board”) who is unaffiliated with the Interested Stockholder by whom or on whose behalf, directly or indirectly, the Business Combination is proposed or was a member of the Board prior to the time that such Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with such Interested Stockholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board.~~

~~H. “Fair Market Value” means:~~

~~(i)~~ 	~~In the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock as reported in the principal consolidated transaction reporting system for securities listed or admitted to trading on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange, registered under the Securities Exchange Act of 1934 on which stock is listed, or, if such stock is not listed on such an exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period immediately preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotation System or any system then in use, and~~

~~(ii)~~ 	~~in the case of property other than cash or stock valued under (i) above, the fair market value of such property on the date in question as determined in good faith by a majority of the Disinterested Directors.~~

~~I. In the event of any Business Combination in which this corporation is the surviving corporation, the phrase “consideration other than cash to be received” as used in clauses (i) and (ii) of paragraph B of Part II of this Article Six shall include the Fair Market Value of the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.~~

~~Part IV~~

~~Powers of The Board of Directors~~

~~A majority of the Disinterested Directors of this corporation shall have the power and duty to determine for the purposes of this Article Six, on the basis of information known to them after reasonable inquiry:~~

~~A. whether a person is an Interested Stockholder;~~

~~B. the number of shares of Voting Stock beneficially owned by any person;~~

~~C. whether a person is an Affiliate or Association of another; and~~

~~D. whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by this corporation or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of more than ten percent (10%) of the Fair Market Value of the consolidated total assets of this corporation.~~

A-4	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix A

~~Part V~~

~~Fiduciary Obligations~~

~~Nothing contained in this Article Six shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.~~

~~Part VI~~

~~Amendment Or Repeal~~

~~The provisions set forth in this Article Six may not be amended or repealed in any respect, unless such action is approved by the affirmative vote of the holders of not less than eighty percent (80%) of the then outstanding Voting Stock, voting as a single class.~~

THE CLOROX COMPANY - 2018 Proxy Statement	A-5

Appendix B

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS
The Clorox Company
(Dollars in millions, except share and per share data)

Management’s Discussion and Analysis of Financial Condition and Results of Operations (MD&A) is designed to provide a reader of The Clorox Company’s (the Company or Clorox) financial statements with a narrative from the perspective of management on the Company’s financial condition, results of operations, liquidity and certain other factors that may affect future results. In certain instances, parenthetical references are made to relevant sections of the Notes to Consolidated Financial Statements to direct the reader to a further detailed discussion. This section should be read in conjunction with the Consolidated Financial Statements and Supplementary Data included in this Annual Report on Form 10-K.

The following sections are included herein:

●	Executive Overview
●	Results of Operations
●	Financial Position and Liquidity
●	Contingencies
●	Quantitative and Qualitative Disclosures about Market Risk
●	Recently Issued Accounting Standards
●	Critical Accounting Policies and Estimates
●	Summary of Non-GAAP Financial Measures

EXECUTIVE OVERVIEW

Clorox is a leading multinational manufacturer and marketer of consumer and professional products with approximately 8,700 employees worldwide as of June 30, 2018 and fiscal year 2018 net sales of $6,124. Clorox sells its products primarily through mass retailers, grocery outlets, warehouse clubs, dollar stores, home hardware centers, e-commerce channels, military stores and distributors. Clorox markets some of the most trusted and recognized consumer brand names, including its namesake bleach and cleaning products, Pine-Sol® cleaners, Liquid-Plumr® clog removers, Poett® home care products, Fresh Step® cat litter, Glad® bags, wraps and containers, Kingsford® charcoal, Hidden Valley® dressings, Brita® water-filtration products, Burt’s Bees® natural personal care products, RenewLife® digestive health products, and Rainbow Light®, Natural Vitality® and Neocell® dietary supplements. The Company also markets brands to professional services, including Clorox Healthcare® and Clorox Commercial Solutions®. The Company has operations in more than 25 countries or territories and sells its products in more than 100 markets.

The Company primarily markets its leading brands in midsized categories considered to be financially attractive. Most of the Company’s products compete with other nationally advertised brands within each category and with “private label” brands.

The Company operates through strategic business units (SBUs) that are aggregated into the following four reportable segments based on the economics and nature of the products sold:

●

Cleaning consists of laundry, home care and professional products marketed and sold in the United States. Products within this segment include laundry additives, including bleach products under the Clorox® brand and Clorox 2® stain fighter and color booster; home care products, primarily under the Clorox®, Formula 409®, Liquid-Plumr®, Pine-Sol®, S.O.S® and Tilex® brands; naturally derived products under the Green Works® brand; and professional cleaning, disinfecting and Food service products under the Clorox®, Dispatch®, HealthLink®, Clorox Healthcare®, Hidden Valley®, KC Masterpiece®, and Soy Vay® brands.

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THE CLOROX COMPANY - 2018 Proxy Statement	B-1

●

Household consists of charcoal, bags, wraps and containers, cat litter, and digestive health products marketed and sold in the United States. Products within this segment include charcoal products under the Kingsford® and Match Light® brands; bags, wraps and containers under the Glad® brand; cat litter products under the Fresh Step®, Scoop Away® and Ever Clean® brands; and digestive health products under the RenewLife® brand.

●

Lifestyle consists of food products, water-filtration systems and filters, natural personal care products, and dietary supplements primarily marketed and sold in the United States. Products within this segment include dressings and sauces, primarily under the Hidden Valley®, KC Masterpiece®, Kingsford® and Soy Vay® brands; water-filtration systems and filters under the Brita® brand; natural personal care products under the Burt’s Bees® brand; and dietary supplements under the Rainbow Light®, Natural Vitality® and Neocell® brands.

●

International consists of products sold outside the United States. Products within this segment include laundry, home care, water-filtration, digestive health products, charcoal and cat litter products, food products, bags, wraps and containers, natural personal care products and professional cleaning and disinfecting products primarily under the Clorox®, Glad®, PinoLuz®, Ayudin®, Limpido®, Clorinda®, Poett®, Mistolin®, Lestoil®, Bon Bril®, Brita®, Green Works®, Pine-Sol®, Agua Jane®, Chux®, RenewLife®, Kingsford®, Fresh Step®, Scoop Away®, Ever Clean®, KC Masterpiece®, Hidden Valley®, Burt’s Bees® brands and Clorox Healthcare® brands.

Non-GAAP Financial Measures

This Executive Overview, the succeeding sections of MD&A and Exhibit 99.3 include certain financial measures that are not defined by accounting principles generally accepted in the United States of America (U.S. GAAP). These measures, which are referred to as non-GAAP measures, are listed below:

●	Free cash flow and free cash flow as a percentage of net sales. Free cash flow is calculated as net cash provided by continuing operations less capital expenditures related to continuing operations.

●	Earnings from continuing operations before interest and taxes (EBIT) margin (the ratio of EBIT to net sales)

●

Earnings from continuing operations before interest, taxes, depreciation and amortization and non-cash asset impairment charges (Consolidated EBITDA, as defined in our Credit Agreement) to interest expense ratio (Interest Coverage ratio)

●

Economic profit (EP) is defined by the Company as earnings from continuing operations before income taxes, excluding non-cash U.S. GAAP restructuring and intangible asset impairment charges, and interest expense; less income taxes (calculated utilizing the Company’s effective tax rate), and less a capital charge (calculated as average capital employed multiplied by a cost of capital percentage rate).

For a discussion of these measures and the reasons management believes they are useful to investors, refer to “Summary of Non-GAAP Financial Measures” below. This MD&A and Exhibit 99.3 include reconciliations of these non-GAAP measures to the most directly comparable financial measures calculated and presented in accordance with U.S. GAAP.

Fiscal Year 2018 Financial Highlights

A detailed discussion of strategic goals, key initiatives and results of operations is included below. Key fiscal year 2018 financial results are summarized as follows:

●

The Company’s fiscal year 2018 net sales increased by 3% to $6,124 in fiscal year 2018 from $5,973 in fiscal year 2017, reflecting volume growth and the benefit of price increases, partially offset by unfavorable mix.

●

Gross margin decreased 100 basis points to 43.7% in fiscal year 2018 from 44.7% in fiscal year 2017, reflecting higher manufacturing and logistics costs and unfavorable commodity costs, partially offset by cost savings and the benefit of price increases.

●

The Company reported earnings from continuing operations of $823 in fiscal year 2018 compared to $703 in fiscal year 2017. The Company reported earnings from continuing operations before income taxes of $1,054 in fiscal year 2018, compared to $1,033 in fiscal year 2017.

B-2	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

●

The Company delivered diluted net EPS from continuing operations in fiscal year 2018 of $6.26, an increase of approximately 17% or $0.91, from fiscal year 2017 diluted net EPS of $5.35. The fiscal year 2018 EPS included a benefit of $0.83 as a result of the passage of The Tax Cuts and Jobs Act (the Tax Act).

●	EP increased by 19% to $624 in fiscal year 2018 compared to $525 in fiscal year 2017 (refer to the reconciliation of EP to earnings from continuing operations before income taxes in Exhibit 99.3).

●

The Company’s net cash flows provided by continuing operations were $974 in fiscal year 2018, compared to $871 in fiscal year 2017, reflecting lower tax payments, mainly due to the benefits from the Tax Act, and lower incentive compensation payments, partially offset by timing of payments to vendors. Free cash flow was $780 or 12.7% of net sales in fiscal year 2018, an increase from $640 or 10.7% of net sales in fiscal year 2017.

●

The Company paid $450 in cash dividends to stockholders in fiscal year 2018 compared to $412 in cash dividends in fiscal year 2017. In February 2018, the Company announced an increase of 14% in its quarterly cash dividend, which was an accelerated declaration of the Company’s dividend increase that has typically taken place in the month of May and was a result of the passage of the Tax Act.

●

In May 2018, the Board of Directors authorized the Company to repurchase up to $2,000 in shares of common stock on the open market, which replaced the prior open-market purchase program with an authorized aggregate purchase amount of up to $750. In fiscal year 2018, the Company repurchased 749,000 shares of its common stock at a cost of $95 under the open-market purchase program.

●

On April 2, 2018, the Company acquired 100 percent of Nutranext, a health and wellness company based in Sunrise, Florida, for $681. The purchase of the business reflects the Company’s strategy to acquire leading brands in fast-growing categories with attractive gross margins and a focus on health and wellness.

Strategic Goals and Initiatives

The Clorox Company’s 2020 Strategy serves as its strategic growth plan, directing the Company to the highest value opportunities for long-term, profitable growth and total stockholder return.

The long-term financial goals reflected in the Company’s 2020 Strategy include annual net sales growth of 3-5%, annual EBIT margin growth of 25-50 basis points and annual free cash flow of 11-13% of net sales. The Company anticipates using free cash flow to invest in the business, maintain appropriate debt levels and return excess cash to stockholders.

In fiscal year 2019, the Company anticipates ongoing challenges that may impact its sales, margins and earnings per share, including continued high levels of competition in select categories, a more competitive retail environment, ongoing elevated logistics and commodity costs, and the continuation of a difficult macroeconomic environment in many international markets. Nutranext acquisition is also expected to dilute earnings.

The Company’s priority in fiscal year 2019 is to continue delivering superior consumer value by investing strongly behind its brands, and differentiated, high-quality products, with a strong focus on product and commercial innovation as well as digital marketing and e-commerce. Importantly, the Company continues to focus on driving cost savings, implementing price increases where cost justified, as well as seeking to improve efficiency and productivity.

Looking forward, the Company will continue to execute against its 2020 Strategy and seek to deliver Good Growth - profitable, sustainable and responsible growth.

RESULTS OF OPERATIONS

Unless otherwise noted, management’s discussion and analysis compares results of continuing operations from fiscal year 2018 to fiscal year 2017, and fiscal year 2017 to fiscal year 2016, with percentage and basis point calculations based on rounded numbers, except for per share data and the effective tax rate.

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THE CLOROX COMPANY - 2018 Proxy Statement	B-3

CONSOLIDATED RESULTS

Continuing Operations

				% Change
	2018	2017	2016	2018 to 2017	2017 to 2016
Net sales	$6,124	$5,973	$5,761	3%	4%

Net sales in fiscal year 2018 increased 3%, reflecting sales growth in the Lifestyle, Cleaning and International reportable segments. Volume increased 3%, with growth across all reportable segments, most significantly in the Cleaning and Lifestyle reportable segments. Higher shipments in the Cleaning reportable segment were primarily driven by growth in Home Care, partially offset by lower shipments of Professional Products due to the Aplicare divestiture in August 2017. Growth in Lifestyle reportable segment included the benefit from the Nutranext acquisition in April 2018 and higher shipments in Burt’s Bees®Natural Personal Care, partially offset by lower shipments in water-filtration products. Net sales also included the benefit of price increases offset by unfavorable mix.

Net sales in fiscal year 2017 increased 4%. Volume increased 6%, reflecting higher shipments in all reportable segments, most significantly in the Cleaning and Household reportable segments. Higher shipments in the Cleaning reportable segment were primarily driven by Home Care and Professional Products, partially offset by Laundry. Higher shipments in the Household reportable segment included the benefit from the RenewLife acquisition in May 2016 and increased shipments in Cat Litter and Glad®. Volume outpaced net sales primarily due to unfavorable mix and foreign currency exchange rates, partially offset by the benefit of price increases.

				% Change
	2018	2017	2016	2018 to 2017	2017 to 2016
Gross profit	$2,675	$2,671	$2,598	—%	3%
Gross margin	43.7%	44.7%	45.1%

Gross margin, defined as gross profit as a percentage of net sales, in fiscal year 2018 decreased 100 basis points from 44.7% to 43.7%. The decrease was primarily driven by higher manufacturing and logistics costs and unfavorable commodity costs, partially offset by cost savings and the benefit of price increases.

Gross margin in fiscal year 2017 decreased 40 basis points from 45.1% to 44.7%. The decrease was primarily driven by higher manufacturing and logistics costs and unfavorable mix, partially offset by cost savings and the benefit of price increases.

Expenses

				% Change		% of Net sales
	2018	2017	2016	2018 to 2017	2017 to 2016	2018	2017	2016
Selling and administrative expenses	$837	$810	$806	3%	—%	13.7%	13.6%	14.0%
Advertising costs	570	599	587	(5)	2	9.3	10.0	10.2
Research and development costs	132	135	141	(2)	(4)	2.2	2.3	2.4

Selling and administrative expenses, as a percentage of net sales, were essentially flat in fiscal year 2018. The increase in selling and administrative expenses was primarily due to the impact of the Nutranext acquisition in April 2018 and inflationary pressure in the International reportable segment.

Selling and administrative expenses, as a percentage of net sales, decreased 40 basis points in fiscal year 2017 due to lower incentive compensation costs.

B-4	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

Advertising costs, as a percentage of net sales, decreased 70 basis points in fiscal year 2018, primarily due to a reduction in advertising investments. The Company’s U.S. retail advertising spend was approximately 10% of net sales for fiscal year 2018.

Advertising costs, as a percentage of net sales, decreased slightly during fiscal year 2017. The Company’s U.S. retail advertising spend was approximately 11% of net sales for fiscal year 2017.

Research and development costs, as a percentage of net sales, were essentially flat in fiscal years 2018 and 2017. The Company continues to focus on product innovation and cost savings.

Interest expense, Other (income) expense, net, and the effective tax rate on earnings

	2018	2017	2016
Interest expense	$85	$88	$88
Other (income) expense, net	(3)	6	(7)
Effective tax rate on earnings	21.8%	31.9%	34.1%

Interest expense remained essentially flat in fiscal years 2018 and 2017.

Other (income) expense, net, of $(3) in fiscal year 2018 included $12 of income from equity investees, partially offset by $11 of amortization of trademarks and other intangible assets. See Notes to Consolidated Financial Statements for more information.

Other (income) expense, net, of $6 in fiscal year 2017 included a $21 non-cash charge related to impairing certain assets of the Aplicare business, $14 of projected environmental costs associated with the Company’s former operation at a site in Alameda County, California and $10 of amortization of trademarks and other intangible assets. These were partially offset by $19 of income from equity investees and a gain of $10 from the sale of an Australian distribution facility. See Notes to Consolidated Financial Statements for more information.

Other (income) expense, net, of $(7) in fiscal year 2016 included $15 of income from equity investees and an $11 gain on the sale of the Los Angeles bleach manufacturing facility, partially offset by $9 of non-cash asset impairment charges and $8 of amortization of trademarks and other intangible assets.

The effective tax rate on earnings was 21.8%, 31.9% and 34.1% in fiscal years 2018, 2017 and 2016, respectively. The lower effective tax rate in fiscal year 2018 compared to fiscal year 2017 was primarily due to benefits from the Tax Act, which was enacted in December 2017. The lower effective tax rate in fiscal year 2017 compared to fiscal year 2016 was primarily due to the recognition of excess tax benefits from stock-based compensation upon the adoption of Accounting Standards Update No. 2016-09 in the first quarter of fiscal year 2017. See Notes to Consolidated Financial Statements for further information.

Diluted net earnings per share

				% Change
	2018	2017	2016	2018 to 2017	2017 to 2016
Diluted net EPS from continuing operations	$6.26	$5.35	$4.92	17%	9%

Diluted net earnings per share (EPS) from continuing operations increased $0.91 in fiscal year 2018 primarily driven by a lower effective tax rate due to the passage of the Tax Act in December 2017 (See Note 17 of Notes to Consolidated Financial Statements), cost savings and higher net sales, partially offset by higher manufacturing and logistics costs and unfavorable commodity costs.

Diluted EPS from continuing operations increased $0.43 in fiscal year 2017, primarily due to the benefit of higher net sales and a lower effective tax rate, partially offset by gross margin declines and the non-cash impairment charge for the Aplicare business (See Notes to Consolidated Financial Statements).

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THE CLOROX COMPANY - 2018 Proxy Statement	B-5

Discontinued Operations

On September 22, 2014, Clorox Venezuela announced that it was discontinuing its operations, effective immediately, and seeking to sell its assets. Since fiscal year 2012, Clorox Venezuela was required to sell more than two thirds of its products at prices frozen by the Venezuelan government. During this same period, Clorox Venezuela experienced successive years of hyperinflation resulting in significant sustained increases in its input costs, including packaging, raw materials, transportation and wages. As a result, Clorox Venezuela had been selling its products at a loss, resulting in ongoing operating losses. Clorox Venezuela repeatedly met with government authorities in an effort to help them understand the rapidly declining state of the business, including the need for immediate, significant and ongoing price increases and other critical remedial actions to address these adverse impacts. Based on the Venezuelan government’s representations, Clorox Venezuela had expected significant price increases would be forthcoming much earlier; however, the price increases subsequently approved were insufficient and would have caused Clorox Venezuela to continue operating at a significant loss into the foreseeable future. As such, Clorox Venezuela was no longer financially viable and was forced to discontinue its operations.

On September 26, 2014, the Company reported that Venezuelan Vice President Jorge Arreaza announced, with endorsement by President Nicolás Maduro, that the Venezuelan government had occupied the Santa Lucía and Guacara production facilities of Clorox Venezuela. On November 6, 2014, the Company reported that the Venezuelan government had published a resolution granting a government-sponsored Special Administrative Board full authority to restart and operate the business of Clorox Venezuela, thereby reaffirming the government’s expropriation of Clorox Venezuela’s assets. Further, President Nicolás Maduro announced the government’s intention to facilitate the resumed production of bleach and other cleaning products at Clorox Venezuela plants. He also announced his approval of a financial credit to invest in raw materials and production at the plants. These actions by the Venezuelan government were taken without the consent or involvement of Clorox Venezuela, its parent Clorox Spain S.L. (Clorox Spain) or any of their affiliates. Clorox Venezuela, Clorox Spain and their affiliates reserved their rights under all applicable laws and treaties.

Since the exit of Clorox Venezuela in the first quarter of fiscal year 2015, the Company has recognized $51 in after-tax exit costs and other related expenses within discontinued operations related to the exit of Clorox Venezuela. While the Company may continue to incur costs relating to this exit going forward, the Company does not expect these costs to be significant.

See Notes to Consolidated Financial Statements for more information regarding discontinued operations of Clorox Venezuela.

SEGMENT RESULTS FROM CONTINUING OPERATIONS

The following presents the results from continuing operations of the Company’s reportable segments and certain unallocated costs reflected in Corporate (see Notes to Consolidated Financial Statements for a reconciliation of segment results to consolidated results):

Cleaning

				% Change
	2018	2017	2016	2018 to 2017	2017 to 2016
Net sales	$2,060	$2,002	$1,912	3%	5%
Earnings from continuing operations before income taxes	574	523	511	10	2

Fiscal year 2018 versus fiscal year 2017: Volume, net sales and earnings from continuing operations before income taxes increased by 3%, 3% and 10%, respectively, during fiscal year 2018. Both volume and net sales growth were driven primarily by higher shipments in Home Care, mainly due to continued strength in Clorox® disinfecting wipes across multiple channels and the launch of ScentivaTM branded products, partially offset by lower shipments in Professional Products. The decreased shipments in Professional Products were primarily driven by the sale of the Aplicare business in August 2017, partially offset by increased shipments of cleaning products driven by e-commerce growth

B-6	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

and innovation. The increase in earnings from continuing operations before income taxes was primarily due to net sales growth, cost savings and the prior year $21 non-cash impairment charge for the Aplicare business, partially offset by higher manufacturing and logistics costs and unfavorable commodity costs.

Fiscal year 2017 versus fiscal year 2016: Volume, net sales and earnings from continuing operations before income taxes increased by 10%, 5% and 2%, respectively, during fiscal year 2017. Both volume and net sales growth were driven primarily by higher shipments across several Clorox® branded products within Home Care, primarily Clorox® disinfecting wipes and toilet cleaning products due to expanded club distribution and increasing merchandising support, and the new product launch of ScentivaTM wipes and sprays. There were also higher shipments in Professional Products, mainly in cleaning products. These increases were partially offset by lower shipments in Laundry, primarily due to continued category softness. Volume outpaced net sales due to unfavorable mix. The increase in earnings from continuing operations before income taxes was due to cost savings and net sales growth, partially offset by a $21 non-cash impairment charge for the Aplicare business in the second quarter of fiscal year 2017 (See Notes to Consolidated Financial Statements for more information) and higher manufacturing and logistics costs.

Household

				% Change
	2018	2017	2016	2018 to 2017	2017 to 2016
Net sales	$1,959	$1,961	$1,862	—%	5%
Earnings from continuing operations before income taxes	370	419	428	(12)	(2)

Fiscal year 2018 versus fiscal year 2017: Volume increased by 2% and sales were flat, while earnings from continuing operations before income taxes decreased by 12% during fiscal year 2018. Volume growth was driven by higher shipments in Cat Litter, primarily due to innovation and increased merchandising activity, higher shipments of RenewLife® digestive health products primarily due to growth in the e-commerce channel, and increased shipments in Glad®products primarily due to strength in premium trash bags. These increases were partially offset by lower shipments of Charcoal products mainly due to poor weather in the back half of fiscal year 2018. Volume outpaced net sales, primarily due to unfavorable mix and a price decrease on a portion of the Glad® trash portfolio. The decrease in earnings from continuing operations before income taxes was mainly due to higher manufacturing and logistics costs and unfavorable commodity costs, partially offset by cost savings.

Fiscal year 2017 versus fiscal year 2016: Volume and net sales increased by 8% and 5%, respectively, while earnings from continuing operations before income taxes decreased by 2% during fiscal year 2017. Both volume and net sales growth were driven by the acquisition of RenewLife in May 2016 and higher shipments in Cat Litter and Glad®, primarily due to increased innovation and merchandising support. These increases were partially offset by lower shipments of Charcoal. Volume outpaced net sales, primarily due to unfavorable mix. The decrease in earnings from continuing operations before income taxes was mainly due to higher manufacturing and logistics costs and higher operating expenses due to the acquisition of RenewLife, partially offset by net sales growth and cost savings.

Lifestyle

				% Change
	2018	2017	2016	2018 to 2017	2017 to 2016
Net sales	$1,077	$1,000	$990	8%	1%
Earnings from continuing operations before income taxes	243	244	251	—	(3)

Fiscal year 2018 versus fiscal year 2017: Volume and net sales each increased by 8% while earnings from continuing operations before income taxes was flat during fiscal year 2018. Both volume and net sales growth were primarily driven by the benefit of the April 2018 acquisition of the Nutranext dietary supplements business and higher shipments of Burt’s Bees® Natural Personal Care products, mainly due to continued strength in lip care and new product

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THE CLOROX COMPANY - 2018 Proxy Statement	B-7

launch of face and eye cosmetics, partially offset by lower shipments of Brita® water-filtration products. Earnings from continuing operations before income taxes was flat, as net sales growth and cost savings were offset by costs related to the Nutranext acquisition and higher manufacturing and logistics costs.

Fiscal year 2017 versus fiscal year 2016: Volume and net sales each increased by 1%, while earnings from continuing operations before income taxes decreased by 3% during fiscal year 2017. Both volume and net sales growth were primarily driven by higher shipments within Burt’s Bees® Natural Personal Care largely due to lip care. The decrease in earnings from continuing operations before income taxes was primarily due to higher manufacturing and logistics costs, partially offset by cost savings and net sales growth.

International

				% Change
	2018	2017	2016	2018 to 2017	2017 to 2016
Net sales	$1,028	$1,010	$997	2%	1%
Earnings from continuing operations before income taxes	84	81	66	4	23

Fiscal year 2018 versus fiscal year 2017: Volume was flat, net sales and earnings from continuing operations before income taxes increased by 2% and 4%, respectively, during fiscal year 2018. Volume reflected higher shipments in Canada, partially offset by lower shipments in Europe and in certain Latin American and Asian countries. Net sales outpaced volume primarily due to the benefit of price increases, partially offset by unfavorable foreign currency exchange rates and unfavorable mix. The increase in earnings from continuing operations before income taxes was primarily due to net sales growth, mainly driven by pricing, and cost savings, partially offset by inflationary pressure on manufacturing, logistics and administrative costs and unfavorable commodity costs.

Fiscal year 2017 versus fiscal year 2016: Volume, net sales and earnings from continuing operations before income taxes increased by 1%, 1% and 23%, respectively, during fiscal year 2017. Volume grew primarily due to higher shipments, mainly in Canada, which included the benefit of the RenewLife acquisition in May 2016, and Asia, partially offset by lower shipments in certain Latin American countries, mainly Argentina. The increase in earnings from continuing operations before income taxes was primarily due to net sales growth, namely the benefit of price increases, cost savings and a gain from the sale of an Australian distribution facility, partially offset by inflationary pressure on manufacturing and logistics costs and unfavorable foreign currency exchange rates.

Argentina

The Company operates in Argentina through certain wholly owned subsidiaries (collectively, “Clorox Argentina”). Net sales from Clorox Argentina represented approximately 3% of the Company’s consolidated net sales for the fiscal years ended June 30, 2018, 2017 and 2016. The operating environment in Argentina continues to present business challenges, including continuing devaluation of Argentina’s currency and high inflation.

Clorox Argentina manufactures products at three plants that it owns and operates across Argentina and markets those products to consumers throughout the country. Products are advertised nationally and sold to consumers through wholesalers and retail outlets located throughout Argentina. Sales are made primarily through the use of Clorox Argentina’s sales force. Small amounts of products produced in Argentina are exported each year, including sales to the Company’s other subsidiaries located primarily in Latin America. Clorox Argentina obtains its raw materials almost entirely from local sources. The Company also conducts research and development activities at its owned facility in Buenos Aires, Argentina. Additionally, Clorox Argentina performs marketing, legal, and various other shared service activities to support the Company’s Latin American operations. Clorox Argentina in turn benefits from shared service activities performed within other geographic locations, such as information technology support and manufacturing technical assistance.

The value of the Argentine peso (ARS) relative to the U.S. dollar declined 41% and 9% for the fiscal year ended June 30, 2018 and 2017, respectively. As of June 30, 2018, using the exchange rate of 28.10 ARS per U.S. dollar (USD), Clorox Argentina had total assets of $54, including cash and cash equivalents of $7, net receivables of $13, inventories of $11, net property, plant and equipment of $16 and intangible assets excluding goodwill of $2. Goodwill for Argentina

B-8	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

is aggregated and assessed for impairment at the International reporting unit level, which is also the Company’s International reportable segment. Based on the results of the annual impairment test performed in the fourth quarter of fiscal year 2018, the fair value of the International reporting unit exceeded its carrying value by more than 65% and reflected unfavorable foreign currency exchange rates across several countries and the Company’s expectations of continued challenges from the Latin America region. Further volatility and declines in the exchange rate are expected in the future, which, along with competition and changes in the retail, labor and macro-economic environment, would have an additional adverse impact on Clorox Argentina’s net sales, net earnings, and net monetary asset position.

The Company is closely monitoring developments in Argentina and continues to take steps intended to mitigate the adverse conditions, but there can be no assurances that these actions will be able to mitigate these conditions as they may occur.

Adoption of highly inflationary accounting

Effective July 1, 2018, under the requirements of U.S. GAAP, Argentina has been designated as a highly inflationary economy, since it has experienced cumulative inflation of approximately 100 percent or more over a three-year period. As a result, beginning July 1, 2018, the U.S. dollar will replace the Argentine peso as the functional currency of the Company’s subsidiaries in Argentina. Consequently, future gains and losses from non-U.S. dollar denominated transactions for Clorox Argentina will be recognized in Net earnings.

Corporate

				% Change
	2018	2017	2016	2018 to 2017	2017 to 2016
Losses from continuing operations before income taxes	$(217)	$(234)	$(273)	(7)%	(14)%

Corporate includes certain non-allocated administrative costs, interest income, interest expense and other non-operating income and expenses. Corporate assets include cash and cash equivalents, prepaid expenses and other current assets, property and equipment, other investments and deferred taxes.

Fiscal year 2018 versus fiscal year 2017: The decrease in losses from continuing operations before income taxes was primarily driven by a prior year increase in projected environmental costs associated with the Company’s former operations at a site in Alameda County, California in fiscal year 2017 (See Notes to Consolidated Financial Statements for more information) and lower employee incentive compensation costs.

Fiscal year 2017 versus fiscal year 2016: The decrease in losses from continuing operations before income taxes was primarily driven by lower employee incentive compensation costs and lower spending across several functions, partially offset by an increase in projected environmental costs associated with the Company’s former operations at a site in Alameda County, California in fiscal year 2017 (See Notes to Consolidated Financial Statements for more information).

FINANCIAL POSITION AND LIQUIDITY

Management’s discussion and analysis of the Company’s financial position and liquidity describes its consolidated operating, investing and financing activities from continuing operations, contractual obligations and off-balance sheet arrangements.

The Company’s cash position includes amounts held by foreign subsidiaries and, as a result, the repatriation of certain cash balances from some of the Company’s foreign subsidiaries could result in additional tax costs. However, these cash balances are generally available without legal restriction to fund local business operations. In addition, a portion of the Company’s cash balance is held in U.S. dollars by foreign subsidiaries, whose functional currency is their local currency. Such U.S. dollar balances are reported on the foreign subsidiaries’ books, in their functional currency, with the impact from foreign currency exchange rate differences recorded in Other (income) expense, net.

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THE CLOROX COMPANY - 2018 Proxy Statement	B-9

The Company’s financial condition and liquidity remained strong as of June 30, 2018. The following table summarizes cash activities from continuing operations for the years ended June 30:

	2018	2017	2016
Net cash provided by continuing operations	$974	$871	$768
Net cash used for investing activities	(859)	(205)	(430)
Net cash used for financing activities	(399)	(645)	(316)

Operating Activities

Net cash provided by continuing operations was $974 in fiscal year 2018, compared with $871 in fiscal year 2017. The year-over-year increase was primarily related to lower tax payments, mainly due to benefits from the Tax Act, and lower employee incentive compensation payments, partially offset by timing of payments to vendors.

Net cash provided by continuing operations was $871 in fiscal year 2017, compared with $768 in fiscal year 2016. The year-over-year increase was primarily related to higher earnings, excluding non-cash charges.

Investing Activities

Net cash used for investing activities was $859 in fiscal year 2018, as compared to $205 in fiscal year 2017. The year-over-year increase was mainly due to the April 2, 2018 acquisition of Nutranext, a health and wellness company that manufactures and markets leading dietary supplement brands in the retail and e-commerce channels as well as in its direct-to-consumer business. The total amount paid was $681 (See Notes to Consolidated Financial Statements for more information).

Net cash used for investing activities was $205 in fiscal year 2017, as compared to $430 in fiscal year 2016. The year-over-year decrease was mainly due to the May 2, 2016 acquisition of RenewLife, a leading brand in digestive health. The amount paid was $290 funded through commercial paper.

Capital expenditures were $194, $231 and $172 in fiscal years 2018, 2017 and 2016, respectively. Capital spending as a percentage of net sales was 3.2%, 3.9% and 3.0% for fiscal year 2018, 2017 and 2016, respectively. The year-over-year fluctuations were due to the timing of certain infrastructure projects.

In January 2017, the Company sold an Australian distribution facility, previously reported in the International reportable segment, which resulted in $23 in cash proceeds from investing activities and a gain of $10 recorded in Other (income) expense, net, on the consolidated statement of earnings for the year ended June 30, 2017.

In April 2016, the Company sold its Los Angeles bleach manufacturing facility, previously reported in the Cleaning reportable segment, which resulted in $20 in cash proceeds from investing activities and a gain of $11 recorded in Other (income) expense, net, on the consolidated statement of earnings for the year ended June 30, 2016. In September 2015, the Company sold its corporate jet to an unrelated party for cash proceeds of $11 which had an insignificant impact on Other (income) expense, net.

Free cash flow

	2018	2017	2016
Net cash provided by continuing operations	$974	$871	$768
Less: capital expenditures	(194)	(231)	(172)
Free cash flow	$780	$640	$596
Free cash flow as a percentage of net sales	12.7%	10.7%	10.3%

B-10	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

Financing Activities

Net cash used for financing activities was $399 in fiscal year 2018, as compared to $645 in fiscal year 2017. Net cash used for financing activities was lower in fiscal year 2018, mainly due to higher net borrowings in fiscal year 2018 to fund the Nutranext acquisition, partially offset by reduced notes payables balances from cash repatriated from foreign subsidiaries, increased treasury stock purchases and cash dividends.

Net cash used for financing activities was $645 in fiscal year 2017, as compared to $316 in fiscal year 2016. Net cash used for financing activities was higher in fiscal year 2017, mainly due to higher net borrowings in fiscal year 2016 to fund the RenewLife acquisition in May 2016, a decline in proceeds from the issuance of stock for employee stock plans and higher cash dividends paid in the current year, partially offset by a reduction in treasury stock purchases.

Capital Resources and Liquidity

The Company believes it will have the funds necessary to meet its financing requirements and other fixed obligations as they become due based on its working capital requirements, anticipated ability to generate positive cash flows from operations in the future, investment-grade credit ratings, demonstrated access to long- and short-term credit markets and current borrowing availability under credit agreements. The Company may consider other transactions that require the issuance of additional long- and/or short-term debt or other securities to finance acquisitions, repurchase stock, refinance debt or fund other activities for general business purposes. Such transactions could require funds in excess of the Company’s current cash levels and available credit lines, and the Company’s access to or cost of such additional funds could be adversely affected by any decrease in credit ratings, which were the following as of June 30:

	2018		2017
	Short-term	Long-term	Short-term	Long-term
Standard and Poor’s	A-2	A-	A-2	A-
Moody’s	P-2	Baa1	P-2	Baa1

Credit Arrangements

As of June 30, 2018, the Company maintained a $1,100 revolving credit agreement that matures in February 2022. There were no borrowings under this credit agreement as of June 30, 2018 and 2017, and the Company believes that borrowings under this credit agreement are and will continue to be available for general business purposes.

The credit agreement includes certain restrictive covenants and limitations. The primary restrictive covenant is a minimum ratio of 4.0 calculated as total earnings before interest, taxes, depreciation and amortization and non-cash asset impairment charges (Consolidated EBITDA) to total interest expense for the trailing four quarters (Interest Coverage ratio), as defined and described in the credit agreement.

The following table sets forth the calculation of the Interest Coverage ratio as of June 30, 2018, using Consolidated EBITDA for the trailing four quarters, as contractually defined:

2018
Earnings from continuing operations	$823
Add back:
Interest expense	85
Income tax expense	231
Depreciation and amortization	166
Non-cash asset impairment charges	1
Less:
Interest income	(6)
Consolidated EBITDA	$1,300
Interest expense	$85
Interest Coverage ratio	15.3

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THE CLOROX COMPANY - 2018 Proxy Statement	B-11

The Company was in compliance with all restrictive covenants and limitations in the credit agreement as of June 30, 2018, and anticipates being in compliance with all restrictive covenants for the foreseeable future. The Company continues to monitor the financial markets and assess its ability to fully draw on its revolving credit agreement, and currently expects that any drawing on the agreement will be fully funded.

In March 2018, the Company entered into a $250 revolving credit agreement that was subsequently terminated in May 2018. No termination fees or penalties were incurred in connection with the credit agreement termination.

As of June 30, 2018, the Company maintained $37 of foreign and other credit lines, of which $3 was outstanding and the remainder of $34 was available for borrowing.

As of June 30, 2017, the Company maintained $29 of foreign and other credit lines, of which $5 was outstanding and the remainder of $24 was available for borrowing.

Short-term Borrowings

The Company’s notes and loans payable include U.S. commercial paper issued by the parent company and a short-term loan held by a non-U.S. subsidiary. These short-term borrowings have stated maturities of less than one year and provide supplemental funding for supporting operations. The level of U.S. commercial paper borrowings generally fluctuates depending upon the amount and timing of operating cash flows and payments for items such as dividends, income taxes, stock repurchases and pension contributions. The average balance of U.S. commercial paper borrowings outstanding was $470 and $624 for the fiscal year ended June 30, 2018 and 2017, respectively.

Long-term Borrowings

In May 2018, the Company issued $500 of senior notes with an annual fixed interest rate of 3.90% and used the proceeds to repay a portion of the outstanding commercial paper, including amounts raised in connection with the Nutranext acquisition. The notes carry an effective interest rate of 4.02% (see Notes to Consolidated Financial Statements). The notes rank equally with all of the Company’s existing senior indebtedness.

In September 2017, the Company issued $400 of senior notes with an annual fixed interest rate of 3.10% and used the proceeds to repay $400 of senior notes with an annual fixed interest rate of 5.95% that became due in October 2017. The September 2017 senior notes carry an effective interest rate of 3.13% (See Notes to Consolidated Financial Statements). The notes rank equally with all of the Company’s existing senior indebtedness.

In November 2015, $300 of the Company’s senior notes with an annual fixed interest rate of 3.55%, became due and were repaid using commercial paper borrowings and cash on hand.

Stock Repurchases and Dividend Payments

In May 2018, the Board of Directors authorized the Company to repurchase up to $2,000 in shares of common stock on the open market, which replaced the prior open-market purchase program with an authorized aggregate purchase amount of up to $750.

As of June 30, 2018, the Company had two stock repurchase programs: an open-market purchase program with an authorized aggregate purchase amount of up to $2,000, which has no expiration date, and a program to offset the anticipated impact of dilution related to stock-based awards (the Evergreen Program), which has no authorization limit on the dollar amount and no expiration date.

Stock repurchases under the two stock repurchase programs were as follows during the fiscal years ended June 30:

	2018		2017		2016
	Amount	Shares (in thousands)	Amount	Shares (in thousands)	Amount	Shares (in thousands)
Open-market purchase program	$95	749	$—	—	$—	—
Evergreen Program	177	1,422	189	1,505	254	2,151

B-12	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

Dividends per share and total dividends paid were as follows during the fiscal years ended June 30:

	2018	2017	2016
Dividends per share declared	$3.60	$3.24	$3.11
Dividends per share paid	3.48	3.20	3.08
Total dividends paid	450	412	398

On February 13, 2018, the Company declared a quarterly dividend of 96 cents per share payable on May 11, 2018 to common shareholders of record at the close of business on April 25, 2018. This represented an increase of 14 percent in the quarterly dividend, which was an accelerated declaration of the Company’s dividend increase that has typically taken place in the month of May and was a result of the passage of the Tax Act.

Contractual Obligations

The Company had contractual obligations as of June 30, 2018, payable or maturing in the following fiscal years:

	2019	2020	2021	2022	2023	Thereafter	Total
Long-term debt maturities including interest payments	$79	$79	$79	$373	$659	$1,580	$2,849
Notes and loans payable	199	—	—	—	—	—	199
Purchase obligations(1)	169	55	32	20	15	13	304
Operating leases	56	51	46	36	33	108	330
Payments related to nonqualified retirement income and
retirement health care plans(2)	15	16	14	14	15	73	147
Venture agreement terminal obligation(3)	—	—	—	—	—	631	631
Total	$518	$201	$171	$443	$722	$2,405	$4,460

(1)

Purchase obligations are defined as purchase agreements that are enforceable and legally binding and that contain specified or determinable significant terms, including quantity, price and the approximate timing of the transaction. For purchase obligations subject to variable price and/or quantity provisions, an estimate of the price and/or quantity has been made. Examples of the Company’s purchase obligations include contracts to purchase raw materials, commitments to contract manufacturers, commitments for information technology and related services, advertising contracts, capital expenditure agreements, software acquisition and license commitments and service contracts. The raw material contracts included above are entered into during the regular course of business based on expectations of future purchases. Many of these raw material contracts are flexible to allow for changes in the Company’s business and related requirements. If such changes were to occur, the Company believes its exposure could differ from the amounts listed above. Any amounts reflected in the consolidated balance sheets as Accounts payable and accrued liabilities are excluded from the table above, as they are short-term in nature and expected to be paid within one year.

(2)

These amounts represent expected payments through 2028. Based on the accounting rules for nonqualified retirement income and retirement health care plans, the liabilities reflected in the Company’s consolidated balance sheets differ from these expected future payments (see Notes to Consolidated Financial Statements).

(3)

The Company has a venture agreement with The Procter & Gamble Company (P&G) for the Company’s Glad® bags, wraps and containers business. As of June 30, 2018, P&G had a 20% interest in the venture. Upon termination of the agreement, the Company is required to purchase P&G’s 20% interest for cash at fair value as established by predetermined valuation procedures. Refer to Notes to Consolidated Financial Statements for further details.

Off-Balance Sheet Arrangements

In conjunction with divestitures and other transactions, the Company may provide typical indemnifications (e.g., indemnifications for representations and warranties and retention of previously existing environmental, tax and employee liabilities) that have terms that vary in duration and in the potential amount of the total obligation and, in many circumstances, are not explicitly defined. The Company has not made, nor does it believe that it is probable that it will make, any material payments relating to its indemnifications, and believes that any reasonably possible payments would not have a material adverse effect, individually or in the aggregate, on the Company’s consolidated financial statements.

The Company had not recorded any material liabilities on the aforementioned indemnifications as of June 30, 2018 and 2017.

The Company was a party to letters of credit of $9 and $10 as of June 30, 2018 and 2017, respectively, primarily related to one of its insurance carriers, of which $0 had been drawn upon.

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THE CLOROX COMPANY - 2018 Proxy Statement	B-13

CONTINGENCIES

A summary of contingencies is contained in the Notes to Consolidated Financial Statements.

QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

As a multinational company, the Company is exposed to the impact of foreign currency fluctuations, changes in commodity prices, interest-rate risk and other types of market risk.

In the normal course of business, where available at a reasonable cost, the Company manages its exposure to market risk using contractual agreements and a variety of derivative instruments. The Company’s objective in managing its exposure to market risk is to limit the impact of fluctuations on earnings and cash flow through the use of swaps, forward purchases and futures contracts. Derivative contracts are entered into for non-trading purposes with major credit-worthy institutions, thereby decreasing the risk of credit loss.

The Company uses different methodologies, when necessary, to estimate the fair value of its derivative contracts. The estimated fair values of the majority of the Company’s contracts are based on quoted market prices, traded exchange market prices or broker price quotations, and represent the estimated amounts that the Company would pay or receive to terminate the contracts.

Sensitivity Analysis for Derivative Contracts

For fiscal years 2018 and 2017, the Company’s exposure to market risk was estimated using sensitivity analyses, which illustrate the change in the fair value of a derivative financial instrument assuming hypothetical changes in foreign exchange rates, commodity prices or interest rates. The results of the sensitivity analyses for foreign currency derivative contracts, commodity derivative contracts and interest rate contracts are summarized below. Actual changes in foreign exchange rates, commodity prices or interest rates may differ from the hypothetical changes, and any changes in the fair value of the contracts, real or hypothetical, would be partly to fully offset by an inverse change in the value of the underlying hedged items.

The changes in the fair value of derivatives are recorded as either assets or liabilities in the consolidated balance sheets with an offset to Net earnings or Other comprehensive income (loss), depending on whether or not, for accounting purposes, the derivative is designated and qualified as an accounting hedge. For those derivative instruments designated and qualifying as hedging instruments, the Company must designate the hedging instrument either as a fair value hedge or as a cash flow hedge. The Company designates its commodity forward and future contracts for forecasted purchases of raw materials, interest rate forward contracts for forecasted interest payments and foreign currency forward contracts for forecasted purchases of inventory as cash flow hedges. During the fiscal years ended June 30, 2018, 2017 and 2016, the Company had no hedging instruments designated as fair value hedges. In the event the Company has contracts not designated as hedges for accounting purposes, the Company recognizes the changes in the fair value of these contracts in the consolidated statement of earnings.

Commodity Price Risk

The Company is exposed to changes in the price of commodities used as raw materials in the manufacturing of its products. The Company uses various strategies to manage cost exposures on certain raw material purchases with the objective of obtaining more predictable costs for these commodities, including long-term commodity purchase contracts and commodity derivative contracts, where available at a reasonable cost. During fiscal years 2018 and 2017, the Company had derivative contracts related to raw materials exposures for jet fuel used for the charcoal business and soybean oil used for the food business. Based on a hypothetical decrease or increase of 10% in these commodity prices as of June 30, 2018, and June 30, 2017, the estimated fair value of the Company’s then-existing commodity derivative contracts would decrease or increase by $4 and $3, respectively, with the corresponding impact included in Accumulated other comprehensive net (losses) income.

B-14	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

Foreign Currency Risk

The Company seeks to minimize the impact of certain foreign currency fluctuations by hedging transactional exposures with foreign currency forward contracts. Based on a hypothetical decrease of 10% in the value of the U.S. dollar as of June 30, 2018 and June 30, 2017, the estimated fair value of the Company’s then-existing foreign currency derivative contracts would decrease by $5 and $6, respectively, with the corresponding impact included in Accumulated other comprehensive net (losses) income. Based on a hypothetical increase of 10% in the value of the U.S. dollar as of June 30, 2018 and June 30, 2017, the estimated fair value of the Company’s then-existing foreign currency derivative contracts would increase by $4 and $5, respectively, with the corresponding impact included in Accumulated other comprehensive net (losses) income.

Interest Rate Risk

The Company is exposed to interest rate volatility with regard to existing short-term borrowings, primarily commercial paper, and anticipated future issuances of long-term debt. Weighted average interest rates for commercial paper borrowings were 1.86% during fiscal year 2018 and less than 1% during fiscal year 2017. Assuming average variable rate debt levels during fiscal years 2018 and 2017, a 100 basis point increase in interest rates would increase interest expense from commercial paper by approximately $5 and $6, respectively. Assuming average variable rate debt levels during fiscal years 2018 and 2017, a 100 basis point decrease in interest rates in fiscal year 2018, or to zero percent in fiscal year 2017, would decrease interest expense from commercial paper by $5 and $6, respectively.

The Company is also exposed to interest rate volatility with regard to anticipated future issuances of debt. Primary exposures include movements in U.S. Treasury rates. The Company had no outstanding interest rate forward contract positions as of June 30, 2018 and 2017.

RECENTLY ISSUED ACCOUNTING STANDARDS

A summary of all recently issued accounting standards is contained in Note 1 of Notes to Consolidated Financial Statements.

CRITICAL ACCOUNTING POLICIES AND ESTIMATES

The methods, estimates, and judgments the Company uses in applying its most critical accounting policies have a significant impact on the results the Company reports in its consolidated financial statements. Specific areas requiring the application of management’s estimates and judgments include, among others, assumptions pertaining to accruals for consumer and trade-promotion programs, stock-based compensation, retirement income plans, future cash flows associated with impairment testing of goodwill and other long-lived assets and the valuation of the venture agreement terminal obligations, valuation of assets acquired and liabilities assumed in connection with a business combination, the credit worthiness of customers, uncertain tax positions, tax valuation allowances and legal, environmental and insurance matters. Accordingly, a different financial presentation could result depending on the judgments, estimates or assumptions that are used. The most critical accounting policies and estimates are those that are most important to the portrayal of the Company’s financial condition and results, and require the Company to make the most difficult and subjective judgments, often estimating the outcome of future events that are inherently uncertain. The Company’s most critical accounting policies and estimates are related to: revenue recognition; the valuation of goodwill and intangible assets; income taxes; and the venture agreement terminal obligation. The Company’s critical accounting policies and estimates have been reviewed with the Audit Committee of the Board of Directors. A summary of the Company’s significant accounting policies and estimates is contained in Note 1 of Notes to Consolidated Financial Statements.

Revenue Recognition

The Company routinely commits to one-time or ongoing trade-promotion programs with customers. Programs include shelf-price reductions, end-of-aisle or in-store displays of the Company’s products and graphics and other trade-promotion activities conducted by the customer. Costs related to these programs are recorded as a reduction of sales. The Company’s trade promotion accruals are primarily based on estimated volume and incorporate historical sales and spending trends by customer and category. The determination of these estimated accruals requires judgment and may change in the future as a result of changes in customer promotion participation, particularly for new programs and for

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THE CLOROX COMPANY - 2018 Proxy Statement	B-15

programs related to the introduction of new products. Final determination of the total cost of a promotion is dependent upon customers providing information about proof of performance and other information related to the promotional event. This process of analyzing and settling trade-promotion programs with customers could impact the Company’s results of operations and trade promotion accruals depending on how actual results of the programs compare to original estimates. If the Company’s trade promotion accrual estimates as of June 30, 2018 were to differ by 10%, the impact on net sales would be approximately $8.

Goodwill and Other Intangible Assets

The Company tests its goodwill and other indefinite-lived intangible assets for impairment annually in the fiscal fourth quarter unless there are indications during a different interim period that these assets may have become impaired.

Goodwill

For fiscal year 2018, the Company’s reporting units for goodwill impairment testing purposes were its individual U.S. SBUs and the International division. These reporting units, which are also the Company’s operating segments, are the level at which discrete financial information is available and reviewed by the managers of the respective operating segments. The respective operating segment managers do not review financial information for components that are below the operating segment level. No instances of impairment were identified during the fiscal year 2018 annual impairment review. All of the Company’s reporting units had fair values that exceeded recorded values. However, future changes in the judgments, assumptions and estimates that are used in the impairment testing for goodwill and indefinite-lived intangible assets as described below could result in significantly different estimates of the fair values.

In its evaluation of goodwill impairment, the Company has the option to first assess qualitative factors such as the maturity and stability of the reporting unit, the magnitude of the excess fair value over carrying value from the prior year’s impairment testing, other reporting unit operating results as well as new events and circumstances impacting the operations at the reporting unit level. If the result of a qualitative test indicates a potential for impairment, a quantitative test is performed. The quantitative test is a two-step process. In the first step, the Company compares the estimated fair value of each reporting unit to its carrying value. In all instances, the estimated fair value exceeded the carrying value of the reporting unit. If the estimated fair value of any reporting unit had been less than its carrying value, the Company would have performed a second step to determine the implied fair value of the reporting unit’s goodwill. If the carrying amount of a reporting unit’s goodwill had exceeded its implied fair value, an impairment charge would have been recorded for the difference between the carrying amount and the implied fair value of the reporting unit’s goodwill.

To determine the fair value of a reporting unit as part of its quantitative test, the Company uses a discounted cash flow (DCF) method under the income approach, as it believes that this approach is the most reliable indicator of the fair value of its businesses and the fair value of their future earnings and cash flows. Under this approach, the Company estimates the future cash flows of each reporting unit and discounts these cash flows at a rate of return that reflects their relative risk. The cash flows used in the DCF method are consistent with those the Company uses in its internal planning, which gives consideration to actual business trends experienced, and the long-term business strategy. The other key estimates and factors used in the DCF method include, but are not limited to, future volumes, net sales and expense growth rates, commodity prices, changes in working capital, foreign exchange rates, inflation and a perpetuity growth rate. Changes in such estimates or the application of alternative assumptions could produce different results.

Trademarks and Other Indefinite-Lived Intangible Assets

For trademarks and other intangible assets with indefinite lives, the Company performs a quantitative analysis to test for impairment. When a quantitative test is performed, the estimated fair value of an asset is compared to its carrying amount. If the carrying amount of such asset exceeds its estimated fair value, an impairment charge is recorded for the difference between the carrying amount and the estimated fair value. The Company uses the income approach to estimate the fair value of its trademarks and other intangible assets with indefinite lives. This approach requires significant judgments in determining both the assets’ estimated cash flows as well as the appropriate discount and foreign exchange rates applied to those cash flows to determine fair value. Changes in such estimates or the use of alternative assumptions could produce different results.

No significant impairments were identified as a result of the Company’s impairment review performed annually during the fourth quarter or during any other quarters of fiscal year 2018.

B-16	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

Finite-Lived Intangible Assets

Finite-lived intangible assets are reviewed for possible impairment whenever events or changes in circumstances occur that indicate that the carrying amount of an asset (or asset group) may not be recoverable. The Company’s impairment review requires significant management judgment, including estimating the future success of product lines, future sales volumes, revenue and expense growth rates, alternative uses for the assets and estimated proceeds from the disposal of the assets. The Company reviews business plans for possible impairment indicators. Impairment occurs when the carrying amount of the asset (or asset group) exceeds its estimated future undiscounted cash flows and the impairment is viewed as other than temporary. When impairment is indicated, an impairment charge is recorded for the difference between the asset’s carrying value and its estimated fair value. Depending on the asset, estimated fair value may be determined either by use of a DCF model or by reference to estimated selling values of assets in similar condition. The use of different assumptions would increase or decrease the estimated fair value of assets and would increase or decrease any impairment measurement.

Income Taxes

The Company’s effective tax rate is based on income by tax jurisdiction, statutory tax rates and tax planning opportunities available to the Company in the various jurisdictions in which the Company operates. Significant judgment is required in determining the Company’s effective tax rate and in evaluating its tax positions.

The Company maintains valuation allowances when it is likely that all or a portion of a deferred tax asset will not be realized. Changes in valuation allowances from period to period are included in the Company’s income tax provision in the period of change. In determining whether a valuation allowance is warranted, the Company takes into account such factors as prior earnings history, expected future earnings, unsettled circumstances that, if unfavorably resolved, would adversely affect the utilization of a deferred tax asset, statutory carry-back and carry-forward periods and tax strategies that could potentially enhance the likelihood of realization of a deferred tax asset. Valuation allowances maintained by the Company relate mostly to deferred tax assets arising from the Company’s currently anticipated inability to use net operating losses and tax credits in certain foreign countries. As of June 30, 2018 and June 30, 2017, valuation allowances related to realization of deferred tax assets were approximately $43 and $40, respectively.

In addition to valuation allowances, the Company provides for uncertain tax positions when such tax positions do not meet certain recognition thresholds or measurement standards. Amounts for uncertain tax positions are adjusted in quarters when new information becomes available or when positions are effectively settled. As of June 30, 2018 and June 30, 2017, the liabilities recorded for uncertain tax positions, excluding associated interest and penalties, were approximately $47 and $40, respectively. Since audit outcomes and the timing of audit settlements are subject to significant uncertainty, liabilities for uncertain tax positions are excluded from the contractual obligations table (see Notes to Consolidated Financial Statements).

Foreign withholding taxes are not provided when foreign earnings are indefinitely reinvested. The Company determines whether its foreign subsidiaries will invest their undistributed earnings indefinitely and reassesses this determination on a quarterly basis. A change to the Company’s determination may be warranted based on the Company’s experience as well as plans regarding future international operations and expected remittances. Changes in the Company’s determination would require an adjustment to the income tax provision in the quarter in which the determination is made. Through the second quarter of fiscal year 2018, the Company had determined that the undistributed earnings of a number of its foreign subsidiaries were indefinitely reinvested. In the third quarter of fiscal year 2018, the Company concluded an analysis wherein it determined that none of the undistributed earnings of its foreign subsidiaries were indefinitely reinvested because the Tax Act enacted in December 2017 significantly reduced the cost of U.S. repatriation. As a result, the Company is providing foreign withholding taxes on the undistributed earnings of all foreign subsidiaries where applicable, which has no significant impact on the Company’s consolidated results.

Venture Agreement Terminal Obligation

The Company has a venture agreement with P&G for the Company’s Glad® bags, wraps and containers business. In connection with this agreement, P&G provides R&D support to the Glad® business. As of June 30, 2018 and June 30, 2017, P&G had a 20% interest in the venture. In December 2017, the Company and P&G extended the term of the agreement and the related R&D support provided by P&G. The term will now expire in January 2026, unless the parties agree, on or

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THE CLOROX COMPANY - 2018 Proxy Statement	B-17

prior to January 31, 2025, to further extend the term of the agreement for another seven years or agree to take some other relevant action. Upon termination of the agreement, the Company is required to purchase P&G’s 20% interest for cash at fair value as established by predetermined valuation procedures. The Company’s obligation to purchase P&G’s interest is reflected in Other Liabilities (See Notes to Consolidated Financial Statements). The difference between the estimated fair value and the amount recognized, and any future changes in the fair value of P&G’s interest, is charged to Cost of products sold in accordance with the effective interest method over the remaining life of the agreement.

The estimated fair value of P&G’s interest may increase or decrease up until any such purchase by the Company of P&G’s interest. The Company uses the income approach to estimate the fair value of P&G’s interest. Under this approach, the Company estimates the future cash flows and discounts these cash flows at a rate of return that reflects its risk. The cash flows used are consistent with those the Company uses in its internal planning, which gives consideration to actual business trends experienced and the long-term business strategy. The other key assumptions and estimates used include, but are not limited to, future volumes, net sales and expense growth rates, commodity prices, changes in working capital, capital expenditures, foreign exchange rates, tax rates, discount rates, inflation and perpetuity growth rates. Changes in the judgments, assumptions and estimates used could result in significantly different estimates of fair value. For perspective, if the discount rate as of June 30, 2018 were to increase or decrease by 100 basis points, the estimated fair value of P&G’s interest would decrease by approximately $60 or increase by approximately $80, respectively. Additionally, if the tax rate as of June 30, 2018 were to increase or decrease by 100 basis points, the estimated fair value of P&G’s interest would change by approximately $8. Such changes would affect the amount of future charges to Cost of products sold.

SUMMARY OF NON-GAAP FINANCIAL MEASURES

The non-GAAP financial measures included in this MD&A and Exhibit 99.3 and the reasons management believes they are useful to investors are described below. These measures should be considered supplemental in nature and are not intended to be a substitute for the related financial information prepared in accordance with U.S. GAAP. In addition, these measures may not be the same as similarly named measures presented by other companies.

Free cash flow is calculated as net cash provided by continuing operations less capital expenditures related to continuing operations. The Company’s management uses this measure and free cash flow as a percentage of net sales to help assess the cash generation ability of the business and funds available for investing activities, such as acquisitions, investing in the business to drive growth and financing activities, including debt payments, dividend payments and stock repurchases. Free cash flow does not represent cash available only for discretionary expenditures, since the Company has mandatory debt service requirements and other contractual and non-discretionary expenditures. Refer to “Free cash flow” and “Free cash flow as a percentage of net sales” above for a reconciliation of these non-GAAP measures.

The Company uses the term Consolidated EBITDA because it is a term used in its revolving credit agreement. As defined in the credit agreement, Consolidated EBITDA represents earnings from continuing operations before interest, taxes, depreciation and amortization and non-cash asset impairment charges. Interest Coverage ratio is the ratio of Consolidated EBITDA to interest expense. The Company’s management believes disclosure of Consolidated EBITDA provides useful information to investors because it is used in the primary restrictive covenant in the Company’s credit agreement. For additional discussion of the Interest Coverage ratio, see “Financial Position and Liquidity - Financing Activities - Credit Arrangements” above.

EBIT represents earnings from continuing operations before income taxes, interest income and interest expense. EBIT margin is the ratio of EBIT to net sales. The Company’s management believes these measures provide useful additional information to investors about trends in the Company’s operations and are useful for period-over-period comparisons.

Economic profit (EP) is defined by the Company as earnings from continuing operations before income taxes, excluding non-cash U.S. GAAP restructuring and intangible asset impairment charges, and interest expense; less income taxes (calculated utilizing the Company’s effective tax rate), and less a capital charge (calculated as average capital employed multiplied by a cost of capital percentage rate). EP is a key financial metric the Company’s management uses to evaluate business performance and allocate resources, and is a component in determining employee incentive compensation. The Company’s management believes EP provides additional perspective to investors about financial returns generated by the business and represents profit generated over and above the cost of capital used by the business to generate that profit. Refer to Exhibit 99.3 for a reconciliation of EP to earnings from continuing operations before income taxes.

B-18	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

CAUTIONARY STATEMENT

This Annual Report on Form 10-K (this Report), including the exhibits hereto and the information incorporated by reference herein, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such forward-looking statements involve risks and uncertainties. Except for historical information, statements about future volume, sales, foreign currencies, costs, cost savings, margins, earnings, earnings per share, including as a result of the Nutranext acquisition, diluted earnings per share, foreign currency exchange rates, tax rates, cash flows, plans, objectives, expectations, growth or profitability are forward-looking statements based on management’s estimates, beliefs, assumptions and projections. Words such as “could,” “may,” “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts” and variations on such words, and similar expressions that reflect our current views with respect to future events and operational, economic and financial performance, are intended to identify such forward-looking statements. These forward-looking statements are only predictions, subject to risks and uncertainties, and actual results could differ materially from those discussed. Important factors that could affect performance and cause results to differ materially from management’s expectations are described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this Report, as updated from time to time in the Company’s Securities and Exchange Commission filings. These factors include, but are not limited to:

●	intense competition in the Company’s markets;
●	the impact of the changing retail environment, including the growth of e-commerce retailers, hard discounters and other alternative retail channels;
●	volatility and increases in commodity costs such as resin, sodium hypochlorite and agricultural commodities, and increases in energy, transportation or other costs;
●	the ability of the Company to drive sales growth, increase price and market share, grow its product categories and manage favorable product and geographic mix;
●	dependence on key customers and risks related to customer consolidation and ordering patterns;
●	risks related to reliance on information technology systems, including potential security breaches, cyber-attacks, privacy breaches or data breaches that result in the unauthorized disclosure of consumer, customer, employee or Company information, or service interruptions;
●	the Company’s ability to maintain its business reputation and the reputation of its brands;
●	risks relating to acquisitions, new ventures and divestitures, and associated costs, including the potential for asset impairment charges related to, among others, intangible assets and goodwill; and the ability to complete announced transactions and, if completed, integration costs and potential contingent liabilities related to those transactions, including those related to the Nutranext acquisition;
●	lower revenue or increased costs resulting from government actions and regulations;
●	the ability of the Company to successfully manage global political, legal, tax and regulatory risks, including changes in regulatory or administrative activity and as a result of the Nutranext acquisition;
●	worldwide, regional and local economic and financial market conditions;
●	risks related to international operations and international trade, including political instability; government-imposed price controls or other regulations; foreign currency fluctuations, including devaluations, and foreign currency exchange rate controls, including periodic changes in such controls; changes in U.S. immigration or trade policies, including tariffs, labor claims, labor unrest and inflationary pressures, particularly in Argentina; potential negative impact and liabilities from the use, storage and transportation of chlorine in certain international markets where chlorine is used in the production of bleach; and the possibility of nationalization, expropriation of assets or other government action;
●	the ability of the Company to innovate and to develop and introduce commercially successful products;
●	the impact of product liability claims, labor claims and other legal or tax proceedings, including in foreign jurisdictions;
●	the ability of the Company to implement and generate cost savings and efficiencies;
●	the success of the Company’s business strategies;
●	risks related to additional increases in the estimated fair value of P&G’s interest in the Glad® business such as the significant increase over fiscal year 2018 primarily due to the recent Tax Act and the recent extension of the venture agreement with, and the related R&D support provided by, P&G;
●	the Company’s ability to attract and retain key personnel;
●	supply disruptions and other risks inherent in reliance on a limited base of suppliers;
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THE CLOROX COMPANY - 2018 Proxy Statement	B-19

●	environmental matters, including costs associated with the remediation and monitoring of past contamination, and possible increases in costs resulting from actions by relevant regulators, and the handling and/or transportation of hazardous substances;
●	the impact of natural disasters, terrorism and other events beyond the Company’s control;
●	the Company’s ability to maximize, assert and defend its intellectual property rights;
●	any infringement or claimed infringement by the Company of third-party intellectual property rights;
●	risks related to the effects of the Tax Act on the Company as the Company continues to assess and analyze such effects as well as its current interpretation, assumptions and expectations relating to the Tax Act, and the possibility that the financial impact of the Tax Act on the Company may be materially different from the Company’s current estimates based on the Company’s actual results for future periods, the Company’s further assessment and analysis of the Tax Act, any additional Congressional, administrative or other actions, or other guidance related to the Tax Act and any actions that the Company may take as a result of the Tax Act;
●	uncertainties relating to tax positions, tax disputes and changes in the Company’s tax rate;
●	the effect of the Company’s indebtedness and credit rating on its business operations and financial results;
●	the Company’s ability to pay and declare dividends or repurchase its stock in the future;
●	the Company’s ability to maintain an effective system of internal controls;
●	the impacts of potential stockholder activism;
●	the accuracy of the Company’s estimates and assumptions on which its financial projections are based; and
●	risks related to the Company’s discontinuation of operations in Venezuela.

The Company’s forward-looking statements in this Report are based on management’s current views and assumptions regarding future events and speak only as of the date when made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the federal securities laws.

In this Report, unless the context requires otherwise, the terms “the Company”, “Clorox”, “we”, “us”, and “our” refer to The Clorox Company and its subsidiaries.

MANAGEMENT’S REPORT ON INTERNAL CONTROL OVER FINANCIAL REPORTING

The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting. The Company’s internal control over financial reporting is a process designed under the supervision of its Chief Executive Officer and Chief Financial Officer to provide reasonable assurance regarding the reliability of financial reporting and the preparation of the Company’s financial statements for external reporting in accordance with accounting principles generally accepted in the United States of America.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions or that the degree of compliance with the policies or procedures may deteriorate.

Management evaluated the effectiveness of the Company’s internal control over financial reporting using the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework published in 2013. Management, under the supervision and with the participation of the Company’s Chief Executive Officer and Chief Financial Officer, assessed the effectiveness of the Company’s internal control over financial reporting as of June 30, 2018, and concluded that it is effective.

Management has excluded Nutranext from its assessment of internal control over financial reporting as of June 30, 2018 because Nutranext was acquired by the Company on April 2, 2018. The acquired business’ internal control over financial reporting and related processes have not been integrated into the Company’s existing systems and internal control over financial reporting, and have been excluded from management’s assessment of the effectiveness of internal control over financial reporting as of June 30, 2018. Nutranext, which is included in the June 30, 2018 consolidated financial statements, constituted $634 and $568 of total and net assets, respectively, as of June 30, 2018 and $53 and $(11) of net sales and earnings from continuing operations before income taxes, respectively, for the year then ended.

The Company’s independent registered public accounting firm, Ernst & Young LLP, has audited the effectiveness of the Company’s internal control over financial reporting as of June 30, 2018, as stated in their report which is included herein.

B-20	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of The Clorox Company

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of The Clorox Company (the Company) as of June 30, 2018 and 2017, the related consolidated statements of earnings, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended June 30, 2018, and the related notes and the financial statement schedule in Exhibit 99.2 (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company at June 30, 2018 and 2017, and the results of its operations and its cash flows for each of the three years in the period ended June 30, 2018, in conformity with U.S. generally accepted accounting principles.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the Company’s internal control over financial reporting as of June 30, 2018, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) and our report dated August 14, 2018 expressed an unqualified opinion thereon.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Ernst & Young LLP

We have served as the Company’s auditor since 2003.

San Francisco, CA
August 14, 2018

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THE CLOROX COMPANY - 2018 Proxy Statement	B-21

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Stockholders and Board of Directors of The Clorox Company

Opinion on Internal Control over Financial Reporting

We have audited The Clorox Company’s internal control over financial reporting as of June 30, 2018, based on criteria established in Internal Control - Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (2013 framework) (the COSO criteria). In our opinion, The Clorox Company (the Company) maintained, in all material respects, effective internal control over financial reporting as of June 30, 2018, based on the COSO criteria.

As indicated in the accompanying Management’s Report on Internal Control Over Financial Reporting, management’s assessment of and conclusion on the effectiveness of internal control over financial reporting did not include the internal controls of Nutranext, which is included in the June 30, 2018 consolidated financial statements of the Company and constituted $634 and $568 of total and net assets, respectively, as of June 30, 2018 and $53 and $(11) of net sales and earnings from continuing operations before income taxes, respectively, for the year then ended. Our audit of internal control over financial reporting of the Company also did not include an evaluation of the internal control over financial reporting of Nutranext.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), the consolidated balance sheets of The Clorox Company as of June 30, 2018 and 2017, the related consolidated statements of earnings, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended June 30, 2018, and the related notes and the financial statement schedule in Exhibit 99.2 (collectively referred to as the “consolidated financial statements”) and our report dated August 14, 2018 expressed an unqualified opinion thereon.

Basis for Opinion

The Company’s management is responsible for maintaining effective internal control over financial reporting, and for its assessment of the effectiveness of internal control over financial reporting included in the accompanying Management’s Report on Internal Control Over Financial Reporting. Our responsibility is to express an opinion on the Company’s internal control over financial reporting based on our audit. We are a public accounting firm registered with the PCAOB and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects.

Our audit included obtaining an understanding of internal control over financial reporting, assessing the risk that a material weakness exists, testing and evaluating the design and operating effectiveness of internal control based on the assessed risk, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinion.

B-22	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

Definition and Limitations of Internal Control Over Financial Reporting

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

/s/ Ernst & Young LLP

San Francisco, CA
August 14, 2018

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THE CLOROX COMPANY - 2018 Proxy Statement	B-23

CONSOLIDATED STATEMENTS OF EARNINGS
The Clorox Company

Years ended June 30 Dollars in millions, except share and per share data	2018	2017	2016
Net sales	$6,124	$5,973	$5,761
Cost of products sold	3,449	3,302	3,163
Gross profit	2,675	2,671	2,598

Selling and administrative expenses	837	810	806
Advertising costs	570	599	587
Research and development costs	132	135	141
Interest expense	85	88	88
Other (income) expense, net	(3)	6	(7)
Earnings from continuing operations before income taxes	1,054	1,033	983
Income taxes on continuing operations	231	330	335
Earnings from continuing operations	823	703	648
Losses from discontinued operations, net of tax	—	(2)	—
Net earnings	$823	$701	$648

Net earnings (losses) per share
Basic
Continuing operations	$6.37	$5.45	$5.01
Discontinued operations	—	(0.02)	—
Basic net earnings per share	$6.37	$5.43	$5.01

Diluted
Continuing operations	$6.26	$5.35	$4.92
Discontinued operations	—	(0.02)	—
Diluted net earnings per share	$6.26	$5.33	$4.92

Weighted average shares outstanding (in thousands)
Basic	129,293	128,953	129,472
Diluted	131,581	131,566	131,717

See Notes to Consolidated Financial Statements

B-24	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
The Clorox Company

Years ended June 30 Dollars in millions	2018	2017	2016
Earnings from continuing operations	$823	$703	$648
Losses from discontinued operations, net of tax	—	(2)	—
Net earnings	823	701	648
Other comprehensive income (losses):
Foreign currency adjustments, net of tax	(28)	(3)	(53)
Net unrealized gains (losses) on derivatives, net of tax	12	7	9
Pension and postretirement benefit adjustments, net of tax	12	23	(24)
Total other comprehensive income (losses), net of tax	(4)	27	(68)
Comprehensive income	$819	$728	$580

See Notes to Consolidated Financial Statements

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THE CLOROX COMPANY - 2018 Proxy Statement	B-25

CONSOLIDATED BALANCE SHEETS
The Clorox Company

As of June 30 Dollars in millions, except share and per share data	2018	2017
ASSETS
Current assets
Cash and cash equivalents	$131	$418
Receivables, net	600	565
Inventories, net	506	459
Prepaid expenses and other current assets	74	72
Total current assets	1,311	1,514
Property, plant and equipment, net	996	931
Goodwill	1,602	1,196
Trademarks, net	795	654
Other intangible assets, net	134	68
Other assets	222	210
Total assets	$5,060	$4,573

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Notes and loans payable	$199	$404
Current maturities of long-term debt	—	400
Accounts payable and accrued liabilities	1,001	1,005
Total current liabilities	1,200	1,809
Long-term debt	2,284	1,391
Other liabilities	778	770
Deferred income taxes	72	61
Total liabilities	4,334	4,031

Commitments and contingencies

Stockholders’ equity
Preferred stock: $1.00 par value; 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock: $1.00 par value; 750,000,000 shares authorized; 158,741,461 shares issued as of June 30, 2018 and 2017; and 127,982,767 and 129,014,172 shares outstanding as of June 30, 2018 and 2017, respectively	159	159
Additional paid-in capital	975	928
Retained earnings	2,797	2,440
Treasury shares, at cost: 30,758,694 and 29,727,289 shares as of June 30, 2018 and 2017, respectively	(2,658)	(2,442)
Accumulated other comprehensive net (losses) income	(547)	(543)
Stockholders’ equity	726	542
Total liabilities and stockholders’ equity	$5,060	$4,573

See Notes to Consolidated Financial Statements

B-26	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY
The Clorox Company

	Common Stock				Treasury Shares
Dollars in millions	Shares (in thousands)	Amount	Additional Paid-in Capital	Retained Earnings	Shares (in thousands)	Amount	Accumulated Other Comprehensive Net (Losses) Income	Total
Balance as of June 30, 2015	158,741	$159	$775	$1,923	(30,127)	$(2,237)	$(502)	$118
Net earnings				648				648
Other comprehensive income (loss)							(68)	(68)
Accrued dividends				(406)				(406)
Stock-based compensation			45					45
Other employee stock plan activities			48	(2)	2,892	168		214
Treasury stock purchased					(2,151)	(254)		(254)
Balance as of June 30, 2016	158,741	159	868	2,163	(29,386)	(2,323)	(570)	297
Net earnings				701				701
Other comprehensive income (loss)							27	27
Accrued dividends				(421)				(421)
Stock-based compensation			51					51
Other employee stock plan activities			9	(3)	1,164	70		76
Treasury stock purchased					(1,505)	(189)		(189)
Balance as of June 30, 2017	158,741	159	928	2,440	(29,727)	(2,442)	(543)	542
Net earnings				823				823
Other comprehensive income (loss)							(4)	(4)
Accrued dividends				(467)				(467)
Stock-based compensation			53					53
Other employee stock plan activities			(6)	1	1,139	56		51
Treasury stock purchased					(2,171)	(272)		(272)
Balance as of June 30, 2018	158,741	$159	$975	$2,797	(30,759)	$(2,658)	$(547)	$726

See Notes to Consolidated Financial Statements

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THE CLOROX COMPANY - 2018 Proxy Statement	B-27

CONSOLIDATED STATEMENTS OF CASH FLOWS
The Clorox Company

Years ended June 30 Dollars in millions	2018	2017	2016
Operating activities:
Net earnings	$823	$701	$648
Deduct: Losses from discontinued operations, net of tax	—	(2)	—
Earnings from continuing operations	823	703	648
Adjustments to reconcile earnings from continuing operations to net cash provided by continuing operations:
Depreciation and amortization	166	163	165
Stock-based compensation	53	51	45
Deferred income taxes	(23)	(35)	5
Other	43	36	1
Changes in:
Receivables, net	(24)	(1)	(52)
Inventories, net	(21)	(19)	(45)
Prepaid expenses and other current assets	3	(5)	6
Accounts payable and accrued liabilities	(47)	(34)	57
Income taxes payable	1	12	(62)
Net cash provided by continuing operations	974	871	768
Net cash (used for) provided by discontinued operations	—	(3)	10
Net cash provided by operations	974	868	778

Investing activities:
Capital expenditures	(194)	(231)	(172)
Businesses acquired, net of cash acquired	(681)	—	(290)
Other	16	26	32
Net cash used for investing activities	(859)	(205)	(430)

Financing activities:
Notes and loans payable, net	(214)	(125)	426
Long-term debt borrowings, net of issuance costs	891	—	—
Long-term debt repayments	(400)	—	(300)
Treasury stock purchased	(271)	(183)	(254)
Cash dividends paid	(450)	(412)	(398)
Issuance of common stock for employee stock plans and other	45	75	210
Net cash used for financing activities	(399)	(645)	(316)
Effect of exchange rate changes on cash and cash equivalents	(3)	(1)	(13)
Net increase (decrease) in cash and cash equivalents	(287)	17	19
Cash and cash equivalents:
Beginning of year	418	401	382
End of year	$131	$418	$401

Supplemental cash flow information:
Interest paid	$75	$78	$79
Income taxes paid, net of refunds	245	347	323
Non-cash financing activities:
Cash dividends declared and accrued, but not paid	123	108	104

See Notes to Consolidated Financial Statements

B-28	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
The Clorox Company
(Dollars in millions, except share and per share data)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Basis of Presentation

The Company is principally engaged in the production, marketing and sales of consumer products through mass retailers, grocery outlets, warehouse clubs, dollar stores, home hardware centers, e-commerce channels, military stores and distributors. The consolidated financial statements include the statements of the Company and its wholly owned and controlled subsidiaries. All significant intercompany transactions and accounts were eliminated in consolidation. Certain prior year reclassifications were made in the consolidated financial statements and related notes to the consolidated financial statements to conform to the current year presentation.

Use of Estimates

The preparation of these consolidated financial statements in conformity with generally accepted accounting principles in the United States of America (U.S. GAAP) requires management to reach opinions as to estimates and assumptions that affect reported amounts and related disclosures. Specific areas requiring the application of management’s estimates and judgments include, among others, assumptions pertaining to accruals for consumer and trade-promotion programs, stock-based compensation, retirement income plans, future cash flows associated with impairment testing of goodwill and other long-lived assets and the valuation of the venture agreement terminal obligation, valuation of assets acquired and liabilities assumed in connection with a business combination, the credit worthiness of customers, uncertain tax positions, tax valuation allowances and legal, environmental and insurance matters. Actual results could materially differ from estimates and assumptions made.

Cash and Cash Equivalents

Cash equivalents consist of highly liquid interest-bearing accounts, time deposits held by financial institutions and money market funds with an initial maturity at purchase of three months or less. The fair value of cash and cash equivalents approximates the carrying amount.

The Company’s cash position includes amounts held by foreign subsidiaries and, as a result, the repatriation of certain cash balances from some of the Company’s foreign subsidiaries could result in additional withholding tax costs in certain foreign jurisdictions. However, these cash balances are generally available without legal restriction to fund local business operations. In addition, a portion of the Company’s cash balance is held in U.S. dollars by foreign subsidiaries, whose functional currency is their local currency. Such U.S. dollar balances are reported on the foreign subsidiaries’ books in their functional currency, and the impact on such balances from foreign currency exchange rate differences is recorded in Other (income) expense, net.

As of June 30, 2018 and 2017, the Company had $3 and $2 of restricted cash, respectively, which was primarily related to a cash margin deposit held for exchange-traded futures contracts. The restricted cash was included in Prepaid expenses and other current assets and Other assets as of June 30, 2018 and 2017.

Inventories

The Company values its inventories using both the First-In, First-Out (“FIFO”) and the Last-In, First-Out (“LIFO”) methods. The FIFO inventory is stated at the lower of cost or net realizable value, which includes any costs to sell or dispose. In addition, appropriate consideration is given to obsolescence, excessive inventory levels, product deterioration and other factors in evaluating net realizable value. The LIFO inventory is stated at the lower of cost or market.

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THE CLOROX COMPANY - 2018 Proxy Statement	B-29

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property, Plant and Equipment and Finite-Lived Intangible Assets

Property, plant and equipment and finite-lived intangible assets are stated at cost. Depreciation and amortization expense are primarily calculated by the straight-line method using the estimated useful lives or lives determined by lease contracts for the related assets. The table below provides estimated useful lives of property, plant and equipment by asset classification.

Estimated Useful Lives
Buildings and leasehold improvements	7 - 40 years
Land improvements	10 - 30 years
Machinery and equipment	3 - 15 years
Computer equipment	3 - 5 years
Capitalized software costs	3 - 7 years

Property, plant and equipment and finite-lived intangible assets are reviewed for impairment whenever events or changes in circumstances occur that indicate that the carrying amount of an asset (or asset group) may not be fully recoverable. The risk of impairment is initially assessed based on an estimate of the undiscounted cash flows at the lowest level for which identifiable cash flows exist. Impairment occurs when the carrying value of the asset exceeds the estimated future undiscounted cash flows generated by the asset. When impairment is indicated, an impairment charge is recorded for the difference between the carrying value of the asset and its estimated fair market value. Depending on the asset, estimated fair market value may be determined either by use of a discounted cash flow model or by reference to estimated selling values of assets in similar condition.

Capitalization of Software Costs

The Company capitalizes certain qualifying costs incurred in the acquisition and development of software for internal use, including the costs of the software, materials, consultants, interest and payroll and payroll-related costs for employees during the application development stage. Internal and external costs incurred during the preliminary project stage and post implementation-operation stage, mainly training and maintenance costs, are expensed as incurred. Once the application is substantially complete and ready for its intended use, qualifying costs are amortized on a straight-line basis over the software’s estimated useful life.

Impairment Review of Goodwill and Indefinite-Lived Intangible Assets

The Company tests its goodwill, trademarks with indefinite lives and other indefinite-lived intangible assets annually for impairment in the fiscal fourth quarter unless there are indications during a different interim period that these assets may have become impaired.

With respect to goodwill, the Company has the option to first assess qualitative factors such as the maturity and stability of the reporting unit, the magnitude of the excess fair value over carrying value from the prior year’s impairment testing, other reporting unit specific operating results as well as new events and circumstances impacting the operations at the reporting unit level. If the result of a qualitative test indicates a potential for impairment of a reporting unit, a quantitative test is performed. The quantitative test is a two-step process. In the first step, the Company compares the estimated fair value of the reporting unit to its carrying value. In all instances, the estimated fair value exceeded the carrying value of the reporting unit. Had the estimated fair value of any reporting unit been less than its carrying value, the Company would have performed a second step to determine the implied fair value of the reporting unit’s goodwill. If the carrying amount of a reporting unit’s goodwill had exceeded its implied fair value, an impairment charge would have been recorded for the difference between the carrying amount and the implied fair value of the reporting unit’s goodwill.

To determine the fair value of a reporting unit as part of its quantitative test, the Company uses a discounted cash flow (DCF) method under the income approach, as it believes that this approach is the most reliable indicator of the fair value of its businesses and the fair value of their future earnings and cash flows. Under this approach, which requires significant judgments, the Company estimates the future cash flows of each reporting unit and discounts these cash flows

B-30	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

at a rate of return that reflects their relative risk. The cash flows used in the DCF method are consistent with those the Company uses in its internal planning, which gives consideration to actual business trends experienced, and the broader business strategy for the long term. The other key estimates and factors used in the DCF method include, but are not limited to, future volumes, net sales and expense growth rates, commodity prices, changes in working capital, foreign exchange rates, inflation and a perpetuity growth rate. Changes in such estimates or the application of alternative assumptions could produce different results.

For trademarks and other intangible assets with indefinite lives, the Company performs a quantitative analysis to test for impairment. When a quantitative test is performed, the estimated fair value of an asset is compared to its carrying amount. If the carrying amount of such asset exceeds its estimated fair value, an impairment charge is recorded for the difference between the carrying amount and the estimated fair value. The Company uses the income approach to estimate the fair value of its trademarks and other intangible assets with indefinite lives. This approach requires significant judgments in determining both the assets’ estimated cash flows as well as the appropriate discount and foreign exchange rates applied to those cash flows to determine fair value. Changes in such estimates or the use of alternative assumptions could produce different results.

Stock-based Compensation

The Company grants various nonqualified stock-based compensation awards to eligible employees, including stock options, restricted stock and performance shares.

For stock options, the Company estimates the fair value of each award on the date of grant using the Black-Scholes valuation model, which requires management to make estimates regarding expected option life, stock price volatility and other assumptions. Groups of employees that have similar historical exercise behavior are considered separately for valuation purposes. The Company estimates stock option forfeitures based on historical data for each employee grouping. The total number of stock options expected to vest is adjusted by actual and estimated forfeitures. Changes to the actual and estimated forfeitures will result in a cumulative adjustment in the period of change. Compensation expense is recorded by amortizing the grant date fair values on a straight-line basis over the vesting period, adjusted for estimated forfeitures.

The Company’s performance shares provide for the issuance of common stock to certain managerial staff and executive management if the Company achieves specified performance targets. The number of shares issued is dependent upon the achievement of specified performance targets. The performance period is three years and the payout determination is made at the end of the three-year performance period. Performance shares receive dividends earned during the vesting period upon vesting. The fair value of each grant issued is estimated on the date of grant based on the current market price of the stock. The total amount of compensation expense recognized reflects estimated forfeiture rates and management’s assessment of the probability that performance goals will be achieved. A cumulative adjustment is recognized to compensation expense in the current period to reflect any changes in the probability of achievement of performance goals.

Cash flows resulting from tax deductions in excess of the cumulative compensation cost recognized for stock-based payment arrangements (excess tax benefits) are primarily classified as operating cash inflows.

Employee Benefits

The Company accounts for its retirement income and retirement health care plans using actuarial methods. These methods use an attribution approach that generally spreads “plan events” over the service lives or expected lifetime (for frozen plans) of plan participants. Examples of plan events are plan amendments and changes in actuarial assumptions such as the expected return on plan assets, discount rate, rate of compensation increase and certain employee-related factors, such as retirement age and mortality. The principle underlying the attribution approach is that employees render service over their employment period on a relatively “smooth” basis and, therefore, the statement of earnings effects of retirement income and retirement health care plans are recognized in the same pattern. One of the principal assumptions used in the net periodic benefit cost calculation is the expected return on plan assets. The expected return on plan assets may result in recognized expense or income that differs from the actual returns of those plan assets in

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THE CLOROX COMPANY - 2018 Proxy Statement	B-31

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

any given year. Over time, however, the goal is for the expected long-term returns to approximate the actual returns and, therefore, the expectation is that the pattern of income and expense recognition should closely match the pattern of the services provided by the participants. The Company uses a market-related value method for calculating plan assets for purposes of determining the amortization of actuarial gains and losses. The differences between actual and expected returns are recognized in the net periodic benefit cost calculation over the average remaining service period or expected lifetime (for frozen plans) of the plan participants using the corridor approach. Under this approach, only actuarial gains (losses) that exceed 5% of the greater of the projected benefit obligation or the market-related value of assets are amortized to the Company’s net periodic benefit cost. In developing its expected return on plan assets, the Company considers the long-term actual returns relative to the mix of investments that comprise its plan assets and also develops estimates of future investment returns by considering external sources.

The Company recognizes an actuarial-based obligation at the onset of disability for certain benefits provided to individuals after employment, but before retirement, that include medical, dental, vision, life and other benefits.

Environmental Costs

The Company is involved in certain environmental remediation and ongoing compliance activities. Accruals for environmental matters are recorded on a site-by-site basis when it is probable that a liability has been incurred and based upon a reasonable estimate of the liability. The Company’s accruals reflect the anticipated participation of other potentially responsible parties in those instances where it is probable that such parties are legally responsible and financially capable of paying their respective shares of the relevant costs. These accruals are adjusted periodically as assessment and remediation efforts progress or as additional technical or legal information becomes available. Actual costs to be incurred at identified sites in future periods may vary from the estimates, given the inherent uncertainties in evaluating environmental exposures. The accrual for environmental matters is included in Accounts payable and accrued liabilities and Other liabilities in the Company’s consolidated balance sheets on an undiscounted basis due to uncertainty regarding the timing of future payments.

Revenue Recognition

Sales are recognized as revenue when the risk of loss and title pass to the customer and when all of the following have occurred: a firm sales arrangement exists, pricing is fixed or determinable and collection is reasonably assured. Sales are recorded net of allowances for trade promotions, coupons, returns and other discounts. The Company routinely commits to one-time or ongoing trade-promotion programs with customers and consumer coupon programs that require the Company to estimate and accrue the expected costs of such programs. Programs include shelf price reductions, end-of-aisle or in-store displays of the Company’s products and graphics and other trade-promotion activities conducted by the customer. Coupons are recognized as a liability when distributed based upon expected consumer redemptions. The Company maintains liabilities related to these programs for the estimated expenses incurred, but not paid, at the end of each period.

The Company provides an allowance for doubtful accounts based on its historical experience and ongoing assessment of its customers’ credit risk and aging. Receivables were presented net of an allowance for doubtful accounts of $7 and $3 as of June 30, 2018 and 2017, respectively. Receivables, net, included non-customer receivables of $10 and $3 as of June 30, 2018 and 2017, respectively.

Cost of Products Sold

Cost of products sold represents the costs directly related to the manufacture and distribution of the Company’s products and primarily includes raw materials, packaging, contract manufacturing fees, shipping and handling, warehousing, package design, depreciation, amortization, direct and indirect labor and operating costs for the Company’s manufacturing and distribution facilities, including salary, benefit costs and incentive compensation, and royalties and other charges related to the Company’s Glad® Venture Agreement (See Note 9).

Costs associated with developing and designing new packaging, including design, artwork, films and labeling, are expensed as incurred and included within Cost of products sold.

B-32	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Selling and Administrative Expenses

Selling and administrative expenses represent costs incurred by the Company in generating revenues and managing the business and include market research, commissions and certain administrative expenses. Administrative expenses include salary, benefits, incentive compensation, professional fees and services and other operating costs associated with the Company’s non-manufacturing, non-research and development staff, facilities and equipment, and all software and licensing fees.

Advertising and Research and Development Costs

The Company expenses advertising and research and development costs in the period incurred.

Income Taxes

The Company uses the asset and liability method to account for income taxes. Deferred tax assets and liabilities are recognized for the anticipated future tax consequences attributable to differences between financial statement amounts and their respective tax basis. Management reviews the Company’s deferred tax assets to determine whether their value can be realized based upon available evidence. A valuation allowance is established when management believes that it is more likely than not that some portion of its deferred tax assets will not be realized. Changes in valuation allowances from period to period are included in the Company’s income tax provision in the period of change. In addition to valuation allowances, the Company provides for uncertain tax positions when such tax positions do not meet certain recognition thresholds or measurement standards. Amounts for uncertain tax positions are adjusted in quarters when new information becomes available or when positions are effectively settled.

Per U.S. GAAP, foreign withholding taxes are provided on unremitted foreign earnings that are not indefinitely reinvested at the time the earnings are generated. The Company regularly reviews and assesses whether there are any changes to its indefinite reinvestment assertion. Through the second quarter of fiscal year 2018, the Company had determined that the undistributed earnings of a number of its foreign subsidiaries were indefinitely reinvested. In December 2017, The Tax Cuts and Jobs Act (the Tax Act) was passed into law, which significantly reduced the cost of U.S. repatriation. In the third quarter of fiscal year 2018, the Company concluded an analysis wherein it determined that none of the undistributed earnings of its foreign subsidiaries were indefinitely reinvested. As a result, the Company is providing foreign withholding taxes on the undistributed earnings of all foreign subsidiaries where applicable.

Foreign Currency Transactions and Translation

Local currencies are the functional currencies for substantially all of the Company’s foreign operations. When the transactional currency is different than the functional currency, transaction gains and losses are included as a component of Other (income) expense, net. In addition, certain assets and liabilities denominated in currencies different than a foreign subsidiary’s functional currency are reported on the subsidiary’s books in its functional currency, with the impact from exchange rate differences recorded in Other (income) expense, net. Assets and liabilities of foreign operations are translated into U.S. dollars using the exchange rates in effect at the balance sheet date, while income and expenses are translated at the average monthly exchange rates during the year.

Gains and losses on foreign currency translations are reported as a component of Other comprehensive income (loss). The income tax effect of currency translation adjustments is recorded as a component of deferred taxes with an offset to Other comprehensive income (loss) where appropriate.

Derivative Instruments

The Company’s use of derivative instruments, principally swaps, futures and forward contracts, is limited to non-trading purposes and is designed to partially manage exposure to changes in commodity prices, interest rates and foreign currencies. The Company’s contracts are hedges for transactions with notional amounts and periods consistent with the related exposures and do not constitute investments independent of these exposures.

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THE CLOROX COMPANY - 2018 Proxy Statement	B-33

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

The changes in the fair value (i.e., gains or losses) of a derivative instrument are recorded as either assets or liabilities in the consolidated balance sheets with an offset to net earnings or Other comprehensive income (loss) depending on whether, for accounting purposes, it has been designated and qualifies as an accounting hedge and, if so, on the type of hedging relationship. The criteria used to determine if hedge accounting treatment is appropriate are: (a) formal designation and documentation of the hedging relationship, the risk management objective and hedging strategy at hedge inception; (b) eligibility of hedged items, transactions and corresponding hedging instrument; and (c) effectiveness of the hedging relationship both at inception of the hedge and on an ongoing basis in achieving the hedging objectives. For those derivative instruments designated and qualifying as hedging instruments, the Company must designate the hedging instrument either as a fair value hedge or as a cash flow hedge. The Company designates its commodity forward and future contracts for forecasted purchases of raw materials, interest rate forward contracts for forecasted interest payments, and foreign currency forward contracts for forecasted purchases of inventory as cash flow hedges. During the fiscal years ended June 30, 2018, 2017 and 2016, the Company had no hedging instruments designated as fair value hedges.

For derivative instruments designated and qualifying as cash flow hedges, the effective portion of gains or losses is reported as a component of Other comprehensive income (loss) and reclassified into earnings in the same period or periods during which the hedged transaction affects earnings. From time to time, the Company may have contracts not designated as hedges for accounting purposes, for which it recognizes changes in the fair value in the consolidated statement of earnings in the current period. Cash flows from hedging activities are classified as operating activities in the consolidated statements of cash flows.

Recently Issued Accounting Standards

Recently Issued Accounting Standards Not Yet Adopted

In February 2018, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2018-02, “Income Statement-Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income,” which amends its guidance to allow a reclassification from Accumulated Other Comprehensive Income to Retained Earnings for the stranded income tax effects resulting from The Tax Act. The amendments are effective for the Company beginning in the first quarter of fiscal year 2020, with early adoption permitted. The Company is currently evaluating the impact that the adoption of this guidance will potentially have on its consolidated financial statements.

In August 2017, the FASB issued ASU No. 2017-12, “Derivatives and Hedging (Topic 815): Targeted Improvements to Accounting for Hedging Activities,” which amends the hedge accounting recognition and presentation requirements to better align an entity’s risk management activities with its financial reporting. This standard also simplifies the application of hedge accounting in certain situations. The new guidance is effective for the Company beginning in the first quarter of fiscal year 2020, with early adoption permitted. The Company is currently evaluating the impact that the adoption of this guidance will have on its consolidated financial statements.

In March 2017, the FASB issued ASU No. 2017-07, “Compensation-Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost,” which requires presenting the service cost component of net periodic benefit cost in the same income statement line items as other employee compensation costs arising from services rendered during the period. This standard also requires that other components of the net periodic benefit cost be presented separately from the line item(s) that includes service costs and outside of any subtotal of operating income, if one is presented, on a retrospective basis. This new guidance will be adopted in the first quarter of fiscal year 2019 and will not have a material impact on the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, “Intangibles-Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment,” which eliminates the requirement to calculate the implied fair value of goodwill to measure a goodwill impairment charge. The new guidance is effective for the Company beginning in the first quarter of fiscal year 2021, with early adoption permitted. The Company is currently evaluating the impact that the adoption of this guidance will have on its consolidated financial statements.

B-34	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In February 2016, the FASB issued ASU No. 2016-02, “Leases (Topic 842),” which requires lessees to recognize a right-of-use asset and a lease liability for all leases with terms of more than 12 months. Recognition, measurement and presentation will depend on the classification of a lease as either a finance or an operating lease. ASU 2016-02 also requires expanded disclosures about leasing arrangements. The new guidance is effective for the Company beginning in the first quarter of fiscal year 2020, with early adoption permitted. The Company has initiated its plan for the adoption and implementation of this new accounting standard, including assessing its lease arrangements and implementing software to meet the reporting and disclosure requirements of this standard. Additionally, the Company is in the process of identifying changes to its business processes and controls to support the adoption and is currently evaluating the impact that the adoption of this guidance will have on its consolidated financial statements. Refer to Note 12 for the future minimum annual lease payments required under the Company’s existing non-cancelable operating and capital lease agreements as of June 30, 2018.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” which replaces most of the existing U.S. GAAP revenue recognition guidance and is intended to improve and converge with international standards on the financial reporting requirements for revenue from contracts with customers. The core principle of ASU 2014-09 is that an entity should recognize revenue for the transfer of goods or services equal to the amount that it expects to be entitled to receive for those goods or services. ASU 2014-09 also requires additional disclosures about the nature, timing and uncertainty of revenue and cash flows arising from contracts with customers, including information about significant judgments and changes in judgments.

The Company’s revenue is primarily generated from the sale of finished products to customers. Those sales predominantly contain a single delivery element and revenue is recognized at a single point in time when ownership, risks and rewards transfer. This guidance will be adopted in the first quarter of fiscal year 2019 on a modified retrospective basis and will not have a material impact in future periods on its annual consolidated financial statements. However, there will be an impact on the Company’s financial results in interim periods due to the timing of recognition for certain trade promotion spending. The Company is implementing changes to its accounting policies, business processes, systems and controls to align with the new revenue recognition guidance and disclosure requirements.

Recently Adopted Accounting Standards

In March 2018, the FASB issued ASU No. 2018-05, “Income Taxes (Topic 740)-Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118,” which amends its guidance to address the initial accounting for the income tax effects of the Tax Act, which was enacted on December 22, 2017 (enactment date). This new guidance allows reasonable estimates of income tax effects to be reported as provisional amounts during the measurement period, which is one year from the enactment date, when the necessary information is not available, prepared, or analyzed in sufficient detail to complete the accounting. The amendments also added specific disclosure requirements. The Company has adopted this new guidance. The Company recorded $81 of provisional benefits in the second quarter of fiscal year 2018. Refer to Note 17 for more information.

In March 2016, the FASB issued ASU No. 2016-09, “Compensation-Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting,” which simplifies several aspects of the accounting for share-based payment transactions, including requiring excess tax benefits and tax deficiencies to be recognized as income tax benefits or expenses in the consolidated statement of earnings. Additionally, the standard requires cash flows from excess tax benefits and deficiencies, previously classified as a financing activity, to be classified as an operating activity in the consolidated statement of cash flows. The Company adopted this guidance in the first quarter of fiscal year 2017. Excess tax benefits of $22 were recognized in the consolidated statement of earnings and classified as an operating activity in the consolidated statement of cash flows during the year ended June 30, 2017. The prior period consolidated statement of cash flows has not been adjusted as permitted. The guidance allows for a policy election to account for forfeitures as they occur rather than on an estimated basis. The Company did not make this election and will continue to account for forfeitures on an estimated basis.

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THE CLOROX COMPANY - 2018 Proxy Statement	B-35

NOTE 2. DISCONTINUED OPERATIONS

On September 22, 2014, Clorox Venezuela announced that it was discontinuing its operations, effective immediately, and seeking to sell its assets. Since fiscal year 2012, Clorox Venezuela was required to sell more than two thirds of its products at prices frozen by the Venezuelan government. During this same period, Clorox Venezuela experienced successive years of hyperinflation resulting in significant sustained increases in its input costs, including packaging, raw materials, transportation and wages. As a result, Clorox Venezuela had been selling its products at a loss, resulting in ongoing operating losses. Clorox Venezuela repeatedly met with government authorities in an effort to help them understand the rapidly declining state of the business, including the need for immediate, significant and ongoing price increases and other critical remedial actions to address these adverse impacts. Based on the Venezuelan government’s representations, Clorox Venezuela had expected significant price increases would be forthcoming much earlier; however, the price increases subsequently approved were insufficient and would have caused Clorox Venezuela to continue operating at a significant loss into the foreseeable future. As such, Clorox Venezuela was no longer financially viable and was forced to discontinue its operations.

On September 26, 2014, the Company reported that Venezuelan Vice President Jorge Arreaza announced, with endorsement by President Nicolás Maduro, that the Venezuelan government had occupied the Santa Lucía and Guacara production facilities of Clorox Venezuela. On November 6, 2014, the Company reported that the Venezuelan government had published a resolution granting a government-sponsored Special Administrative Board full authority to restart and operate the business of Clorox Venezuela, thereby reaffirming the government’s expropriation of Clorox Venezuela’s assets. Further, President Nicolás Maduro announced the government’s intention to facilitate the resumed production of bleach and other cleaning products at Clorox Venezuela plants. He also announced his approval of a financial credit to invest in raw materials and production at the plants. These actions by the Venezuelan government were taken without the consent or involvement of Clorox Venezuela, its parent Clorox Spain S.L. (Clorox Spain) or any of their affiliates. Clorox Venezuela, Clorox Spain and their affiliates reserved their rights under all applicable laws and treaties.

With this exit, the financial results of Clorox Venezuela are reflected as discontinued operations in the Company’s consolidated financial statements. The results of Clorox Venezuela had historically been part of the International reportable segment.

There were no net sales for each of the fiscal years ended June 30, 2018, 2017 and 2016, and losses from discontinued operations, net of tax were insignificant for these same periods.

NOTE 3. BUSINESSES ACQUIRED

Nutranext Acquisition

On April 2, 2018, the Company acquired 100 percent of Nutranext, a health and wellness company based in Sunrise, Florida. Nutranext manufactures and markets leading dietary supplement brands in the retail and e-commerce channels as well as in its direct-to-consumer business. The purchase of the business reflects the Company’s strategy to acquire leading brands in fast-growing categories with attractive gross margins and a focus on health and wellness.

The total consideration paid of $681, which included post-closing working capital and other adjustments, was initially funded through commercial paper borrowings and subsequently repaid using a combination of long-term debt financing and cash repatriated from foreign subsidiaries. The assets and liabilities of Nutranext were recorded at their respective estimated fair value as of the acquisition date using generally accepted accounting principles for business combinations. The excess of the purchase price over the fair value of the net identifiable assets acquired has been allocated to goodwill in the Lifestyle and Household reportable segments of $309 and $102, respectively. The goodwill of $411 is primarily attributable to the synergies, including those with the digestive health business, expected to arise after the acquisition and reflects the value of further expanding the Company’s portfolio into the health and wellness arena. Of the total goodwill, $363 is expected to be deductible for tax purposes.

B-36	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

NOTE 3. BUSINESSES ACQUIRED (Continued)

The following table summarizes the estimated fair value of Nutranext’s assets acquired and liabilities assumed and the related deferred income taxes as of the acquisition date. Due to the timing of the acquisition, the fair value of the assets acquired and liabilities assumed are based on a preliminary valuation and the Company’s estimates and assumptions are subject to change within the measurement period. The primary areas of the purchase price that are not yet finalized are related to goodwill and income taxes. The weighted-average estimated useful life of intangible assets subject to amortization is 15 years.

Nutranext
Goodwill ($309 in Lifestyle reportable segment and $102 in Household reportable segment)	$411
Trademarks	143
Customer relationships	75
Property, plant and equipment	49
Working capital, net	23
Deferred income taxes	(20)
Consideration paid	$681

Effective April 2, 2018, Nutranext was consolidated into the Company’s results of operations. Results for Nutranext’s global business are reflected in the Lifestyle reportable segment. Included in the Company’s results for fiscal year 2018 was $53 of Nutranext’s global net sales.

Pro forma results reflecting the acquisition were not presented because the acquisition did not meet the threshold requirements for additional disclosure.

RenewLife Acquisition

On May 2, 2016, the Company acquired 100 percent of ReNew Life Holdings Corporation (RenewLife), a leading brand in digestive health. The amount paid of $290 was funded through commercial paper borrowings. The purchase of the RenewLife business reflects the Company’s strategy to acquire leading brands with attractive margins in growth categories and a focus on health and wellness. Results for RenewLife’s U.S. business are reflected in the Household reportable segment and results for RenewLife’s international business are reflected in the International reportable segment.

The purchase price allocation was finalized during the third quarter of fiscal year 2017. The following table summarizes the final purchase price allocation for the fair value of RenewLife’s assets acquired and liabilities assumed and related deferred income taxes.

RenewLife
Goodwill	$137
Trademarks	134
Customer relationships	36
Property, plant and equipment	3
Working capital, net	40
Deferred income taxes	(60)
Consideration paid	$290

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THE CLOROX COMPANY - 2018 Proxy Statement	B-37

NOTE 4. INVENTORIES

Inventories consisted of the following as of June 30:

	2018	2017
Finished goods	$395	$363
Raw materials and packaging	129	119
Work in process	9	3
LIFO allowances	(27)	(26)
Total	$506	$459

The last-in, first-out (LIFO) method was used to value approximately 38% and 37% of inventories as of June 30, 2018 and 2017, respectively. The carrying values for all other inventories are determined on the first-in, first-out (FIFO) method. The effect on earnings of the liquidation of LIFO layers was insignificant for each of the fiscal years ended June 30, 2018, 2017 and 2016.

NOTE 5. PROPERTY, PLANT AND EQUIPMENT, NET

The components of property, plant and equipment, net, consisted of the following as of June 30:

	2018	2017
Machinery and equipment	$1,808	$1,696
Buildings	574	524
Capitalized software costs	375	371
Land and improvements	131	116
Construction in progress	77	130
Computer equipment	92	95
Total	3,057	2,932
Less: Accumulated depreciation and amortization	(2,061)	(2,001)
Property, plant and equipment, net	$996	$931

Included in Machinery and equipment above was $13 of capital leases as of June 30, 2018 and 2017. Accumulated depreciation for assets under capital leases was $10 and $8 as of June 30, 2018 and 2017, respectively.

Included in Land and improvements above was $2 and $3 of asset retirement obligations as of June 30, 2018 and 2017, respectively, for leased properties. There were no asset retirement obligations recorded in fiscal year 2018 and 2017.

Depreciation and amortization expense related to property, plant and equipment, net, was $156, $153 and $157 in fiscal years 2018, 2017 and 2016, respectively, which includes depreciation of assets under capital leases. This also includes amortization of capitalized software of $11, $15 and $16 in fiscal years 2018, 2017 and 2016, respectively.

During the second quarter of fiscal year 2017, the Company recognized a $21 non-cash charge, within the Cleaning reportable segment, related to impairing certain assets of the subsequently divested Aplicare business. The asset impairment charge primarily related to writing down Property, plant and equipment to fair value in connection with an updated valuation of the Aplicare business.

Non-cash capital expenditures were $2, $2 and $10 in fiscal years 2018, 2017 and 2016, respectively.

B-38	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

NOTE 6. GOODWILL, TRADEMARKS AND OTHER INTANGIBLE ASSETS

The changes in the carrying amount of goodwill by reportable segment for the fiscal years ended June 30, 2018 and 2017 were as follows:

	Goodwill
	Cleaning	Household	Lifestyle	International	Total
Balance June 30, 2016	$323	$207	$244	$423	$1,197
Effect of foreign currency translation	—	—	—	(1)	(1)
Balance June 30, 2017	$323	$207	$244	$422	$1,196
Acquisition	—	102	309	—	411
Effect of foreign currency translation	—	—	—	(5)	(5)
Balance June 30, 2018	$323	$309	$553	$417	$1,602

The changes in the carrying amount of trademarks and other intangible assets for the fiscal years ended June 30 were as follows:

	As of June 30, 2018			As of June 30, 2017
	Gross carrying amount	Accumulated amortization	Net carrying amount	Gross carrying amount	Accumulated amortization	Net carrying amount
Trademarks not subject to amortization	$778	$—	$778	$645	$—	$645
Trademarks subject to amortization	41	24	17	32	23	9
Other intangible assets	430	296	134	358	290	68
Total	$1,249	$320	$929	$1,035	$313	$722

Finite-lived intangible assets are amortized over their estimated useful lives, which range from 2 to 30 years. Amortization expense relating to the Company’s intangible assets was $10, $10 and $8 for the years ended June 30, 2018, 2017 and 2016, respectively. Estimated amortization expense for these intangible assets is $14, $13, $12, $11 and $12 for fiscal years 2019, 2020, 2021, 2022 and 2023, respectively.

NOTE 7. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following as of June 30:

	2018	2017
Accounts payable	$507	$501
Compensation and employee benefit costs	154	162
Trade and sales promotion	91	117
Dividends	129	116
Other	120	109
Total	$1,001	$1,005

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THE CLOROX COMPANY - 2018 Proxy Statement	B-39

NOTE 8. DEBT

Short-term borrowings

Notes and loans payable, which mature in less than one year, included the following as of June 30:

	2018	2017
Commercial paper	$199	$403
Foreign borrowings	—	1
Total	$199	$404

The weighted average interest rates incurred on average outstanding notes and loans payable during the fiscal years ended June 30, 2018, 2017 and 2016, including fees associated with the Company’s undrawn revolving credit facility, were 2.10%, 1.21% and 1.10%, respectively. The weighted average effective interest rates on commercial paper balances as of June 30, 2018 and 2017 were 2.31% and 1.33%, respectively.

Long-term borrowings

Long-term debt, carried at face value net of unamortized discounts, premiums and debt issuance costs, included the following as of June 30:

	2018	2017
Senior unsecured notes and debentures:
5.95%, $400 due October 2017	$—	$400
3.80%, $300 due November 2021	298	298
3.05%, $600 due September 2022	597	596
3.50%, $500 due December 2024	497	497
3.10%, $400 due October 2027	397	—
3.90%, $500 due May 2028	495	—
Total	2,284	1,791
Less: Current maturities of long-term debt	—	(400)
Long-term debt	$2,284	$1,391

The weighted average interest rates incurred on average outstanding long-term debt during the fiscal years ended June 30, 2018, 2017 and 2016, were 3.94%, 4.41% and 4.37%, respectively. The weighted average effective interest rates on long-term debt balances as of June 30, 2018 and 2017 were 3.81% and 4.41%.

Long-term debt maturities as of June 30, 2018, are $0, $0, $0, $300, $600, and $1,400 in fiscal years 2019, 2020, 2021, 2022, 2023, and thereafter, respectively.

In May 2018, the Company issued $500 of senior notes with an annual fixed interest rate of 3.90% and a maturity date of May 15, 2028 and used the proceeds to repay a portion of the outstanding commercial paper, including amounts raised in connection with the Nutranext acquisition. Interest on the notes is payable semi-annually in May and November. The notes carry an effective interest rate of 4.02%, which includes the impact of amortizing debt issuance costs and the loss on the related interest rate forward contracts over the life of the notes (See Note 10). The notes rank equally with all of the Company’s existing senior indebtedness.

In September 2017, the Company issued $400 of senior notes with an annual fixed interest rate of 3.10% and a maturity date of October 1, 2027, and used the proceeds to repay $400 of senior notes with an annual fixed interest rate of 5.95% that became due in October 2017. Interest on the September 2017 senior notes is payable semi-annually in April and October. The notes carry an effective interest rate of 3.13%, which includes the impact of amortizing debt issuance costs and the gain on the related interest rate forward contracts over the life of the notes (See Note 10). The notes rank equally with all of the Company’s existing senior indebtedness.

B-40	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

NOTE 8. DEBT (Continued)

In November 2015, $300 of the Company’s senior notes with an annual fixed interest rate of 3.55% became due and were repaid using commercial paper borrowings and cash on hand.

Credit arrangements

The Company’s borrowing capacity under other financing arrangements as of June 30 was as follows:

	2018	2017
Revolving credit facility	$1,100	$1,100
Foreign and other credit lines	37	29
Total	$1,137	$1,129

In March 2018, the Company entered into a $250 revolving credit agreement that was subsequently terminated in May 2018. No termination fees or penalties were incurred in connection with this credit agreement termination.

In February 2017, the Company entered into a new $1,100 revolving credit agreement (the Credit Agreement) that matures in February 2022. The Credit Agreement replaced a prior $1,100 revolving credit agreement in place since October 2014. No termination fees or penalties were incurred in connection with the Company’s debt modification.

There were no borrowings under the Credit Agreement as of June 30, 2018 and 2017, and the Company believes that borrowings under the Credit Agreement are and will continue to be available for general business purposes. The Credit Agreement includes certain restrictive covenants and limitations, with which the Company was in compliance as of June 30, 2018.

Of the $37 of foreign and other credit lines as of June 30, 2018, $3 was outstanding and the remainder of $34 was available for borrowing. Of the $29 of foreign and other credit lines as of June 30, 2017, $5 was outstanding and the remainder of $24 was available for borrowing.

NOTE 9. OTHER LIABILITIES

Other liabilities consisted of the following as of June 30:

	2018	2017
Venture agreement terminal obligation, net	$341	$317
Employee benefit obligations	283	298
Taxes	52	42
Other	102	113
Total	$778	$770

Venture Agreement

The Company has an agreement with The Procter & Gamble Company (P&G) for the Company’s Glad® bags, wraps and containers business. In connection with this agreement, P&G provides research and development (R&D) support to the Glad® business. As of June 30, 2018 and 2017, P&G had a 20% interest in the venture. The Company pays a royalty to P&G for its interest in the profits, losses and cash flows, as contractually defined, of the Glad® business, which is included in Cost of products sold. In December 2017, the Company and P&G extended the term of the agreement and the related R&D support provided by P&G. The term will now expire in January 2026, unless the parties agree, on or prior to January 31, 2025, to further extend the term of the agreement for another seven years or agree to take some other relevant action. The agreement can be terminated under certain circumstances, including at P&G’s option upon a change in control of the Company or, at either party’s option, upon the sale of the Glad® business by the Company.

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THE CLOROX COMPANY - 2018 Proxy Statement	B-41

NOTE 9. OTHER LIABILITIES (Continued)

Upon termination of the agreement, the Company is required to purchase P&G’s 20% interest for cash at fair value as established by predetermined valuation procedures. As of June 30, 2018, the estimated fair value of P&G’s interest was $631, of which $341 has been recognized and is reflected in Other liabilities as noted in the table above. The difference between the estimated fair value and the amount recognized, and any future changes in the fair value of P&G’s interest, is charged to Cost of products sold in accordance with the effective interest method over the remaining life of the agreement. Following termination, the Glad® business will retain the exclusive core intellectual property licenses contributed by P&G on a royalty-free basis for the licensed products marketed.

Deferred Gain on Sale-leaseback Transaction

In December 2012, the Company completed a sale-leaseback transaction under which it sold its general office building in Oakland, California to an unrelated third party for net proceeds of $108 and entered into a 15-year operating lease agreement with renewal options with the buyer for a portion of the building. The Company deferred recognition of the portion of the total gain on the sale that was equivalent to the present value of the lease payments and will continue to amortize such amount to earnings ratably over the lease term. As of June 30, 2018 and 2017, the long-term portion of the deferred gain of $29 and $33, respectively, was included in Other as noted in the table above.

NOTE 10. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS

Financial Risk Management and Derivative Instruments

The Company is exposed to certain commodity, foreign currency and interest rate risks related to its ongoing business operations and uses derivative instruments to mitigate its exposure to these risks.

Commodity Price Risk Management

The Company may use commodity exchange traded futures and over-the-counter swap contracts, which are generally no longer than 2 years, to fix the price of a portion of its forecasted raw material requirements. Commodity purchase contracts are measured at fair value using market quotations obtained from commodity derivative dealers.

As of June 30, 2018, the notional amount of commodity derivatives was $34, of which $10 related to jet fuel swaps used for the charcoal business and $24 related to soybean oil futures used for the food business. As of June 30, 2017, the notional amount of commodity derivatives was $26, of which $14 related to jet fuel swaps and $12 related to soybean oil futures.

Foreign Currency Risk Management

The Company may also enter into certain over-the-counter derivative contracts to manage a portion of the Company’s forecasted foreign currency exposure associated with the purchase of inventory. These foreign currency contracts generally have durations of no longer than 2 years. The foreign exchange contracts are measured at fair value using information quoted by foreign exchange dealers.

The notional amounts of outstanding foreign currency forward contracts used by the Company’s subsidiaries to hedge forecasted purchases of inventory were $50 and $49, respectively, as of June 30, 2018 and 2017.

Interest Rate Risk Management

The Company may enter into over-the-counter interest rate forward contracts to fix a portion of the benchmark interest rate prior to the anticipated issuance of fixed rate debt or to manage the Company’s level of fixed and floating rate debt. These interest rate forward contracts generally have durations of less than 12 months. The interest rate contracts are measured at fair value using information quoted by U.S. government bond dealers.

B-42	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

NOTE 10. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

During fiscal year 2018, the Company entered into, and subsequently terminated, interest rate forward contracts related to the September 2017 issuance of $400 in senior notes and the May 2018 issuance of $500 in senior notes (See Note 8). These contracts resulted in insignificant gains and losses to Accumulated other comprehensive net (losses) income on the consolidated balance sheets, which are being amortized into Interest expense on the consolidated statement of earnings over the 10-year term of each of the notes.

The Company had no outstanding interest rate forward contracts as of June 30, 2018 and 2017.

Commodity, Foreign Exchange and Interest Rate Derivatives

The Company designates its commodity forward and future contracts for forecasted purchases of raw materials, foreign currency forward contracts for forecasted purchases of inventory, and interest rate forward contracts for forecasted interest payments as cash flow hedges.

The effects of derivative instruments designated as hedging instruments on Other comprehensive income and Net earnings were as follows during the fiscal years ended June 30:

	Gains (losses) recognized in Other comprehensive income
	2018	2017	2016
Commodity purchase derivative contracts	$4	$(3)	$(4)
Foreign exchange derivative contracts	2	(1)	(3)
Interest rate derivative contracts	2	—	—
Total	$8	$(4)	$(7)

	Gains (losses) reclassified from Accumulated other comprehensive net (losses) income and recognized in Net earnings
	2018	2017	2016
Commodity purchase derivative contracts	$1	$(2)	$(13)
Foreign exchange derivative contracts	(1)	(3)	1
Interest rate derivative contracts	(6)	(6)	(6)
Total	$(6)	$(11)	$(18)

The gains (losses) reclassified from Accumulated other comprehensive net losses and recognized in Net earnings during the fiscal years ended June 30, 2018, 2017 and 2016, for commodity purchase and foreign exchange derivative contracts were included in Cost of products sold, and for interest rate derivative contracts were included in Interest expense.

The estimated amount of the existing net gain (loss) in Accumulated other comprehensive net (losses) income as of June 30, 2018, which is expected to be reclassified into Net earnings within the next twelve months, is $(3). Gains and losses on derivative instruments representing either hedge ineffectiveness or hedge components excluded from the assessment of effectiveness are recognized in Net earnings. During each of the fiscal years ended June 30, 2018, 2017 and 2016, hedge ineffectiveness was not significant.

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THE CLOROX COMPANY - 2018 Proxy Statement	B-43

NOTE 10. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

Counterparty Risk Management and Derivative Contract Requirements

The Company utilizes a variety of financial institutions as counterparties for over-the counter derivative instruments. The Company enters into agreements governing the use of over-the-counter derivative instruments and sets internal limits on the aggregate over-the-counter derivative instrument positions held with each counterparty. Certain terms of these agreements require the Company or the counterparty to post collateral when the fair value of the derivative instruments exceeds contractually defined counterparty liability position limits. Of the over-the-counter derivative instruments in liability positions held as of June 30, 2018 and 2017, $0 and $1, respectively, contained such terms. As of both June 30, 2018 and 2017, neither the Company nor any counterparty was required to post any collateral as no counterparty liability position limits were exceeded.

Certain terms of the agreements governing the Company’s over-the-counter derivative instruments require the credit ratings, as assigned by Standard & Poor’s and Moody’s to the Company and its counterparties, to remain at a level equal to or better than the minimum of an investment grade credit rating. If the Company’s credit ratings were to fall below investment grade, the counterparties to the derivative instruments could request full collateralization on derivative instruments in net liability positions. As of both June 30, 2018 and 2017, the Company and each of its counterparties had been assigned investment grade ratings by both Standard & Poor’s and Moody’s.

Certain of the Company’s exchange-traded futures contracts used for commodity price risk management include requirements for the Company to post collateral in the form of a cash margin account held by the Company’s broker for trades conducted on that exchange. As of June 30, 2018 and 2017, the Company maintained cash margin balances related to exchange-traded futures contracts of $2 and $1, respectively, which are classified as Prepaid expenses and other current assets on the consolidated balance sheets.

Trust Assets

The Company has held interests in mutual funds and cash equivalents as part of trust assets related to its nonqualified deferred compensation plans. The participants in the nonqualified deferred compensation plans, who are the Company’s current and former employees, may select among certain mutual funds in which their compensation deferrals are invested in accordance with the terms of the plan and within the confines of the trusts, which hold the marketable securities. The trusts represent variable interest entities for which the Company is considered the primary beneficiary, and therefore, trust assets are consolidated and included in Other assets in the consolidated balance sheets. The interests in mutual funds are measured at fair value using quoted market prices. The Company has designated these marketable securities as trading investments.

As of June 30, 2018, the value of the trust assets related to the Company’s nonqualified deferred compensation plans increased by $14 as compared to June 30, 2017, primarily due to current year employees’ contributions to these plans.

Fair Value of Financial Instruments

Financial assets and liabilities measured at fair value on a recurring basis in the consolidated balance sheets are required to be classified and disclosed in one of the following three categories of the fair value hierarchy:

Level 1: Quoted market prices in active markets for identical assets or liabilities.

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data.

Level 3: Unobservable inputs reflecting the reporting entity’s own assumptions.

As of June 30, 2018 and 2017, the Company’s financial assets and liabilities that were measured at fair value on a recurring basis during the period included derivative financial instruments, which were classified as either Level 1 or Level 2, and trust assets to fund the Company’s nonqualified deferred compensation plans, which were classified as Level 1.

B-44	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

NOTE 10. FINANCIAL INSTRUMENTS AND FAIR VALUE MEASUREMENTS (Continued)

The following table summarizes the fair value of Company’s assets and liabilities for which disclosure of fair value is required as of June 30:

			2018		2017
	Balance sheet classification	Fair value hierarchy level	Carrying Amount	Estimated Fair Value	Carrying Amount	Estimated Fair Value
Assets
Investments including money market funds	Cash and cash equivalents(a)	1	$24	$24	$221	$221
Time deposits	Cash and cash equivalents(a)	2	23	23	115	115
Commodity purchase swaps contracts	Prepaid expenses and other current assets	2	3	3	1	1
Foreign exchange forward contracts	Prepaid expenses and other current assets	2	2	2	—	—
Trust assets for nonqualified deferred compensation plans	Other assets	1	86	86	72	72
			$138	$138	$409	$409
Liabilities
Notes and loans payable	Notes and loans payable(b)	2	$199	$199	$404	$404
Commodity purchase futures contracts	Accounts payable and accrued liabilities	1	1	1	—	—
Commodity purchase swaps contracts	Accounts payable and accrued liabilities	2	—	—	1	1
Foreign exchange forward contracts	Accounts payable and accrued liabilities	2	—	—	1	1
Current maturities of long-term debt and Long-term debt	Current maturities of long-term debt and Long-term debt(c)	2	2,284	2,269	1,791	1,855
			$2,484	$2,469	$2,197	$2,261

(a)

Cash and cash equivalents are composed of time deposits and other interest-bearing investments, including money market funds with original maturity dates of 90 days or less. Cash and cash equivalents are recorded at cost, which approximates fair value.

(b)	Notes and loan payable is composed of U.S. commercial paper and/or other similar short-term debts issued by non-U.S. subsidiaries, all of which are recorded at cost, which approximates fair value.
(c)

Current maturities of long-term debt and Long-term debt are recorded at cost. The fair value of Long-term debt, including current maturities, was determined using secondary market prices quoted by corporate bond dealers, and is classified as Level 2.

NOTE 11. OTHER CONTINGENCIES AND GUARANTEES

Contingencies

The Company is involved in certain environmental matters, including response actions at various locations. The Company had recorded liabilities totaling $28 as of June 30, 2018 and 2017, for its share of aggregate future remediation costs related to these matters.

One matter, which accounted for $14 of the recorded liability as of June 30, 2018 and 2017, relates to environmental costs associated with one of the Company’s former operations at a site located in Alameda County, California. In November 2016, at the request of regulators and with the assistance of environmental consultants, the Company submitted a Feasibility Study that evaluated various options for managing the site and included estimates of the related costs. As a result, the Company recorded in Other (income) expense, net an undiscounted liability for costs estimated to be incurred over a 30-year period, based on the option recommended in the Feasibility Study. However, as a result of ongoing discussions with regulators, in June 2017 the Company increased its recorded liability to $14, which reflects anticipated costs to implement additional remediation measures at the site. While the Company believes its latest estimate is reasonable, regulators could require the Company to implement one of the other options evaluated in the Feasibility Study, with estimated undiscounted costs of up to $28 over an estimated 30-year period, or require the Company to take other actions and incur costs not included in the study.

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THE CLOROX COMPANY - 2018 Proxy Statement	B-45

NOTE 11. OTHER CONTINGENCIES AND GUARANTEES (Continued)

Another matter in Dickinson County, Michigan, at the site of one of the Company’s former operations for which the Company is jointly and severally liable, accounted for $12 of the recorded liability as of June 30, 2018 and 2017. This amount reflects the Company’s agreement to be liable for 24.3% of the aggregate remediation and associated costs for this matter pursuant to a cost-sharing arrangement with a third party. With the assistance of environmental consultants, the Company maintains an undiscounted liability representing its current best estimate of its share of the capital expenditures, maintenance and other costs that may be incurred over an estimated 30-year remediation period. Although it is reasonably possible that the Company’s exposure may exceed the amount recorded for the Dickinson County matter, any amount of such additional exposures, or range of exposures, is not estimable at this time. The Company’s estimated losses related to these matters are sensitive to a variety of uncertain factors, including the efficacy of any remediation efforts, changes in any remediation requirements, and the future availability of alternative clean-up technologies.

The Company is subject to various legal proceedings, claims and other loss contingencies, including, without limitation, loss contingencies relating to contractual arrangements, product liability, patents and trademarks, advertising, labor and employment, environmental, health and safety and other matters. With respect to these proceedings, claims and other loss contingencies, while considerable uncertainty exists, in the opinion of management at this time, the ultimate disposition of these matters, to the extent not previously provided for, will not have a material adverse effect, either individually or in the aggregate, on the Company’s consolidated financial statements taken as a whole.

Guarantees

In conjunction with divestitures and other transactions, the Company may provide typical indemnifications (e.g., indemnifications for representations and warranties and retention of previously existing environmental, tax and employee liabilities) that have terms that vary in duration and in the potential amount of the total obligation and, in many circumstances, are not explicitly defined. The Company has not made, nor does it believe that it is probable that it will make, any material payments relating to its indemnifications, and believes that any reasonably possible payments would not have a material adverse effect, either individually or in the aggregate, on the Company’s consolidated financial statements taken as a whole.

The Company had not recorded any material liabilities on the aforementioned guarantees as of June 30, 2018 and 2017.

The Company was a party to letters of credit of $9 and $10 as of June 30, 2018 and 2017, respectively, primarily related to one of its insurance carriers, of which $0 had been drawn upon.

NOTE 12. LEASES AND OTHER COMMITMENTS

The Company leases various property, plant, and equipment, including office, warehousing, manufacturing and research and development facilities, in addition to certain manufacturing and information technology equipment. The Company expects that, in the normal course of business, existing contracts will be renewed or replaced by other leases. Rental expense for all operating leases was $86, $84 and $77 in fiscal years 2018, 2017 and 2016, respectively.

The future minimum annual lease payments required under the Company’s existing non-cancelable operating and capital lease agreements as of June 30, 2018, were as follows:

Year	Operating leases	Capital leases
2019	$56	$1
2020	51	—
2021	46	—
2022	36	—
2023	33	—
Thereafter	108	—
Total	$330	$1

B-46	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

NOTE 12. LEASES AND OTHER COMMITMENTS (Continued)

The Company is also a party to certain purchase obligations, which are defined as purchase agreements that are enforceable and legally binding and that contain specified or determinable significant terms, including quantity, price and the approximate timing of the transaction. Examples of the Company’s purchase obligations include contracts to purchase raw materials, commitments to contract manufacturers, commitments for information technology and related services, advertising contracts, capital expenditure agreements, software acquisition and license commitments and service contracts. The Company enters into purchase obligations based on expectations of future business needs. For purchase obligations subject to variable price and/or quantity provisions, an estimate of the price and/or quantity has been made. Many of these purchase obligations are short term in nature and are flexible to allow for changes in the Company’s business and related requirements. As of June 30, 2018, the Company’s purchase obligations were as follows:

Year	Purchase Obligations
2019	$169
2020	55
2021	32
2022	20
2023	15
Thereafter	13
Total	$304

NOTE 13. STOCKHOLDERS’ EQUITY

In May 2018, the Board of Directors authorized the Company to repurchase up to $2,000 in shares of common stock on the open market, which replaced the prior open-market purchase program with an authorized aggregate purchase amount of up to $750.

As of June 30, 2018, the Company had two stock repurchase programs: an open-market purchase program with an authorized aggregate purchase amount of up to $2,000, which has no expiration date, and a program to offset the anticipated impact of dilution related to stock-based awards (the Evergreen Program), which has no authorization limit on the dollar amount and no expiration date.

Stock repurchases under the two stock repurchase programs were as follows during the fiscal years ended June 30:

	2018		2017		2016
	Amount	Shares (in thousands)	Amount	Shares (in thousands)	Amount	Shares (in thousands)
Open-market purchase program	$95	749	$—	—	$—	—
Evergreen Program	177	1,422	189	1,505	254	2,151

Dividends per share declared and paid, respectively, during the fiscal years ended June 30 were as follows:

	2018	2017	2016
Dividends per share declared	$3.60	$3.24	$3.11
Dividends per share paid	3.48	3.20	3.08

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THE CLOROX COMPANY - 2018 Proxy Statement	B-47

NOTE 13. STOCKHOLDERS’ EQUITY (Continued)

Accumulated Other Comprehensive Net (Losses) Income

Changes in Accumulated other comprehensive net (losses) income by component were as follows for the fiscal years ended June 30:

	Foreign currency translation adjustments	Net unrealized gains (losses) on derivatives	Pension and postretirement benefit adjustments	Accumulated other comprehensive (losses) income
Balance June 30, 2015	$(300)	$(53)	$(149)	$(502)
Other comprehensive income (loss) before
reclassifications	(43)	(7)	(38)	(88)
Amounts reclassified from Accumulated other
comprehensive net losses	—	18	—	18
Income tax benefit (expense)	(10)	(2)	14	2
Net current period other comprehensive income (loss)	(53)	9	(24)	(68)
Balance June 30, 2016	(353)	(44)	(173)	(570)
Other comprehensive income (loss) before
reclassifications	(3)	(4)	27	20
Amounts reclassified from Accumulated other
comprehensive net losses	—	11	9	20
Income tax benefit (expense)	—	—	(13)	(13)
Net current period other comprehensive income (loss)	(3)	7	23	27
Balance June 30, 2017	(356)	(37)	(150)	(543)
Other comprehensive income (loss) before
reclassifications	(20)	8	11	(1)
Amounts reclassified from Accumulated other
comprehensive net losses	—	6	8	14
Income tax benefit (expense)	(8)	(2)	(7)	(17)
Net current period other comprehensive income (loss)	(28)	12	12	(4)
Balance June 30, 2018	$(384)	$(25)	$(138)	$(547)

Included in foreign currency adjustments are re-measurement losses on long-term intercompany loans where settlement is not planned or anticipated in the foreseeable future. For the fiscal years ended June 30, 2018, 2017 and 2016, Other comprehensive losses on these loans totaled $9, $2 and $14, respectively, and there were no amounts reclassified from Accumulated other comprehensive net (losses) income for the periods presented.

Pension and postretirement benefit reclassification adjustments are reflected in Cost of products sold, Selling and administrative expenses and Research and development costs.

NOTE 14. NET EARNINGS PER SHARE (EPS)

The following is the reconciliation of the weighted average number of shares outstanding (in thousands) used to calculate basic net EPS to those used to calculate diluted net EPS for the fiscal years ended June 30:

	2018	2017	2016
Basic	129,293	128,953	129,472
Dilutive effect of stock options and other	2,288	2,613	2,245
Diluted	131,581	131,566	131,717
Antidilutive stock options and other	1,192	11	42

B-48	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

NOTE 15. STOCK-BASED COMPENSATION PLANS

In November 2012, the Company’s stockholders voted to approve the amended and restated 2005 Stock Incentive Plan (the Plan). The Plan permits the Company to grant various nonqualified stock-based compensation awards, including stock options, restricted stock, performance shares, deferred stock units, stock appreciation rights and other stock-based awards. The primary amendment reflected in the Plan was an increase of approximately 3 million common shares that may be issued for stock-based compensation purposes. As of June 30, 2018, the Company is authorized to grant up to approximately 7 million common shares under the Plan, and, as of June 30, 2018, approximately 7 million common shares remained available for grant.

Compensation cost and the related income tax benefit recognized for stock-based compensation plans were classified as indicated below for the fiscal years ended June 30:

	2018	2017	2016
Cost of products sold	$7	$7	$6
Selling and administrative expenses	42	40	35
Research and development costs	4	4	4
Total compensation costs	$53	$51	$45
Related income tax benefit	$16	$19	$17

Cash received during fiscal years 2018, 2017 and 2016 from stock options exercised under all stock-based payment arrangements was $70, $81 and $180, respectively. The Company issues shares for stock-based compensation plans from treasury stock. The Company may repurchase stock under its Evergreen Program to offset the estimated impact of dilution related to stock-based awards (See Note 13).

Details regarding the valuation and accounting for stock options, restricted stock awards, performance shares and deferred stock units for non-employee directors follow.

Stock Options

The fair value of each stock option award granted during fiscal years 2018, 2017 and 2016 was estimated on the date of grant using the Black-Scholes valuation model and assumptions noted in the following table:

	2018	2017	2016
Expected life	5.5 years	5.5 years	5.6 years
Weighted-average expected life	5.5 years	5.5 years	5.6 years
Expected volatility	15.7% to 18.7%	16.2% to 16.9%	16.4% to 17.3%
Weighted-average volatility	15.7%	16.9%	17.2%
Risk-free interest rate	1.3% to 2.6%	1.3% to 2.2%	1.3% to 1.7%
Weighted-average risk-free interest rate	1.8%	1.3%	1.7%
Dividend yield	2.4% to 3.0%	2.4% to 2.8%	2.5% to 2.8%
Weighted-average dividend yield	2.5%	2.6%	2.8%

The expected life of the stock options is based on historical exercise patterns. The expected volatility is based on implied volatility from publicly traded options on the Company’s stock at the date of grant, historical implied volatility of the Company’s publicly traded options and other factors. The risk-free interest rate is based on the implied yield on a U.S. Treasury zero-coupon issue with a remaining term equal to the expected term of the option. The dividend yield is based on the projected annual dividend payment per share, divided by the stock price at the date of grant.

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THE CLOROX COMPANY - 2018 Proxy Statement	B-49

NOTE 15. STOCK-BASED COMPENSATION PLANS (Continued)

Details of the Company’s stock option activities are summarized below:

	Number of Shares (In thousands)	Weighted- Average Exercise Price per Share	Average Remaining Contractual Life	Aggregate Intrinsic Value
Options outstanding as of June 30, 2017	6,907	$93	6 years	$277
Granted	1,181	136
Exercised	(901)	80
Canceled	(107)	123
Options outstanding as of June 30, 2018	7,080	$101	6 years	$240
Options vested as of June 30, 2018	4,366	$88	5 years	$205

The weighted-average fair value per share of each option granted during fiscal years 2018, 2017 and 2016, estimated at the grant date using the Black-Scholes option pricing model, was $15.33, $13.75 and $13.21, respectively. The total intrinsic value of options exercised in fiscal years 2018, 2017 and 2016 was $51, $65 and $142, respectively.

Stock option awards outstanding as of June 30, 2018, have been granted at prices that are equal to the market value of the stock on the date of grant. Stock option grants generally vest over 4 years and expire no later than 10 years after the grant date. The Company recognizes compensation expense on a straight-line basis over the vesting period. As of June 30, 2018, there was $15 of total unrecognized compensation cost related to non-vested options, which is expected to be recognized over a remaining weighted-average vesting period of 1 year, subject to forfeiture changes.

Restricted Stock Awards

The fair value of restricted stock awards is estimated on the date of grant based on the market price of the stock and is amortized to compensation expense on a straight-line basis over the related vesting periods, which are generally 3 to 4 years. The total number of restricted stock awards expected to vest is adjusted by actual and estimated forfeitures. Restricted stock grants receive dividend distributions earned during the vesting period upon vesting.

As of June 30, 2018, there was $14 of total unrecognized compensation cost related to non-vested restricted stock awards, which is expected to be recognized over a remaining weighted-average vesting period of 2 years. The total fair value of the shares that vested in each of the fiscal years 2018, 2017 and 2016 was $1 for all fiscal years. The weighted-average grant-date fair value of awards granted was $135.29, $131.67 and $128.91 per share for fiscal years 2018, 2017 and 2016, respectively.

A summary of the status of the Company’s restricted stock awards is presented below:

	Number of Shares (In thousands)	Weighted-Average Grant Date Fair Value per Share
Restricted stock awards as of June 30, 2017	18	$120
Granted	155	135
Vested	(10)	110
Forfeited	(7)	135
Restricted stock awards as of June 30, 2018	156	$135

B-50	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

NOTE 15. STOCK-BASED COMPENSATION PLANS (Continued)

Performance Shares

As of June 30, 2018, there was $15 in unrecognized compensation cost related to non-vested performance shares that is expected to be recognized over a remaining weighted-average performance period of 1 year. The weighted-average grant-date fair value of awards granted was $135.47, $122.73 and $92.35 per share for fiscal years 2018, 2017 and 2016, respectively.

A summary of the status of the Company’s performance share awards is presented below:

	Number of Shares (In thousands)	Weighted-Average Grant Date Fair Value per Share
Performance share awards as of June 30, 2017	862	$102
Granted	236	135
Distributed	(360)	88
Forfeited	(40)	120
Performance share awards as of June 30, 2018	698	$111
Performance shares vested and deferred as of June 30, 2018	154	$74

The non-vested performance shares outstanding as of June 30, 2018 and 2017 were 544,000 and 738,000, respectively, and the weighted average grant date fair value was $120.69 and $108.00 per share, respectively. During fiscal year 2018, 389,000 shares vested. Deferred shares continue to earn dividends, which are also deferred. The total fair value of shares vested was $35, $0 and $26 during fiscal years 2018, 2017 and 2016, respectively. Upon vesting, the recipients of the grants receive the distribution as shares or, if previously elected by eligible recipients, as deferred stock.

Deferred Stock Units for Nonemployee Directors

Nonemployee directors receive annual grants of deferred stock units under the Company’s director compensation program and can elect to receive all or a portion of their annual retainers and fees in the form of deferred stock units. The deferred stock units receive dividend distributions, which are reinvested as deferred stock units, and are recognized at their fair value on the date of grant. Each deferred stock unit represents the right to receive one share of the Company’s common stock following the completion of a director’s service.

During fiscal year 2018, the Company granted 13,000 deferred stock units, reinvested dividends of 5,000 units and distributed 17,000 shares, which had a weighted-average fair value on the grant date of $146.75, $129.15 and $65.91 per share, respectively. As of June 30, 2018, 206,000 units were outstanding, which had a weighted-average fair value on the grant date of $81.01 per share.

NOTE 16. OTHER (INCOME) EXPENSE, NET

The major components of Other (income) expense, net, for the fiscal years ended June 30 were:

	2018	2017	2016
Income from equity investees	$(12)	$(19)	$(15)
Loss (gain) on sale of assets and investments, net	4	(11)	(11)
Interest income	(6)	(4)	(5)
Asset impairment charges	1	23	10
Amortization of trademarks and other intangible assets	11	10	8
Foreign exchange transaction (gains) losses, net	3	(1)	1
Other	(4)	8	5
Total	$(3)	$6	$(7)

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THE CLOROX COMPANY - 2018 Proxy Statement	B-51

NOTE 16. OTHER (INCOME) EXPENSE, NET (Continued)

In January 2017, the Company sold an Australian distribution facility, previously reported in the International reportable segment, which resulted in $23 in cash proceeds from investing activities and a gain of $10 included in Gain on sale of assets and investments, net in the table above for the fiscal year ended June 30, 2017.

In April 2016, the Company sold its Los Angeles bleach manufacturing facility, previously reported in the Cleaning reportable segment, which resulted in $20 in cash proceeds from investing activities and a gain of $11 included in Gain on sale of assets and investments, net in the table above for the fiscal year ended June 30, 2016.

During the second quarter of fiscal year 2017, the Company recognized a $21 non-cash charge, within the Cleaning reportable segment, related to impairing certain assets of the subsequently divested Aplicare business. The asset impairment charge is included in Asset impairment charges in the table above for the fiscal year ended June 30, 2017 and primarily related to writing down Property, plant and equipment to fair value in connection with an updated valuation of the Aplicare business.

During fiscal year 2016, the Company recognized $9 of intangible asset impairment charges, of which $6 related to the Aplicare® trademark within the Cleaning reportable segment. The Aplicare® trademark impairment is included in Asset impairment charges in the table above for the fiscal year ended June 30, 2016 and was recognized based on the anticipated impact on future results from a competitive market entrant.

During fiscal year 2017, the Company recognized $14 of projected environmental costs associated with its former operations at a site in Alameda County, California within Corporate. These costs are included in Other in the table above for the fiscal year ended June 30, 2017. Refer to Note 11 for further details.

NOTE 17. INCOME TAXES

The provision for income taxes on continuing operations, by tax jurisdiction, consisted of the following for the fiscal years ended June 30:

	2018	2017	2016
Current
Federal	$177	$291	$254
State	34	36	31
Foreign	43	38	45
Total current	254	365	330
Deferred
Federal	(24)	(29)	11
State	3	(2)	1
Foreign	(2)	(4)	(7)
Total deferred	(23)	(35)	5
Total	$231	$330	$335

The components of earnings from continuing operations before income taxes, by tax jurisdiction, consisted of the following for the fiscal years ended June 30:

	2018	2017	2016
United States	$963	$927	$900
Foreign	91	106	83
Total	$1,054	$1,033	$983

B-52	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

NOTE 17. INCOME TAXES (Continued)

A reconciliation of the statutory federal income tax rate to the Company’s effective tax rate on continuing operations follows for the fiscal years ended June 30:

	2018	2017	2016
Statutory federal tax rate	28.1%	35.0%	35.0%
State taxes (net of federal tax benefits)	2.4	2.2	2.1
Tax differential on foreign earnings	1.2	(0.6)	0.5
Federal domestic manufacturing deduction	(1.8)	(2.6)	(2.4)
Change in valuation allowance	0.3	0.2	0.5
Federal excess tax benefits	(1.7)	(2.0)	—
Reversals of deferred taxes related to foreign unremitted earnings	(2.6)	—	—
Remeasurement of deferred taxes	(3.1)	—	—
Other differences	(1.0)	(0.3)	(1.6)
Effective tax rate	21.8%	31.9%	34.1%

The Tax Act was signed into law by the President of the United States on December 22, 2017. The Tax Act makes significant changes to U.S. tax law, and includes a reduction of U.S. corporation statutory income tax rates from 35% to 21% effective January 1, 2018. Under the Tax Act, the Company is subject to an average federal statutory tax rate of 28.1% for its fiscal year ended June 30, 2018. The Company’s federal statutory tax rate will be 21.0% beginning in July 2018 for the fiscal year ending June 30, 2019. The Tax Act also includes, among other things, a one-time transition tax on accumulated foreign earnings and the adoption of a modified territorial approach to the taxation of future foreign earnings.

As of June 30, 2018, the Company continued to obtain, prepare and analyze information necessary to finalize the accounting for the impacts of the Tax Act. Consequently, reasonable estimates of the impacts of the Tax Act on the Company’s deferred tax balances and one-time transition tax have been reported as provisional, as defined in Staff Accounting Bulletin No. 118 and Accounting Standards Update No. 2018-05.

Under U.S. GAAP, deferred taxes must be adjusted for enacted changes in tax laws or rates during the period in which new tax legislation is enacted. Based on the provisions of the Tax Act, the Company provisionally remeasured its net deferred tax liabilities to incorporate the future lower corporate tax rate, resulting in a $33 reduction to net deferred tax liabilities in the second quarter of fiscal year 2018 (period of the Tax Act’s enactment). In addition, remeasurements specifically related to the reversal of deferred tax liabilities for U.S. tax on foreign unremitted earnings, related deferred foreign tax credits and related unrealized foreign exchange gains and losses reduced the Company’s net deferred tax liability by a provisional amount of $27. The total provisional amounts related to the remeasurement of the Company’s deferred tax balances resulted in a $60 beneficial impact in the period of the Tax Act’s enactment.

The Tax Act also includes a one-time transition tax on accumulated foreign earnings and the adoption of a modified territorial approach to the taxation of future foreign earnings. A provisional, one-time transition tax expense on accumulated foreign earnings, net of applicable foreign tax credits, of $7 was recognized in the Company’s provision for income taxes in the period of the Tax Act’s enactment. This amount may change as the Company finalizes the calculation of post-1986 foreign earnings and profits previously deferred from U.S. federal taxation and the amounts held in cash or other specified assets. This amount may also change as new guidance and clarifications are issued by the Internal Revenue Service. The Company anticipates that it will be able to utilize existing foreign tax credit carryforwards to fully offset its one-time transition tax liability.

The impact recognized in the period of the Tax Act’s enactment also included a provisional $28 benefit related to current year taxable income. Taken together, total benefits of $81 were recorded in the period of the Tax Act’s enactment and were due to several provisional adjustments including net deferred tax liability reductions of $60, a beneficial current taxable income impact of $28 and a provisional one-time transition tax of $7. Measurement adjustments to the provisional amounts were not significant for the third and fourth quarters of fiscal year 2018.

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THE CLOROX COMPANY - 2018 Proxy Statement	B-53

NOTE 17. INCOME TAXES (Continued)

Per U.S. GAAP, foreign withholding taxes are provided on unremitted foreign earnings that are not indefinitely reinvested at the time the earnings are generated. The Company regularly reviews and assesses whether there are any changes to its indefinite reinvestment assertion. Through the second quarter of fiscal year 2018, the Company had determined that the undistributed earnings of a number of its foreign subsidiaries were indefinitely reinvested. When the Tax Act was passed into law in December 2017, it significantly reduced the cost of U.S. repatriation. In the third quarter of fiscal year 2018, the Company concluded an analysis wherein it determined that none of the undistributed earnings of its foreign subsidiaries were indefinitely reinvested. As a result, the Company is providing foreign withholding taxes on the undistributed earnings of all foreign subsidiaries where applicable. These withholding taxes had no significant impact on the Company’s consolidated results.

Beginning with the adoption of ASU 2016-09 in the first quarter of fiscal year 2017 (See Note 1), excess tax benefits resulting from stock-based payment arrangements are recognized as income tax benefits in the consolidated statements of earnings. Prior to this adoption, such excess tax benefits were recorded as increases to Additional paid-in capital. Excess tax benefits of approximately $19 and $22 were realized and recorded to Income tax expense for fiscal years 2018 and 2017, respectively. Excess tax benefits of $51 were realized and recorded to Additional paid-in capital for fiscal year 2016.

The components of net deferred tax assets (liabilities) as of June 30 are shown below:

	2018	2017
Deferred tax assets
Compensation and benefit programs	$103	$182
Net operating loss and tax credit carryforwards	86	52
Accruals and reserves	28	41
Basis difference related to Venture Agreement	19	30
Inventory costs	16	25
Other	25	54
Subtotal	277	384
Valuation allowance	(43)	(40)
Total deferred tax assets	234	344
Deferred tax liabilities
Fixed and intangible assets	(232)	(311)
Low-income housing partnerships	(17)	(25)
Unremitted foreign earnings	—	(7)
Other	(19)	(24)
Total deferred tax liabilities	(268)	(367)
Net deferred tax assets (liabilities)	$(34)	$(23)

The Company reviews its deferred tax assets for recoverability on a quarterly basis. A valuation allowance is established when the Company believes that it is more likely than not that some portion of its deferred tax assets will not be realized. Valuation allowances have been provided to reduce deferred tax assets to amounts considered recoverable. Details of the valuation allowance were as follows as of June 30:

	2018	2017
Valuation allowance at beginning of year	$(40)	$(37)
Net decrease/(increase) for other foreign deferred tax assets	—	—
Net decrease/(increase) for foreign net operating loss carryforwards and tax credits	(3)	(3)
Valuation allowance at end of year	$(43)	$(40)

B-54	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

NOTE 17. INCOME TAXES (Continued)

As of June 30, 2018, the Company had foreign tax credit carryforwards of $27 for U.S. income tax purposes with expiration dates between fiscal years 2024 and 2028. Tax credit carryforwards in foreign jurisdictions of $23 have expiration dates in fiscal years 2019 and 2020. Tax credit carryforwards in foreign jurisdictions of $1 can be carried forward indefinitely. Tax benefits from foreign net operating loss carryforwards of $25 have expiration dates between fiscal years 2019 and 2035. Tax benefits from foreign net operating loss carryforwards of $11 can be carried forward indefinitely.

The Company files income tax returns in the U.S. federal and various state, local and foreign jurisdictions. The federal statute of limitations has expired for all tax years through June 30, 2014. Various income tax returns in state and foreign jurisdictions are currently in the process of examination.

The Company recognizes interest and penalties related to uncertain tax positions as a component of income tax expense. As of June 30, 2018 and 2017, the total balance of accrued interest and penalties related to uncertain tax positions was $5 and $3, respectively. Interest and penalties related to uncertain tax positions included in income tax expense resulted in a net expense of $1 in fiscal year 2018 and a net benefit of $1 in fiscal years 2017 and 2016.

The following is a reconciliation of the beginning and ending amounts of the Company’s gross unrecognized tax benefits:

	2018	2017	2016
Unrecognized tax benefits at beginning of year	$40	$37	$38
Gross increases – tax positions in prior periods	2	1	3
Gross decreases – tax positions in prior periods	(1)	(6)	(3)
Gross increases – current period tax positions	8	9	8
Gross decreases – current period tax positions	—	—	—
Lapse of applicable statute of limitations	(2)	(1)	(4)
Settlements	—	—	(5)
Unrecognized tax benefits at end of year	$47	$40	$37

Included in the balance of unrecognized tax benefits as of June 30, 2018, 2017 and 2016, were potential benefits of $33, $28 and $27, respectively, which if recognized, would affect the effective tax rate. Recognition of these previously disclosed tax benefits had no impact on the Company’s cash flow or earnings from continuing operations for each of the fiscal years ended June 30, 2018, 2017 and 2016. Unrecognized tax benefits are not expected to significantly increase or decrease within the next 12 months.

NOTE 18. EMPLOYEE BENEFIT PLANS

Retirement Income Plans

The Company has various retirement income plans for eligible domestic and international employees. As of June 30, 2018 and 2017, the domestic retirement income plans are frozen for most participants, and the benefits of the domestic retirement income plans are generally based on either employee years of service and compensation or a stated dollar amount per year of service.

The Company contributed $21, $31 and $31 to its domestic retirement income plans during fiscal years 2018, 2017 and 2016, respectively. The Company’s funding policy is to contribute amounts sufficient to meet benefit payments and minimum funding requirements as set forth in employee benefit tax laws plus additional amounts as the Company may determine to be appropriate.

Continues on next page ►

THE CLOROX COMPANY - 2018 Proxy Statement	B-55

NOTE 18. EMPLOYEE BENEFIT PLANS (Continued)

Retirement Health Care Plans

The Company provides certain health care benefits for employees who meet age, participation and length of service requirements at retirement. The plans pay stated percentages of covered expenses after annual deductibles have been met or stated reimbursements up to a specified dollar subsidy amount. Benefits paid take into consideration payments by Medicare for the domestic plan. The plans are funded as claims are paid, and the Company has the right to modify or terminate certain plans.

The assumed domestic health care cost trend rate used in measuring the accumulated benefit obligation (ABO) was 6.25% for both medical and prescription drugs for fiscal year 2018. These rates have been assumed to gradually decrease each year until an assumed ultimate trend of 4.50% is reached in 2037. The health care cost trend rate assumption has a minimal effect on the amounts reported due primarily to the existence of benefit cap provisions in the Company’s domestic plan. As such, the effect of a hypothetical 100 basis point increase or decrease in the assumed domestic health care cost trend rate on the total service and interest cost components as well as the postretirement benefit obligation would have been immaterial for each of the fiscal years ended June 30, 2018, 2017 and 2016.

Benefit Obligation and Funded Status

Summarized information for the Company’s retirement income and retirement health care plans as of and for the fiscal years ended June 30 is as follows:

	Retirement Income		Retirement Health Care
	2018	2017	2018	2017
Change in benefit obligations:
Benefit obligation as of beginning of year	$633	$673	$42	$47
Service cost	1	1	—	—
Interest cost	23	22	2	2
Actuarial loss (gain)	(21)	(21)	(2)	(4)
Plan amendments	1	—	—	—
Translation and other adjustments	(1)	—	—	—
Benefits paid	(43)	(42)	(4)	(3)
Benefit obligation as of end of year	593	633	38	42
Change in plan assets:
Fair value of assets as of beginning of year	$434	$423	$—	$—
Actual return on plan assets	8	22	—	—
Employer contributions	22	31	4	3
Benefits paid	(43)	(42)	(4)	(3)
Translation and other adjustments	(1)	—	—	—
Fair value of plan assets as of end of year	420	434	—	—
Accrued benefit cost, net funded status	$(173)	$(199)	$(38)	$(42)
Amount recognized in the balance sheets consists of:
Pension benefit assets	$3	$2	$—	$—
Current accrued benefit liability	(13)	(15)	(2)	(3)
Non-current accrued benefit liability	(163)	(186)	(36)	(39)
Accrued benefit cost, net	$(173)	$(199)	$(38)	$(42)

For the retirement income plans, the benefit obligation is the projected benefit obligation (PBO). For the retirement health care plan, the benefit obligation is the ABO.

The ABO for all retirement income plans was $592, $632 and $596 as of June 30, 2018, 2017 and 2016, respectively.

B-56	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

NOTE 18. EMPLOYEE BENEFIT PLANS (Continued)

Retirement income plans with ABO in excess of plan assets as of June 30 were as follows:

	ABO Exceeds the Fair Value of Plan Assets
	2018	2017
Projected benefit obligation	$571	$611
Accumulated benefit obligation	571	610
Fair value of plan assets	395	409

Net Periodic Benefit Cost

The net cost of the retirement income and health care plans for the fiscal years ended June 30 included the following components:

	Retirement Income			Retirement Health Care
	2018	2017	2016	2018	2017	2016
Service cost	$1	$1	$1	$—	$—	$—
Interest cost	23	22	26	2	2	2
Expected return on plan assets	(19)	(20)	(17)	—	—	—
Amortization of unrecognized items	10	11	10	(3)	(2)	(3)
Total	$15	$14	$20	$(1)	$—	$(1)

Items not yet recognized as a component of postretirement expense as of June 30, 2018, consisted of:

	Retirement Income	Retirement Health Care
Net actuarial loss (gain)	$242	$(17)
Prior service benefit	—	(3)
Net deferred income tax (assets) liabilities	(91)	7
Accumulated other comprehensive loss (income)	$151	$(13)

Net actuarial loss (gain) recorded in Accumulated other comprehensive net (losses) income for the fiscal year ended June 30, 2018, included the following:

	Retirement Income	Retirement Health Care
Net actuarial loss (gain) as of beginning of year	$262	$(16)
Amortization during the year	(10)	1
Loss (gain) during the year	(10)	(2)
Net actuarial loss (gain) as of end of year	$242	$(17)

The Company uses the straight-line amortization method for unrecognized prior service costs and benefits. In fiscal year 2019, the Company expects to recognize, on a pre-tax basis, $9 of the net actuarial loss as a component of net periodic benefit cost for the retirement income plans. In addition, in fiscal year 2019, the Company expects to recognize, on a pretax basis, $2 of the net actuarial gain as a component of net periodic benefit cost for the retirement health care plans.

Continues on next page ►

THE CLOROX COMPANY - 2018 Proxy Statement	B-57

NOTE 18. EMPLOYEE BENEFIT PLANS (Continued)

Assumptions

Weighted-average assumptions used to estimate the actuarial present value of benefit obligations as of June 30 were as follows:

	Retirement Income		Retirement Health Care
	2018	2017	2018	2017
Discount rate	4.10%	3.70%	4.01%	3.66%
Rate of compensation increase	2.87%	2.83%	n/a	n/a

Weighted-average assumptions used to estimate the retirement income and retirement health care costs as of June 30 were as follows:

	Retirement Income
	2018	2017	2016
Discount rate	3.70%	3.42%	4.20%
Rate of compensation increase	2.83%	2.92%	3.37%
Expected return on plan assets	4.43%	4.73%	4.34%

	Retirement Health Care
	2018	2017	2016
Discount rate	3.66%	3.42%	4.16%

The expected long-term rate of return assumption is based on an analysis of historical experience of the portfolio and the summation of prospective returns for each asset class in proportion to the fund’s current asset allocation.

Expected Benefit Payments

Expected benefit payments for the Company’s retirement income and retirement health care plans as of June 30, 2018, were as follows:

	Retirement Income	Retirement Health Care
2019	$38	$3
2020	52	3
2021	37	3
2022	37	3
2023	37	3
Fiscal years 2024 through 2028	190	14

Expected benefit payments are based on the same assumptions used to measure the benefit obligations and include estimated future employee service.

B-58	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

NOTE 18. EMPLOYEE BENEFIT PLANS (Continued)

Plan Assets

The target allocations and weighted average asset allocations by asset category of the investment portfolio for the Company’s domestic retirement income plans as of June 30 were:

	% Target Allocation		% of Plan Assets
	2018	2017	2018	2017
U.S. equity	11%	11%	11%	11%
International equity	12%	12%	12%	12%
Fixed income	74%	74%	74%	73%
Other	3%	3%	3%	4%
Total	100%	100%	100%	100%

The target asset allocation is determined based on the optimal balance between risk and return and, at times, may be adjusted to achieve the plan’s overall investment objective to generate sufficient resources to pay current and projected plan obligations over the life of the domestic retirement income plan.

The following table sets forth by level within the fair value hierarchy, the retirement income plans’ assets carried at fair value as of June 30:

	2018
	Level 1	Level 2	Total
Cash equivalents	$3	$—	$3
Total assets in the fair value hierarchy	$3	$—	$3
Common collective trusts measured at net asset value
Bond funds			$299
International equity funds			60
Domestic equity funds			44
Real estate fund			14
Total common collective trusts measured at net asset value			417
Total assets at fair value			$420

	2017
	Level 1	Level 2	Total
Cash equivalents	$2	$—	$2
Total assets in the fair value hierarchy	$2	$—	$2
Common collective trusts measured at net asset value
Bond funds			$310
International equity funds			64
Domestic equity funds			46
Real estate fund			12
Total common collective trusts measured at net asset value			432
Total assets at fair value			$434

The carrying value of cash equivalents approximated its fair value as of June 30, 2018 and 2017.

Continues on next page ►

THE CLOROX COMPANY - 2018 Proxy Statement	B-59

NOTE 18. EMPLOYEE BENEFIT PLANS (Continued)

Common collective trust funds are not publicly traded and were valued at a net asset value unit price determined by the portfolio’s sponsor based on the fair value of underlying assets held by the common collective trust fund on June 30, 2018 and 2017.

The common collective trusts are invested in various trusts that attempt to achieve their investment objectives by investing primarily in other collective investment funds which have characteristics consistent with each trust’s overall investment objective and strategy.

Defined Contribution Plans

The Company has various defined contribution plans for eligible domestic and international employees. The aggregate cost of the domestic defined contribution plans was $47, $47 and $45 in fiscal years 2018, 2017 and 2016, respectively. The aggregate cost of the international defined contribution plans was $3 for the fiscal years ended June 30, 2018, 2017 and 2016.

NOTE 19. SEGMENT REPORTING

The Company operates through strategic business units that are aggregated into the following four reportable segments based on the economics and nature of the products sold:

●	Cleaning consists of laundry, home care and professional products marketed and sold in the United States. Products within this segment include laundry additives, including bleach products under the Clorox® brand and Clorox 2® stain fighter and color booster; home care products, primarily under the Clorox®, Formula 409®, Liquid-Plumr®, Pine-Sol®, S.O.S® and Tilex® brands; naturally derived products under the Green Works® brand; and professional cleaning, disinfecting and Food service products under the Clorox®, Dispatch®, HealthLink®, Clorox Healthcare®, Hidden Valley®, KC Masterpiece®, and Soy Vay® brands.

●	Household consists of charcoal, bags, wraps and containers, cat litter and digestive health products marketed and sold in the United States. Products within this segment include charcoal products under the Kingsford® and Match Light® brands; bags, wraps and containers under the Glad® brand; cat litter products under the Fresh Step®, Scoop Away® and Ever Clean® brands; and digestive health products under the RenewLife® brand.

●	Lifestyle consists of food products, water-filtration systems and filters, natural personal care products, and dietary supplements primarily marketed and sold in the United States. Products within this segment include dressings and sauces, primarily under the Hidden Valley®, KC Masterpiece®, Kingsford® and Soy Vay® brands; water-filtration systems and filters under the Brita® brand; natural personal care products under the Burt’s Bees® brand; and dietary supplements under the Rainbow Light®, Natural Vitality®, and Neocell® brands.

●	International consists of products sold outside the United States. Products within this segment include laundry, home care, water-filtration, digestive health products, charcoal and cat litter products, food products, bags, wraps and containers, natural personal care products and professional cleaning and disinfecting products, primarily under the Clorox®, Glad®, PinoLuz®, Ayudin®, Limpido®, Clorinda®, Poett®, Mistolin®, Lestoil®, Bon Bril®, Brita®, Green Works®, Pine-Sol®, Agua Jane®, Chux®, RenewLife®, Kingsford®, Fresh Step®, Scoop Away®, Ever Clean®, KC Masterpiece®, Hidden Valley®, Burt’s Bees® brands and Clorox Healthcare® brands.

B-60	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

NOTE 19. SEGMENT REPORTING (Continued)

Certain non-allocated administrative costs, interest income, interest expense and various other non-operating income and expenses are reflected in Corporate. Corporate assets include cash and cash equivalents, prepaid expenses and other current assets, property and equipment, other investments and deferred taxes.

	Fiscal Year	Cleaning	Household	Lifestyle	International	Corporate	Total Company
Net sales	2018	$2,060	$1,959	$1,077	$1,028	$—	$6,124
	2017	2,002	1,961	1,000	1,010	—	5,973
	2016	1,912	1,862	990	997	—	5,761
Earnings (losses) from continuing operations before income taxes	2018	574	370	243	84	(217)	1,054
	2017	523	419	244	81	(234)	1,033
	2016	511	428	251	66	(273)	983
Income from equity investees	2018	—	—	—	12	—	12
	2017	—	—	—	19	—	19
	2016	—	—	—	15	—	15
Total assets	2018	902	1,223	1,533	1,045	357	5,060
	2017	881	1,103	902	1,060	627	4,573
Capital expenditures	2018	60	73	22	33	6	194
	2017	76	82	30	37	6	231
	2016	44	83	18	24	3	172
Depreciation and amortization	2018	49	65	23	24	5	166
	2017	51	64	20	22	6	163
	2016	61	60	19	21	4	165
Significant non-cash charges included in earnings (losses) from continuing operations before income taxes:
Stock-based compensation	2018	13	12	7	1	20	53
	2017	16	15	9	2	9	51
	2016	10	8	5	1	21	45

All intersegment sales are eliminated and are not included in the Company’s reportable segments’ net sales.

Net sales to the Company’s largest customer, Walmart Stores, Inc. and its affiliates, were 26%, 26% and 27% of consolidated net sales for each of the fiscal years ended June 30, 2018, 2017 and 2016, respectively, and occurred across all of the Company’s reportable segments. No other customers accounted for 10% or more of the Company’s consolidated net sales in any of these fiscal years.

The Company’s product lines that accounted for 10% or more of consolidated net sales for the fiscal years ended June 30 were as follows:

	2018	2017	2016
Home Care products	26%	25%	24%
Bags, wraps and containers	18%	18%	19%
Laundry additives	15%	15%	16%
Charcoal products	10%	11%	11%
Food products	10%	10%	10%

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THE CLOROX COMPANY - 2018 Proxy Statement	B-61

NOTE 19. SEGMENT REPORTING (Continued)

Net sales and property, plant and equipment, net, by geographic area as of and for the fiscal years ended June 30 were as follows:

	Fiscal Year	United States	Foreign	Total Company
Net sales	2018	$5,135	$989	$6,124
	2017	5,001	972	5,973
	2016	4,805	956	5,761
Property, plant and equipment, net	2018	887	109	996
	2017	823	108	931

NOTE 20. RELATED PARTY TRANSACTIONS

The Company holds various equity investments with ownership percentages of up to 50% in a number of consumer products businesses, most of which operate outside the United States. The equity investments, presented in Other assets accounted for under the equity method, were $55 and $58 as of the fiscal years ended June 30, 2018 and 2017, respectively. The Company has no ongoing capital commitments, loan requirements, guarantees or any other types of arrangements under the terms of its agreements that would require any future cash contributions or disbursements arising out of an equity investment.

Transactions with the Company’s equity investees typically represent payments for contract manufacturing and purchases of raw materials. Payments to related parties, including equity investees, for such transactions during the fiscal years ended June 30, 2018, 2017 and 2016 were $55, $62 and $57, respectively. Receipts from and ending accounts receivable and payable balances related to the Company’s related parties were not significant during or as of the end of each of the fiscal years presented.

NOTE 21. SUBSEQUENT EVENTS

Effective July 1, 2018, under the requirements of U.S. GAAP, Argentina has been designated as a highly inflationary economy since it has experienced cumulative inflation of approximately 100 percent or more over a three-year period. As a result, beginning July 1, 2018, the U.S. dollar will replace the Argentine peso as the functional currency of the Company’s subsidiaries in Argentina (collectively, “Clorox Argentina”). Consequently, future gains or losses from non-U.S. dollar denominated transactions for Clorox Argentina will be recognized in Net earnings. As of June 30, 2018, Clorox Argentina represented approximately 3% of the Company’s consolidated net sales.

B-62	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

NOTE 22. UNAUDITED QUARTERLY DATA

Dollars in millions, except market price and per share data	Quarters Ended
	September 30	December 31	March 31	June 30	Full Year
Fiscal year ended June 30, 2018
Net sales	$1,500	$1,416	$1,517	$1,691	$6,124
Cost of products sold	$827	807	$868	$947	$3,449
Earnings from continuing operations	$192	233	$181	$217	$823
Earnings (losses) from discontinued operations, net of tax	—	—	—	—	—
Net earnings	$192	233	$181	$217	$823
Net earnings (losses) per share:
Basic
Continuing operations	$1.49	$1.81	$1.39	$1.69	$6.37
Discontinued operations	—	—	—	—	—
Basic net earnings per share	$1.49	$1.81	$1.39	$1.69	$6.37
Diluted
Continuing operations	$1.46	$1.77	$1.37	$1.66	$6.26
Discontinued operations	—	—	—	—	—
Diluted net earnings per share	$1.46	$1.77	$1.37	$1.66	$6.26
Dividends declared per share	$0.84	$0.84	$0.96	$0.96	$3.60
Market price (NYSE)
High	$139.34	$150.40	$148.88	$136.24	$150.40
Low	127.00	124.09	123.64	113.57	113.57
Year-end					135.25
Fiscal year ended June 30, 2017
Net sales	$1,443	$1,406	$1,477	$1,647	$5,973
Cost of products sold	$803	$777	$827	$895	$3,302
Earnings from continuing operations	$179	$150	$172	$202	$703
Earnings (losses) from discontinued operations, net of tax	—	(1)	—	(1)	(2)
Net earnings	$179	$149	$172	$201	$701
Net earnings (losses) per share:
Basic
Continuing operations	$1.39	$1.16	$1.34	$1.56	$5.45
Discontinued operations	—	—	—	(0.01)	(0.02)
Basic net earnings per share	$1.39	$1.16	$1.34	$1.55	$5.43
Diluted
Continuing operations	$1.36	$1.14	$1.31	$1.53	$5.35
Discontinued operations	—	—	—	(0.01)	(0.02)
Diluted net earnings per share	$1.36	$1.14	$1.31	$1.52	$5.33
Dividends declared per share	$0.80	$0.80	$0.80	$0.84	$3.24
Market price (NYSE)
High	$140.47	$124.70	$139.30	$141.76	$141.76
Low	121.75	111.24	118.41	127.62	111.24
Year-end					133.24

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THE CLOROX COMPANY - 2018 Proxy Statement	B-63

FIVE-YEAR FINANCIAL SUMMARY
The Clorox Company

	Years ended June 30
Dollars in millions, except per share data	2018	2017	2016	2015	2014
OPERATIONS
Net sales	$6,124	$5,973	$5,761	$5,655	$5,514
Gross profit	2,675	2,671	2,598	2,465	2,356
Earnings from continuing operations	$823	$703	$648	$606	$579
(Losses) earnings from discontinued operations, net of tax	—	(2)	—	(26)	(21)
Net earnings	$823	$701	$648	$580	$558
COMMON STOCK
Earnings per share
Continuing operations
Basic	$6.37	$5.45	$5.01	$4.65	$4.47
Diluted	6.26	5.35	4.92	4.57	4.39
Dividends declared per share	3.60	3.24	3.11	2.99	2.87

	As of June 30
Dollars in millions	2018	2017	2016	2015	2014
OTHER DATA
Total assets(1)	$5,060	$4,573	$4,510	$4,154	$4,251
Long-term debt(1)	2,284	1,391	1,789	1,786	1,588
(1)	Amounts for the fiscal years ended June 30, 2016, 2015 and 2014 have been retrospectively adjusted to conform to the presentation of debt issuance costs required by ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs.”

VALUATION AND QUALIFYING ACCOUNTS AND RESERVES (Dollars in millions)

Column A	Column B	Column C		Column D	Column E
		Additions
Description	Balance at beginning of period	Charged to costs and expenses	Charged to other accounts	Deductions	Balance at end of period
Allowance for doubtful accounts
Year ended June 30, 2018	$(3)	$(4)	$—	$—	$(7)
Year ended June 30, 2017	(5)	—	—	2	(3)
Year ended June 30, 2016	(4)	(1)	—	—	(5)
LIFO allowances
Year ended June 30, 2018	$(26)	$(1)	$—	$—	$(27)
Year ended June 30, 2017	(32)	—	—	6	(26)
Year ended June 30, 2016	(34)	(1)	—	3	(32)
Valuation allowance on deferred tax assets
Year ended June 30, 2018	$(40)	$(3)	$—	$—	$(43)
Year ended June 30, 2017	(37)	(3)	—	—	(40)
Year ended June 30, 2016	(34)	(5)	—	2	(37)

B-64	THE CLOROX COMPANY - 2018 Proxy Statement

Appendix B

THE CLOROX COMPANY
RECONCILIATION OF ECONOMIC PROFIT (UNAUDITED)(1)

Dollars in millions	FY18	FY17	FY16
Earnings from continuing operations before income taxes	$1,054	$1,033	$983
Add back:
Non-cash U.S. GAAP restructuring and intangible asset impairment charges	2	4	9
Interest expense	85	88	88
Earnings from continuing operations before income taxes, non-cash U.S. GAAP restructuring and intangible asset impairment charges, and interest expense	$1,141	$1,125	$1,080
Less: Income taxes on earnings from continuing operations before income taxes, non-cash U.S. GAAP restructuring and intangible asset impairment charges and interest expense(2)	249	359	368
Adjusted after tax profit	892	766	712
Average capital employed(3)	2,977	2,680	2,463
Less: Capital charge(4)	268	241	222
Economic profit(1) (Adjusted after tax profit less capital charge)	$624	$525	$490

(1)	Economic profit (EP) is defined by the Company as earnings from continuing operations before income taxes, excluding non-cash U.S. GAAP restructuring and intangible asset impairment charges, and interest expense; less income taxes (calculated utilizing the Company’s effective tax rate), and less a capital charge (calculated as average capital employed multiplied by a cost of capital rate). EP is a key financial metric that the Company’s management uses to evaluate business performance and allocate resources, and is a component in determining employee incentive compensation. The Company’s management believes EP provides additional perspective to investors about financial returns generated by the business and represents profit generated over and above the cost of capital used by the business to generate that profit.
(2)	The tax rate applied is the effective tax rate on earnings from continuing operations, which was 21.8%, 31.9% and 34.1% in fiscal years 2018, 2017 and 2016, respectively.
(3)	Total capital employed represents total assets less non-interest bearing liabilities. Adjusted capital employed represents total capital employed adjusted to add back current year after tax noncash U.S. GAAP restructuring and intangible asset impairment charges. Average capital employed is the average of adjusted capital employed for the current year and total capital employed for the prior year, based on year-end balances. See below for details of the average capital employed calculation:
(4)	Capital charge represents average capital employed multiplied by a cost of capital, which was 9% for all fiscal years presented. The calculation of capital charge includes the impact of rounding numbers.

Dollars in millions	FY18	FY17	FY16
Total assets(5)	$5,060	$4,573	$4,510
Less:
Accounts payable and accrued liabilities(6)	1,000	1,002	1,032
Income taxes payable	—	—	—
Other liabilities(6)	778	770	784
Deferred income taxes	72	61	82
Non-interest bearing liabilities	1,850	1,833	1,898
Total capital employed	3,210	2,740	2,612
After tax non-cash U.S. GAAP restructuring and intangible asset impairment charges	1	2	6
Adjusted capital employed	$3,211	$2,742	$2,618
Average capital employed	$2,977	$2,680	$2,463

(5)	Amount for the fiscal year ended June 30, 2016 has been retrospectively adjusted to conform to the current year presentation of debt issuance costs required by ASU No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs.”
(6)	Accounts payable and accrued liabilities and Other Liabilities are adjusted to exclude interest-bearing liabilities.

THE CLOROX COMPANY - 2018 Proxy Statement	B-65

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Annual Meeting Proxy Card
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	The Board of Directors recommends a vote FOR the election of each of the following director nominees:
1. Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain
01 - Amy Banse	☐	☐	☐	05 - Esther Lee	☐	☐	☐	09 - Pamela Thomas-Graham	☐	☐	☐
02 - Richard H. Carmona	☐	☐	☐	06 - A.D. David Mackay	☐	☐	☐	10 - Carolyn M. Ticknor	☐	☐	☐
03 - Benno Dorer	☐	☐	☐	07 - Robert W. Matschullat	☐	☐	☐	11 - Russell Weiner	☐	☐	☐
04 - Spencer C. Fleischer	☐	☐	☐	08 - Matthew J. Shattock	☐	☐	☐	12 - Christopher J. Williams	☐	☐	☐

B	The Board of Directors recommends a vote FOR Proposal 2.
	For	Against	Abstain
2. Advisory Vote to Approve Executive Compensation.	☐	☐	☐

D	The Board of Directors recommends a vote FOR Proposal 4.
	For	Against	Abstain
4. Approval of the Amended and Restated Certificate of Incorporation to Eliminate the Supermajority Voting Provision.	☐	☐	☐

C	The Board of Directors recommends a vote FOR Proposal 3.
	For	Against	Abstain
3. Ratification of Independent Registered Public Accounting Firm.	☐	☐	☐

Dear Stockholders:

Attached is the proxy for The Clorox Company’s 2018 Annual Meeting of Stockholders (the “Annual Meeting”). It is important that you vote your shares. You may vote via telephone, the Internet or mail. If you wish to vote via telephone or the Internet, instructions are printed on this form. If you wish to vote by mail, please mark, sign, date and return the proxy using the enclosed envelope.

Only stockholders on the record date, September 17, 2018, or their legal proxy holders, may attend the Annual Meeting. To be admitted to the Annual Meeting, you must bring a current form of government-issued photo identification and proof that you owned Clorox common stock on the record date. Please see the “Attending the Annual Meeting” section of the proxy statement for further information.

Sincerely,
Angela C. Hilt
Vice President – Corporate Secretary
& Deputy General Counsel

Annual Meeting of Stockholders
● Meeting Date: November 14, 2018
● Check-In Time: 8:30 a.m. Pacific Time
● Meeting Time: 9:00 a.m. Pacific Time
● Meeting Location: the Company’s Oakland, CA, Offices, 1221 Broadway, Oakland, CA 94612

Please note that cameras, recording equipment and other electronic devices will not be allowed to be used in the meeting except for use by the Company. For your protection, briefcases, purses, packages, etc. may be inspected as you enter the meeting.

The Notice of Annual Meeting, Proxy Statement and 2018 Integrated Annual Report — Executive Summary are available at www.envisionreports.com/CLX.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

Proxy — The Clorox Company
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CLOROX COMPANY

ANNUAL MEETING OF STOCKHOLDERS — NOVEMBER 14, 2018

The stockholder(s) whose signature(s) appear(s) on the reverse side hereby appoint(s) Benno Dorer, Kevin Jacobsen and Laura Stein, and each of them individually, as proxies, each with full power of substitution, to vote as designated on the reverse side of this ballot, all of the shares of common stock of The Clorox Company that the stockholder(s) whose signature(s) appear(s) on the reverse side would be entitled to vote, if personally present, at the Annual Meeting of Stockholders to be held at 9:00 a.m., Pacific time on Wednesday, November 14, 2018, at the Company’s Oakland, CA, Offices, 1221 Broadway, Oakland, CA 94612 and any adjournment or postponement thereof. A majority of said proxies, including any substitutes, or if only one of them be present, then that one, may exercise all of the powers of said proxies hereunder.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE STOCKHOLDER(S). WHEN PROPERLY EXECUTED AND IF NO SUCH DIRECTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS, FOR PROPOSAL 2, FOR PROPOSAL 3 AND FOR PROPOSAL 4.

If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE.

(Items to be voted appear on reverse side)
E	Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

F	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below
Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title.
Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - F ON BOTH SIDES OF THIS CARD.